As Filed with the Securities and Exchange Commission on December 22, 2006
Registration No. 333-136138

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE FASHION HOUSE HOLDINGS, INC.
(Name of Small Business Issuer in its Charter)

Colorado	3140	33-1079781
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6310 San Vicente Blvd., #275 Los Angeles, California 90048-5499 (323) 939-3031	John Hanna President and Chief Executive Officer 6310 San Vicente Blvd., #275 Los Angeles, California 90048-5499 (323) 939-3031
(Address and telephone number of principal executive office and principal place of business)	(Name, Address and Telephone Number of Agent for Service)

Copy to
Katherine J. Blair, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
		Maximum		Maximum		Amount of
Title of Each Class of	Amount To Be	Offering Price		Aggregate		Registration
Securities To Be Registered	Registered (1)	Per Share		Offering Price		Fee
Common stock, no par value per share(3)	11,566,524	0.675	(2)	$7,807,404	(2)	$835
Common stock, no par value per share(4)	13,297,643	0.675	(2)	8,753,159	(2)	961
Common stock, no par value per share(4)	1,212,210	1.00	(5)	1,202,210	(5)	129
Common stock, no par value per share(4)	42,491	1.25	(5)	53,114	(5)	6
Total Registration Fee	26,108,868					$1,931 *

*	An SEC Registration Fee of $2,388 was previously paid.

(1)	In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the bid ($0.62) and ask ($0.73) prices reported on the OTC Bulletin Board on July 25, 2006.

(3)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in the prospectus or a prospectus supplement.

(4)	Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to the selling stockholders named in the prospectus or a prospectus supplement.

(5)	Calculated pursuant to Rule 457(g) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities And Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject To Completion, Dated December 22, 2006
26,108,868 SHARES COMMON STOCK
THE FASHION HOUSE HOLDINGS, INC.
This prospectus covers the resale by the selling stockholders of up to 26,108,868 shares of our common stock, no par value, which include:
•	8,014,732 shares of common stock issued pursuant to a private placement to investors;

•	1,800,000 shares held by shareholders that received the stock from affiliates;

•	1,006,344 shares of its common stock issued to two consultants in consideration of consulting services provided in connection with the acquisition of Fashion House by the Registrant;

•	724,448 shares of common stock issued pursuant to the conversion of certain bridge loans and accrued interest in the aggregate amount of $579,554 on August 19, 2005;

•	21,000 shares of common stock issued pursuant to an investor relations agreement;

•	4,007,366 shares of common stock underlying warrants issued to investors in conjunction with a private placement;

•	1,202,210 shares of common stock underlying warrants issued to the managing dealer in conjunction with a private placement, some of which have been transferred to others in conjunction with a private placement;

•	9,332,768 shares of common stock underlying warrants issued in conjunction with the issuance of bridge loans, the extension of bridge loans, credit enhancement agreements and certain filing and effectiveness damages.
This offering is not being underwritten. The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholders. See “Plan of Distribution.”
We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus. Our common stock and warrants are more fully described in the section of this prospectus entitled “Description of Securities.”
Our common stock is listed on the Over the Counter Bulletin Board under the symbol “FHHI.” On December 21, 2006, the closing price of the shares was $0.30 per share.
AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING AT PAGE 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December __, 2006.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.
     You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.
 i

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our consolidated financial statements and the related notes. With respect to this discussion, the terms “Fashion House,” “Company,” “we,” “us,” and “our” refer to The Fashion House Holdings, Inc. and our wholly-owned subsidiary, The Fashion House, Inc.
Our Company
Description of Business
We were incorporated in Colorado on April 22, 1986. Since our exchange reorganization, effective as of August 19, 2005, our principal business has been designing, developing and marketing women’s dress footwear with an emphasis on celebrity appeal, style, quality and fit. We target the moderate to premium-priced categories of the footwear industry in order to achieve strong gross margins. Our business centers on the licensing of recognized brand names. These brands include Richard Tyler Couture (a high fashion line), tyler, Richard Tyler (a bridge line), Oscar by Oscar de la Renta (a more affordable designer line), O Oscar by Oscar de la Renta (a dress casual line for the young and price conscious), Blass by Bill Blass (moderate priced casual), Bill Blass Couture (a high fashion line), Isaac Isaac Mizrahi line and a new Mizrahi couture brand. We sell over 100 different styles of designer footwear through independent retailers, specialty retailers and department stores. Our products appear in Aglie’s, Bloomingdales, Dillard’s, Federated, Macy’s (East and West), Nordstrom’s, Parisian’s, Pinque Palace, Rich’s and Saks Fifth Avenue, among others. We also sell shoes through the Victoria Secret Catalog and portals such as Zappos.com. We believe that this distribution strategy distinguishes us from footwear and apparel companies that supply the discount or mass merchant channels.
Our wholly-owned subsidiary, The Fashion House, Inc., was organized in Delaware on April 11, 2002. Our corporate offices are located at 6310 San Vicente Blvd., #275, Los Angeles, California 90048-5499. Our telephone number is (323) 939-3031. Our website address is http://www.thefashionhouseinc.com. Information contained in our website is not a part of this prospectus.
Completion of Share Exchange
On August 19, 2005, TDI Holding Corporation, a Colorado corporation (“TDI”) entered into a Reverse Share Exchange Agreement (the “Exchange Agreement”) with The Fashion House, Inc., a Delaware corporation and, John Hanna, Chris Wyatt and Martin Simone who were shareholders of 100% of the common stock of The Fashion House, Inc. (the “Fashion House Shareholders”), and closed the transaction on the same date (the “Share Exchange”). Pursuant to the Exchange Agreement, the Fashion House Shareholders transferred all of the shares of commons tock of The Fashion House, Inc., thereby making The Fashion House, Inc. a wholly-owned subsidiary of TDI, and TDI issued an aggregate of 14,114,200 shares of its common stock (on a post-reverse-split basis) to the Fashion House Shareholders, 1,800,000 shares of which were subsequently transferred. Furthermore, TDI amended its Articles of Incorporation effectuating a 21.8 to 1 reverse stock split with an effective date of August 29, 2005 and changed its corporate name to The Fashion House Holdings, Inc.
Furthermore, as of August 19, 2005, we had authorized the conversion of certain bridge loans and accrued interest in the aggregate amount of $579,554 to convert into shares of our common stock at a conversion price of $0.80 per share, for a total of approximately 724,443 shares of common stock (including interest).
Private Placement
Concurrent with the execution and closing of the Exchange Agreement, we completed the first closing in our sale of 2,523,750 shares of our common stock as part of a private placement offering (the “Private Placement”) to accredited investors with a minimum of $2,500,000. On May 1, 2006, the Company completed its Private Placement raising an aggregate of $8,014,732 with the issuance and sale of 8,014,732 shares of its common stock and warrants to purchase 4,007,366 shares of common stock at an exercise price of $1.25 per share. Brookstreet Securities Corporation (“BSC”) acted as the managing dealer in connection with the Private Placement. BSC received an aggregate of $1,042,210, which consists of a commission of 8% of the gross sales price of the shares sold, a non-accountable marketing allowance of 2%, and a non-accountable expense allowance of 3%. The Company also paid BSC’s expenses equaling an aggregate of $153,270, which consists of legal fees and other expenses. Furthermore, the Company issued to BSC warrants to purchase an aggregate of 1,202,210 shares of common stock. The warrants are immediately exercisable, expire five years from the date of issuance and have an exercise price of $1.00 per share, with a cashless exercise provision.

Warrant Issuances
In connection with obtaining certain financing and services, we have issued the following warrants:
•	Warrants to purchase 1,212,500 shares of our common stock at an exercise price of $0.60 per share issued in connection with bridge loans made to Fashion House by The Elevation Fund, LLC in the aggregate amount of $625,000 and additional warrants issued pursuant to obligations to include the shares underlying warrants on a registration statement.
•	A warrant to purchase 550,000 shares of our common stock at an exercise price of $0.80 per share, in consideration of a bridge loan made to Fashion House by American Microcap Investment Fund I, LLC in the amount of $550,000. An additional warrant to purchase 550,000 shares of our common stock at an exercise price of $1.00 per share in consideration of the extension of the outstanding bridge loan. In addition, up until June 30, 2006 when the obligation to issue additional warrants ceased, we were obligated to issue additional warrants to this lender due to certain unmet requirements in the loan agreement regarding filing a registration statement for the warrants and having that registration statement become effective. As of September 30, 2006, we have issued an aggregate of 715,000 additional warrants with an exercise price of $1.00 per share and 495,000 additional warrants with an exercise price of $1.25 per share for failure to file a registration statement.
•	A warrant to purchase 125,000 shares of our common stock at an exercise price of $0.80 per share in consideration of the bridge loan made to Fashion House by Diaz Management, Inc. in the aggregate amount of $125,000. An additional warrant to purchase 65,000 shares of our common stock at an exercise price of $0.80 per share in consideration of the extension of the outstanding bridge loan.
•	Warrants to purchase 400,000 shares of our common stock at an exercise price of $1.00 per share, in consideration of bridge loans made to Fashion House by various investors in the aggregate amount of $800,000.
•	A warrant to purchase 62,500 shares of our common stock at an exercise price of $0.80 per share in consideration of the bridge loan made to Fashion House by Battersea Capital, Inc. in the aggregate amount of $125,000 and a warrant to purchase 60,000 shares at an exercise price of $1.00 per share in consideration of another bridge loan in the aggregate amount of $300,000.
•	Warrants to purchase the following shares of common stock: (i) 20,302 shares at an exercise price of $1.16 per share; (ii) 59,369 shares at an exercise price of $0.62 per share; (iii) 18,097 shares at an exercise price of $0.56 per share; and (iv) 9,000,000 shares at an exercise price of $0.40 per share. All of the warrants were issued to Westrec Capital Partners, LP in connection with agreements to provide credit enhancement.

The Offering

Common stock offered by selling stockholders	26,108,868 shares(1)

Common stock outstanding	24,887,068 shares(2)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

OTC Bulletin Board	Our shares are listed on the OTC Bulletin Board under the symbol “FHHI.”

Terms of the Offering	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude when all of the 26,108,868 shares of common stock have been sold, registration is no longer required to sell the shares or we decide to terminate the registration of the shares.

(1)	Represents (i) 8,014,732 shares of common stock issued pursuant to a private placement to investors; (ii) 1,006,344 shares of its common stock issued to two consultants in consideration of consulting services provided in connection with the acquisition of Fashion House by the Registrant; (iii) 724,448 shares of common stock issued pursuant to the conversion of certain bridge loans and accrued interest in the aggregate amount of $579,554 on August 19, 2005; (iv) 1,800,000 shares of common stock held by shareholders that received the stock from affiliates; (v) 21,000 shares of common stock issued pursuant to an investor relations agreement (vi) 4,007,366 shares of common stock underlying warrants issued to investors in conjunction with a private placement; (vii) 1,202,210 shares of common stock underlying warrants issued to the managing dealer in conjunction with a private placement; and (viii) 9,332,768 shares of common stock underlying warrants issued in conjunction with the conversion of bridge loans, the issuance of other bridge loans, the extension of bridge loans, credit enhancement agreements and certain filing and effectiveness damages.

(2)	Excludes (i) 18,097 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $.056 per share; (ii) 1,212,500 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $0.60 per share; (iii) 59,369 shares of common stock issued upon the exercise of warrants outstanding, at an exercise price of $0.62 per share; (iv) 9,000,000 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $0.40 per share; (v) 802,500 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $0.80 per share; (vi) 2,927,210 shares of common stock to be issued upon exercise of warrants outstanding, at an exercise price of $1.00 per share; and (vii) 20,302 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $1.16 per share; and (viii) 4,502,366 shares of common stock to be issued upon exercise of warrants outstanding, at an exercise price of $1.25 per share.

Summary Financial Data
The following tables summarize the consolidated statements of operations and balance sheet data for our business and should be read together with the section of this prospectus captioned “Management’s Discussion And Analysis” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Nine months ended September 30,		Year ended December 31,
	2006	2005	2005	2004
	(unaudited)
Consolidated Statements of Operations Data:
Net sales	$5,942,948	$1,202,192	$1,644,474	$4,676,528
Cost of Sales	4,369,699	1,096,169	1,388,320	2,710,165

Gross profit	1,573,249	106,023	256,154	1,966,363

Operating expenses:
Selling, general and administrative	4,451,160	2,168,444	3,690,885	2,140,602
Payroll and related	1,882,862	756,034	1,214,604	416,570
Royalties	531,272	421,563	432,500	367,014

Total operating expenses	6,865,294	3,346,041	5,337,989	2,924,186

Loss from operations	(5,292,045)	(3,240,018)	(5,081,835)	(957,823)

Other income (expense):
Other income	680	—	—	—
Gain on sale of license	—	—	—	1,350,000
Interest expense	(3,599,092)	(1,122,410)	(1,688,408)	(84,406)
Gain or settlement of penalty warrants	276,000	—	—)	—
Change in fair value of derivative liabilities	1,731,000	—	(216,000)	—

Total other expense, net	(1,591,404)	(1,122,410)	(1,904,408)	(1,265,594)

Loss (income) before income taxes	(6,883,449)	(4,362,428)	(6,986,244)	307,771
Income taxes	800	—	800	800

Net loss (income)	$(6,884,249)	$(4,362,428)	$(6,987,044)	$306,971

Basic and diluted net loss (income) per share	$(0.29)	$(0.29)	$(0.43)	$0.02

Weighted average shares outstanding — basic and diluted	23,555,191	14,826,416	16,194,174	13,185,674

	September 30,	December 31,
	2006	2005
	(unaudited)
Consolidated Balance Sheet Data:
Cash	$355,963	$76,680

Property and equipment, net	$495,113	$350,350

Total assets	$5,313,296	$1,137,738

Notes payable to stockholder	$981,000	$981,000

Warrant liabilities	588,000	904,000

Total liabilities	$8,978,298	$3,809,003

Accumulated deficit	$(15,156,703)	$(8,272,454)

Total liabilities and stockholders’ deficit	$5,313,296	$1,137,738

RISK FACTORS
Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The trading price of our common stock could decline due to any of these risks, and an investor may lose all or part of his or her investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This prospectus also contains forward-looking statements that involve risks and uncertainties.
RISKS RELATED TO OUR BUSINESS
We, through our wholly-owned subsidiary, have incurred significant operating losses since inception in April 1986 that raise doubts about our ability to continue as a going concern, and if we do not achieve profitability you may lose your entire investment.
We require additional financing to sustain our operations and without it we may not be able to continue operations.
We have no committed sources of additional capital. For the foreseeable future, we intend to fund our operations and capital expenditures from limited cash flow from operations, our cash on hand and the net proceeds from the private placement. We presently expect that we will have to raise additional funds in the near future to continue our operations, pursue business opportunities, such as expansion, acquisitions of complementary businesses or the development of new products or services, to react to unforeseen difficulties or to respond to competitive pressures. We cannot assure you that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our current products, license new products or enhance our products and services, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of your shares.
If we choose to raise additional funds through the issuance of equity securities, you may experience significant dilution of your ownership interest, and holders of the additional equity securities may have rights senior to those of the holders of our common stock.
We have limited operating history on which potential investors may evaluate our operations and prospects for profitable operations.
We have limited operating history on which a potential investor may base an evaluation of us and our prospects. We have had net operating losses each year since inception. The Company may encounter unanticipated, unusual, or unexpected risks and problems, which could adversely affect our operations, revenue, and ability to obtain a profit.
We plan to grow rapidly, which will place strains on our management team and other company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to train and manage the personnel necessary to implement those functions.
Our inability to manage our growth could impede our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business.
Our strategy envisions growing our business by growing sales of our existing brands, acquiring licenses for new brands, acquiring footwear and apparel companies that complement our existing brands and expanding our internet and catalog sales.
If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. This expansion and these expanded relationships will require us to significantly improve and/or replace our existing managerial, operational and financial systems, procedures and controls, to improve the coordination between our various corporate functions, and to manage, train, motivate and maintain a growing employee base. Our performance and profitability will depend on the ability of our officers and key employees to: manage our business as a cohesive enterprise; manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures; add internal capacity, facilities and third-party sourcing arrangements.
We are also dependent for our success on our ability to attract and retain technical personnel, sales and marketing personnel and other skilled management. Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel.
Failure to attract and retain necessary technical personnel, sales and marketing personnel and skilled management could adversely affect our business. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.
Our future success depends on our ability to respond to changing consumer demands, identify and interpret fashion trends and successfully market new products.
The footwear industry is subject to rapidly changing consumer demands and fashion trends. Accordingly, we must identify and interpret fashion trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial product development and marketing efforts and expenditures. If we do not continue to meet changing consumer demands and develop successful styles in the future, our growth and profitability will be negatively impacted. We frequently make decisions about product designs and marketing expenditures several months in advance of the time when consumer acceptance can be determined. If we fail to anticipate, identify or react appropriately to changes in styles and trends or are not successful in marketing new products, we could experience excess inventories, higher than normal markdowns or an inability to profitably sell our products. Because of these risks, a number of companies in the footwear industry specifically, and others in the fashion and apparel industry in general, have experienced periods of rapid growth in revenues and earnings and thereafter periods of declining sales and losses, which in some cases have resulted in companies in these industries ceasing to do business. Similarly, these risks could have a severe negative effect on our results of operations or financial condition.
As a company in the early stage of development with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.
Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Since our exchange reorganization and merger, effective as of August 19, 2005, we have involved in the designing, developing and marketing of women’s dress footwear. Although management believes that our footwear products have significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.
We have an accumulated deficit of $15,156,703 as of September 30, 2006 and have received an opinion from our independent registered public accounting firm regarding our ability to continue as a going concern, and we may never achieve profitability.
We have incurred significant net losses for the past few years, including a net loss of $6,884,249 in the first nine months of 2006. As of September 30, 2006, we had an accumulated deficit of $15,156,703. These losses have resulted principally from expenses incurred for selling, general and administrative, payroll, minimum royalty payments and interest. To date, we have not yet generated significant recurring revenues. Our limited 2006 revenues that derive from sales of tyler brand and the limited revenues that we may receive from sales of our other brands have not been and will not continue to be sufficient to sustain our operations. We anticipate that we will continue to incur substantial operating losses based on projected sales revenues less manufacturing, general and administrative and other operating costs for an indefinite period of time. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future, notwithstanding any anticipated revenues we may receive when our products are introduced to markets, due to the significant costs associated with the development and marketing of our products. No assurances can be given when we will ever be profitable.
Our independent registered public accounting firm has added an explanatory paragraph to its report issued in connection with the financial statements for each of the years ended December 31, 2005 and 2004 relative to the substantial doubt about our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We may require additional financing to sustain our operations and without it we may not be able to continue operations.
At September 30, 2006, we had cash on hand of $355,963 and negative cash flow from operations of $7,179,035 for the nine months then ended. We will need additional funds to continue our operations, and such additional funds may not be available when required. Our inability to raise additional working capital at all or to raise it in a timely manner would negatively impact our ability to fund our operations, to generate revenues, and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business. We have no committed sources of additional capital. For the foreseeable future, we intend to fund our operations and capital expenditures from limited cash flow from operations, our cash on hand and equity and debt financings. If our capital resources are insufficient, we will have to raise additional funds. We may need additional funds to continue our operations, pursue business opportunities (such as expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures. We cannot assure you that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our current products, license new products or enhance our products and services, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of your shares. If we choose to raise additional funds through the issuance of equity securities, you may experience significant dilution of your ownership interest, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.
Our continued operations depend on current fashion trends. If our products and design do not continue to be fashionable, our business could be adversely affected.
The novelty and the design of our footwear are important to our success and competitive position, and the inability to continue to develop and offer such unique products to our customers could harm our business. We cannot be certain that designer footwear will continue to be fashionable. Should the trend steer away from designer footwear, sales could decrease and our business could be adversely affected. In addition, there are no assurances that our future designs will be successful, and any unsuccessful designs could adversely affect our business.
Our business could suffer if we need to add or replace manufacturers.
Although we design and market our products, we outsource manufacturing to third party manufacturers. Outsourcing the manufacturing component of our business is common in the footwear industry and we compete with other companies for the production capacity of our manufacturers. Because we are a small enterprise and many of the companies with which we compete have greater financial and other resources than we have, they may have an advantage in the competition for production capacity. We currently outsource our production to only two manufacturers. If we experience a significant increase in demand, or if we need to replace any of the manufacturers that we currently use, we may have to expand our third party manufacturing capacity. We cannot be assured that this capacity will be available to us, or that if available it will be available on terms that are acceptable to us. If we cannot produce a sufficient quantity of our products to meet demand or delivery schedules, our customers might reduce demand, reduce the purchase price they are willing to pay for our products or replace our product with the product of a competitor, any of which could have a material adverse effect on our financial condition and operations.
Our business could suffer from the financial instability of our customers.
We sell our products primarily to retail and distribution companies in the United States on open account with 30 to 45 day payment terms. In foreign markets, we try to obtain a letter of credit or wire transfer upon shipment, but these arrangements are not always possible. Financial difficulties with a customer could result in serious losses for our company.
If our competitors misappropriate our proprietary know-how and trade secrets, it could have a material adverse affect on our business.
We depend heavily on the design expertise of our design team. If any of our competitors copies or otherwise gains access to or develops similar products independently, we might not be able to compete as effectively. The measures we take to protect our designs may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.
We depend on key personnel in a competitive market for skilled employees, and failure to retain and attract qualified personnel could substantially harm our business.
We rely to a substantial extent on the management, marketing and product development skills of our key employees, particularly John Hanna, our co-founder and chief executive officer, Thomas Anzures, our Vice-President of Sales, and Christopher Wyatt, our Director of Marketing to formulate and implement our business plan. Our success depends to a significant extent upon our ability to retain and attract key personnel. Competition for employees can be intense in the footwear industry and the process of locating key personnel with the right combination of skills is often lengthy. The loss of the services of our key personnel may significantly delay or prevent the achievement of our business goals and could have a material adverse effect on us.
Our business and the success of our products could be harmed if we are unable to maintain their brand image.
Our success is dependent in large part to the strength of the brand names we license. If we are unable to timely and appropriately respond to changing consumer demand, the brand name and brand image we license may be impaired. Even if we react appropriately to changes in consumer preferences, consumers may consider those brand images to be outdated or associate those brands with styles of footwear that are no longer popular. In the past, several footwear companies, including ours, have experienced periods of rapid growth in revenues and earnings followed by periods of declining sales and losses. Our business may be similarly affected in the future.
Our business could be harmed if we fail to maintain proper inventory levels.
We place orders with our manufacturers for some of our products prior to the time we receive all of our customers’ orders. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. We also maintain an inventory of certain products that we anticipate will be in greater demand. However, we may be unable to sell the products we have ordered in advance from manufacturers or that we have in our inventory. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer and distributor relationships, and diminish brand loyalty.
Competition in the footwear industry is fierce.
The fashionable footwear industry is highly competitive and barriers to entry are low. Our competitors include specialty companies as well as companies with diversified product lines. The recent substantial growth in the sales of fashionable footwear has encouraged the entry of many new competitors and increased competition from established companies. A number of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to better withstand periodic downturns in the footwear industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which we compete, further increasing competition in the footwear industry. We believe that our ability to compete successfully depends on a number of factors, including the strength of our licensors’ brand names, effective advertising and marketing, fashionable styling, high quality and value are the most important competitive factors and plans to employ these elements as it develops its products, but there are many other factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common shares.

Our operating results could be negatively impacted by our sales concentration in any one brand.
If any one brand or group of similar lifestyles of our footwear (evening wear, day wear, city wear, sport wear) were to represent a substantial portion of our net sales, we could be exposed to risk should consumer demand for such brand or lifestyle decrease in subsequent periods. We are attempting to hedge this risk by increasing our range of brands and for each brand a broad range of lifestyle products (evening wear, day wear, city wear, sport wear). In 2005, our sales were limited to the Richard Tyler lines. Although we are working to obtain product for our newly acquired licenses, our sales in 2006 are for Richard Tyler line and the “O” Oscar line. Future fluctuations in sales of any given style that represents a significant portion of our future net sales could have a negative impact on our operating results.
We may lose our exclusive licenses if we do not have sufficient funds to pay the minimum required royalties.
Our exclusive license agreements for the richard tyler and oscar de la renta, bill blass and issac mizrahi trademarks each require certain minimum royalty payments. Failure to make such payments would be a default under the license agreements, allowing the designer to terminate the license. If we are unable to generate sufficient funds from operations, or otherwise raise adequate capital to make such payments, we could lose these licenses which would have a material adverse affect on our business.
Our business model is dependent on our ability to secure and maintain licenses from major, well-known designers.
Our business strategy is to approach well-known designers of lifestyle products (i.e., apparel and related accessories) and license the rights to provide footwear under the designer’s brand. If we are unable to maintain our existing licenses, or obtain additional licenses, our business plan would be significantly impaired.
Our international manufacturing operations are subject to the risks of doing business abroad, which could affect our ability to manufacture our products in international markets, obtain products from foreign suppliers or control the costs of our products.
Substantially all of our net sales during 2005 and second quarter 2006 were derived from sales of footwear manufactured in foreign countries, with most manufactured in China and we have begun to manufacture certain couture lines in Italy and Brazil in 2006. Foreign manufacturing is subject to a number of risks, including:
- political and social unrest, including our military presence in Iraq;
- changing economic conditions;
- currency exchange rate fluctuations;
- international political tension and terrorism;
- work stoppages;
- electrical shortages;
- transportation delays;
- loss or damage to products in transit;
- expropriation;
- nationalization;
- the imposition of tariffs and trade duties both international and domestically;
- import and export controls and other non-tariff barriers;
- exposure to different legal standards (particularly with respect to intellectual property);
- compliance with foreign laws; and
- changes in domestic and foreign governmental policies.
In particular, because most of our products are manufactured in China, adverse change in trade or political relations with China or political instability in China would severely interfere with the manufacture of our products and would materially adversely affect our operations. Foreign manufacturers, especially in China may be more susceptible to electrical shortages than U.S. manufacturers, which may cause them, in some cases, to shut down production at least one day a week. These electrical shortages may extend the production time necessary to produce our orders, and there may be circumstances in the future where we may have to incur premium freight charges to expedite product to our customers. If we incur a significant amount of premium charges to airfreight product for our customers, our gross profit will be negatively affected if we are unable to collect those charges.
In addition, if we, or our foreign manufacturers, violate United States or foreign laws or regulations, we may be subject to extra duties, significant monetary penalties, the seizure and the forfeiture of the products we are attempting to import or the loss of our import privileges. Possible violations of United States or foreign laws or regulations could include inadequate record keeping of our imported products, misstatements or errors as to the origin, quota category, classification, marketing or valuation of our imported products, fraudulent visas or labor violations. The effects of these factors could render our conduct of business in a particular country undesirable or impractical and have a negative impact on our operating results.
Our business could be harmed if our contract manufacturers or suppliers violate labor or other laws.
We require our independent contract manufacturers and suppliers to operate in compliance with applicable United States and foreign laws and regulations. Manufacturers are required to certify that neither convicted, forced or indentured labor (as defined under United States law) nor child labor, as defined by the manufacturer’s country, is used in the production process, that compensation is paid in accordance with local law and that their factories are in compliance with local safety regulations. Although we promote ethical business practices, we do not control them or their labor practices. If one of our independent contract manufacturers or suppliers violates labor or other laws or diverges from those labor practices generally accepted as ethical in the United States, it could result in adverse publicity for us, damage our reputation in the United States or render our conduct of business in a particular foreign country undesirable or impractical, any of which could harm our business.
Foreign currency fluctuations could adversely affect our profitability.
We generally sell our products in U.S. dollars. However, we source substantially all of our products overseas and the cost of these products may be affected by changes in the value of the relevant currencies. Changes in currency exchange rates may also affect the relative prices at which we and foreign competitors sell products in the same market. There can be no assurance that foreign currency fluctuations will not have a material adverse impact on our business, financial condition and results of operations.
We experience seasonal and quarterly fluctuations in demand for our products.
Our quarterly results may fluctuate quarter to quarter as a result of the timing of holidays, weather, the timing of larger shipments of footwear, market acceptance of our products, the mix, pricing and presentation of the products offered and sold, the hiring and training of additional personnel, the timing of inventory write downs, the cost of materials, the incurrence of other operating costs and factors beyond our control, such as general economic conditions and actions of competitors. Accordingly, the results of operations in any quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.
RISKS RELATED TO OWNERSHIP OF OUR SECURITIES
There is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.
Although our common stock is quoted on the OTC Bulletin Board, it has only recently traded and is very thinly traded. As such, a regular trading market for the securities does not yet exist and may not exist or be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD’s automated quotation system (the “NASDAQ Stock Market”). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:
•	the issuance of new equity securities pursuant to past and future offerings;

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	change in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of our company; and

•	general economic and other national conditions.
Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.
We have filed a registration statement with the Securities and Exchange Commission to register securities issued in connection with the Share Exchange, the Private Placement, exercise of various warrants and other issuances covering the subsequent resale by shareholder of an aggregate of 11,566,524 shares of common stock and 14,212,344 shares that have been or may be acquired upon the exercise of warrants. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.
Our common stock is considered a “penny stock” and may be difficult to sell.
Our common stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) it is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.
Additionally, Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.
Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.
We are controlled by our principal stockholders, executive officers and directors, and as a result, the trading price for our shares may be depressed and these stockholders can take actions that may be adverse to your interests.
Two of our directors and officers, John Hanna and Christopher Wyatt together own approximately 48.4% of our common stock as of December 22, 2006. These stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the affect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in companies with controlling stockholders.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.
Our internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.
Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.
Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting beginning in fiscal 2007, and attestation of our assessment by our independent registered public accounting firm beginning in fiscal 2008. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accounting firm are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.
We do not foresee paying cash dividends in the foreseeable future.
We have not paid cash dividends on our stock and do not plan to pay cash dividends on our common stock in the future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our company at or above the price you paid for them.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” contains forward-looking statements.
Forward-looking statements include, but are not limited to, statements about:
o	our lack of capital and whether or not we will be able to raise capital when we need it;

o	our ability to design, market and manufacture our future products; and
o	our ability to protect our intellectual property rights and operate our business without infringing upon the intellectual property rights of others.
These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “potential,” “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933 provides any protection for statements made in this prospectus.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Since August 29, 2005, our common stock has been approved for quotation on the Over-the-Counter Bulleting Board under the trading symbol “FHHI.” Prior to our Share Exchange, our shares were quoted on the OTC Bulletin Board under the symbol “TDIH” through August 26, 2005. The following table sets forth the high and low bid quotation for our common stock, adjusted to reflect the reverse split on a 21.8 to one basis, as reported by the National Daily
Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	2004
	High	Low
Quarter ended:
March 30, 2004	$0.04	$0.02
June 30, 2004	$0.03	$0.02
September 30, 2004	$0.03	$0.01
December 31, 2004	$0.07	$0.01

	2005
	High	Low
Quarter ended:
March 30, 2005	$0.07	$0.03
June 30, 2005	$0.04	$0.01
September 30, 2005(1)	$1.45	$0.70
December 31, 2005	$1.25	$0.70

	2006
	High	Low
Quarter ended:
March 30, 2006	$2.20	$0.75
June 30, 2006	$1.90	$0.60
September 30, 2006	$0.65	$0.18

(1)	August 29, 2005 was the first trading date of FHHI after completion of the Share Exchange.
As of December 21, 2006, we had approximately 488 shareholders of record, not including persons who hold their shares through a nominee. The closing sales price of our common stock on December 21, 2006 was $0.30, as reported on the Over-the-Counter Bulletin Board.
The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.
We also have outstanding warrants. As of December 21, 2006, these warrants, if exercised, would permit shareholders to purchase an additional 18,542,344 shares of our common stock. After this offering, assuming cash exercise of all warrants including in this prospectus, we will have 39,429,412 shares of common stock outstanding.
Dividends
We have never declared or paid dividends on our common stock. We intend to retain earnings, if any, for the operation and expansion of our business, and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.
USE OF PROCEEDS
We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares offered hereby will be for the account of the selling stockholders, as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” However, we may receive up to $13,245,161 upon cash exercise of warrants, the underlying shares of which are included hereunder. If received, such funds will be used for general corporate purposes, including working capital requirements. With the exception of any brokerage fees and commission which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $100,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.
DESCRIPTION OF BUSINESS
History And Development Of The Company
We were originally incorporated in Colorado as Kimbell – Decar Corporation on April 22, 1986. Kimbell – Décar’s principal purpose was importation of men’s and ladies clothing and related products and accessories for wholesale purchasers in the United States. Kimbell – Décar Corporation had not realized any revenue from its initial business plan and had incurred a substantial working capital deficit. The business failed in 1990 and Kimbell – Decar Corporation was inactive beginning in 1990. At that time, Kimbell – Décar Corporation had nominal business activities and could be considered a “shell company.”

On March 31, 2000, Kimbell – Decar Corporation and YGCD Assets, Inc., a Colorado corporation, entered into a Share Exchange Agreement. As a result of the share exchange, effective as of April 20, 2000, Kimbell – Decar Corporation acquired 100% of the issued and outstanding shares of YGCD Assets, Inc. in exchange for approximately 12,113,489 shares of Kimbell – Decar Corporation’s common stock, and the cancellation of 2,400,000 shares. The shares of Kimbell – Decar Corporation’s common stock acquired by the shareholders of YGCD Assets, Inc. represented approximately 96% of Kimbell – Decar Corporation’s common stock issued and outstanding after the consummation of the exchange. On April 20, 2000, Kimbell – Decar Corporation changed its name to TangibleData, Inc. Its purpose was to develop and provide services that help businesses publish, archive and distribute data on recordable compact discs.
TangibleData, Inc. entered into a Purchase and Sale Agreement of the assets of TangibleData, Inc., dated September 5, 2002, with Willette Acquisition Corp. d/b/a “Allied Vaughn,” a Minnesota corporation, its executive officers and certain shareholders. On October 22, 2002, TangibleData, Inc. completed the sale of all of the assets related to its business of duplicating optical disks and the development of the related technology, which constituted substantially all of the assets of TangibleData, Inc., pursuant to the terms of the Purchase Agreement. TangibleData, Inc. changed its name to TDI Holding Corporation on October 24, 2002. As a result of the sale or substantially all of its assets in October 2002, TDI Holding Corporation became inactive and stated that it may seek out and pursue a business combination transaction with an existing private business enterprise that might have a desire to take advantage of its status as a public corporation. At that time, TDI Holding Corporation had nominal business activities and could be considered a “shell company.”
On August 19, 2005, TDI Holding Corporation, a Colorado corporation (“TDI”) entered into a Reverse Share Exchange Agreement (the “Exchange Agreement”) with The Fashion House, Inc., a Delaware corporation and, John Hanna, Chris Wyatt and Martin Simone who were shareholders of 100% of the common stock of The Fashion House, Inc. (the “Fashion House Shareholders”), and closed the transaction on the same date (the “Share Exchange”). Pursuant to the Exchange Agreement, the Fashion House Shareholders transferred all of the shares of commons tock of The Fashion House, Inc., thereby making The Fashion House, Inc. a wholly-owned subsidiary of TDI, and TDI issued an aggregate of 14,114,200 shares of its common stock (on a post-reverse-split basis) to the Fashion House Shareholders. Furthermore, TDI amended its Articles of Incorporation effectuating a 21.8 to 1 reverse stock split with an effective date of August 29, 2005 and changed its corporate name to The Fashion House Holdings, Inc.
The exchange reorganization allowed The Fashion House, Inc to become a wholly-owned subsidiary of TDI Holding Corporation, a publicly held shell company, without having to pursue the traditional registration process. From and after the closing of the reorganization, our principal asset became, and continues to be, The Fashion House, Inc.
Our Business
Since our exchange reorganization, effective as of August 19, 2005, our principal business has been designing, developing and marketing women’s dress footwear with an emphasis on celebrity appeal, style, quality and fit. We target the moderate to premium-priced categories of the footwear industry in order to achieve strong gross margins. Our business centers on the licensing of recognized brand names. Our licensed brands include Richard Tyler Couture (a high fashion line) tyler, Richard Tyler (a bridge line), Oscar by Oscar de la Renta (a more affordable designer line) and O Oscar by Oscar de la Renta (a dress casual line for the young and price conscious). In the first quarter of 2006, we signed an exclusive worldwide licensing agreement with Bill Blass Limited for the brands Bill Blass Couture and Blass by Bill Blass. Also, in the first quarter of 2006, we signed an exclusive licensing agreement with designer Isaac Mizrahi for the currently available brand Isaac Isaac Mizrahi brand and a new couture brand. We sell over 100 different styles of designer footwear through independent retailers, specialty retailers and department stores. Our products appear in Aglie’s, Bloomingdales, Dillard’s, Federated, Macy’s (East and West), Nordstrom’s, Parisian’s, Pinque Palace, Rich’s and Saks Fifth Avenue, among others. We also sell shoes through the Victoria Secret Catalog and portals such as Zappos.com. We believe that our distribution strategy distinguishes us from footwear and apparel companies that supply the discount or mass merchant channels.
Industry Overview
According to Shoe Stats 2004, a compilation prepared by the American Apparel and Footwear Association, U.S. footwear consumption in 2003 surpassed 2 billion pairs for the first time ever. Based on the U.S. Census Bureau’s 2003 population estimate of 290,809,777 people, 6.9 pairs of shoes were purchased by every man, woman and child in the United States in 2003. In 2003, imports accounted for 98.0% of the market, or 1.97 billion pairs, and U.S. production amounted to 2.0%, or only 39.8 million pairs. The trend toward importation is well established. In 1968, imports represented 21.4% of the total market. By 1995, the share of imports had increased to 86.5%. According to the same study, it took 25 years for U.S. shoe consumption to rise from 1 billion to 2 billion pairs.
Footwear composition is generally categorized as non-rubber and rubber. U.S. consumption of non-rubber shoes in 2003 totaled 1.68 billion pairs, or 83.8% of all footwear purchases. Total sales of rubber shoes represented 324.5 million pairs, or 16.2% of new purchases. In the non-rubber category, where we are positioned, the 1.68 billion pairs purchased in 2003 are broken down as follows: Men’s (226 million); Men’s Work (34.6 million); Women’s (735.7 million); Juveniles’ (251.7 million); Athletic (345.3 million); Slippers (88.4 million); and Others (9.6 million). Of all shoes purchased in the United States in 2003, according to the American Apparel and Footwear Association, 80.5%, or 1.6 billion pairs, were manufactured in China.
The ratio of purchases of women’s non-rubber shoes to men’s non-rubber shoes is approximately 2.82 to 1.0, or 735.7 million pairs versus 260.2 million pairs. And, according to figures from Mediamark Research Inc., a New York City-based market research firm, nearly 8 in 10 women (79%) say they are the principal shopper in their household.
According to the U.S. Department of Commerce, Bureau of Economic Analysis, total footwear expenditures were $50.7 billion in 2003, which represented a 2.8% increase over 2002’s $49.3 billion. The women’s dress footwear segment of the market generated $3 billion in retail sales in 2004, a 26% increase over 2003 (source: The NDP Group). The Bureau of Economic Analysis also estimates that in 2003, footwear accounted for 0.65% of personal consumption expenditures, 2.30% of non-durable goods purchases, and 16.50% of wardrobe (clothing and shoe) purchases. Footwear retail prices fell 6.6% between 1998 and 2003, while overall retail prices rose 12.9% during the same period. This trend is even more evident when viewing a longer span of time. The Consumer Price Index (CPI) registered 184.0 in 2003, versus a base of 100.0 for 1982-1984. By comparison, the Footwear Price Index registered only 119.6 in 2003.
Consumers buy apparel and footwear from a variety of retail outlets. In 2002, discount stores accounted for 31% of apparel sales; specialty stores, 25%; department stores, 19%; and national chains, 16%, according to data from NDP Group. The remaining 9% was sold through mail order, the Internet, factory outlets, and other means.
The women’s dress footwear market is comprised of various categories, based upon retail price points. The categories are: 1) “Couture” or “Collection,” which is the top of the line and retails for $300 or more; 2) “Bridge,” which has a designer look but is less expensive, from $99 to $139; 3) “Moderate,” in the price range of $69 to $89; and 4) “Mass Merchant,” which retails for under $69. Most of the large department stores have centralized purchasing for couture, salon, bridge and moderate lines, and a different buyer oversees each distinct category. Away from the larger stores, shoe lines are often classified as “couture,” and “bridge,” which includes both bridge and moderate.
Fashion Trends
Footwear companies must continually introduce new products. According to Chris M. Abess, Deloitte Consulting LLP, in an article entitled “The Footwear Industry: Stepping into the Future,” the footwear industry is experiencing an accelerating trend toward the fragmentation and specialization of offerings. In the recent past, a consumer owned a few pairs of shoes, some for exercising and others for work or fashion. But today’s consumer demands specialized options for footwear. For most, workplace attire has shifted from the predictable to the eclectic, requiring more footwear. There are more opportunities to wear variety and consumers are buying footwear for specific events and to make shorter-lived pop culture statements.
According to the same article, consumers will demand newer, fresher, more innovative and option-rich footwear in greater numbers. Innovation is a ticket to entry for competing in the footwear market. Putting together a creative combination of elements that establish image, quality, variety and pricing makes the difference between brands that succeed and fail. Successful companies integrate innovation into the cores of their businesses. In the footwear industry, being quick to market, staying relevant and executing well are three key challenges.
Our design committee performs extensive market research on fashion and footwear trends before designing shoe lines for the next season. Our designers feel that there is a domestic apparel trend under way in which women’s fashion is becoming less conservative and more influenced by the “gypsy” look and feel. In addition, there is a trend toward flats and lower heels, and away from higher heels. We believe these apparel and footwear trends will continue over the near to intermediate term, and that integral to these trends are material types, patterns and colors. This season will be dominated by beige, red, yellow and green.

Brand Licensing Practices
We have entered into exclusive licensing agreements with designer brands Richard Tyler Couture, tyler. Richard Tyler, Oscar by Oscar de la Renta, and O Oscar by Oscar de la Renta. In the first quarter of 2006, we signed an exclusive worldwide licensing agreement with Bill Blass Limited for the brands Bill Blass Couture and Blass by Bill Blass and we signed an exclusive licensing agreement with designer Isaac Mizrahi for the currently available brand Isaac Isaac Mizrahi brand and a new couture brand. Each of our brand managers is responsible for the product development, marketing, sales growth and profitability of his or her brand. The licenses generally provide for payment of royalties based upon sales.
Oscar License
Our license agreement with Oscar de la Renta, Ltd. was entered into as of January 24, 2005, and grants us certain exclusive licensing rights in the O Oscar and Oscar by Oscar de la Renta trademark logos. The Oscar license grants us an exclusive license to use designs, patterns, sketches, colors, materials, fabrics, quality and packaging, and the construction/manufacturing standards embodied therein, with respect to women’s footwear of all kinds and either furnished or approved by Oscar de la Renta, Ltd., bearing the Oscar trademarks. The Oscar license also grants us an exclusive license to use the Oscar trademarks for the manufacturing, sourcing, advertising, promotion, sale and distribution of women’s footwear of all kinds (as approved by Oscar de la Renta, Ltd.). The Oscar License is limited to the United States (excluding duty-free or tax-free shops, diplomatic or consular sales, airline supplies, or ship’s stores). The license expires on June 30, 2010, with two renewal terms of 3 years each subject to not-defaulting on the agreement and satisfying certain minimum net sales requirements. The Oscar license also grants us certain rights of first refusal with respect to use of the Oscar trademarks on women’s footwear of all kinds outside of the United States. In exchange, we have certain obligations to market and sell women’s footwear bearing the Oscar trademarks. We are required to pay royalties equal to 8% of net sales, with minimum required royalty payments starting at $140,000 and increasing each year up to $1,000,000.
Tyler License
We entered into two separate license agreements with Tyler Trafficante Inc., each as of November 27, 2002, which grant us certain exclusive licensing rights in the trademarks “tyler.” and “Richard Tyler Couture”. The Tyler licenses grant us an exclusive license to place the Tyler trademarks on women’s shoes and boots, including fashion sports shoes (but not athletic shoes). The Tyler licenses also grant us an exclusive license to use the Tyler trademarks in the broadest sense of publication, that is any visual and aural form which to the average person would indicate that the women’s shoes and boots are associated with the Tyler trademarks, including but not limited to, print media, labels, tags, point of sale and showroom displays, signage, packaging, stationery, business cards and forms, and electronic media. The Tyler licenses are exclusive worldwide, except for Japan which is currently non-exclusive. The licenses expire on November 27, 2007, with a two-year renewal option. We have certain obligations to exploit the Tyler trademarks on women’s shoes and boots and to achieve certain minimum net sales volumes each year. We are required to pay royalties equal to 7% of net sales (or 3% with respect to close-out sales), with aggregate minimum required royalty payments starting at $87,500 and increasing each year up to $534,000 annually.
Blass License
We entered into two worldwide (other than Japan) licensing agreements with Bill Blass Limited to design, manufacture and distribute women’s footwear under the brand names Blass by Bill Blass and Bill Blass Couture.
The Bill Blass Couture will retail at price points starting at $500 and target upscale women who invest in their wardrobes. Blass by Bill Blass will be a secondary collection and be targeted at a broader audience. Both the Bill Blass Couture and the Blass by Bill Blass brands were launched in February 2006 at the World Shoe Association show in Las Vegas. In 2005, Bill Blass was listed in the top 10 of The WWD Book of Lists “The Names They Know” which recognizes consumer awareness of designers. The licenses expire on March 31, 2011, with a five-year renewal option. The Company is required to pay royalties and fees equal to 7% of net sales annually, with certain aggregate annual minimum guaranteed royalty and fee payments starting at $56,000 and increasing each year up to $210,000 in the sixth year.

Isaac Mizrahi License
In March of 2006, we signed a licensing agreement with Isaac Mizrahi to design, manufacture and distribute two branded labels in the United States. The brands include the currently available Isaac Isaac Mizrahi line and a new couture brand. He will take over the license for the existing Isaac Isaac Mizrahi bridge collection. The line is currently available at retailers including Saks Fifth Avenue, Bergdorf Goodman, Neiman Marcus Catalogue and Internet portal zappos.com and sells at prices between $200 and $300 retail. Our first Isaac Isaac Mizrahi collection will debut to the trade at the Fashion Footwear Association of New York (FFANY) show in June, 2006. The Isaac Mizrahi footwear collection will be a new couture line targeted at premiere upscale stores and will start at $500 retail and is scheduled to launch in 2007. The licenses expire on March 31, 2011, with a five-year renewal option. The Company is required to pay royalties and fees equal to 8% of net sales annually, with certain aggregate annual minimum guaranteed royalty and fee payments starting at $170,000 and increasing each year up to $450,000 annually in the sixth year.
Product Lines
Our products span the moderate-to-premium-priced categories of the women’s footwear market, with suggested retail pricing from $90 to $700. Our top of the line “couture” shoes retail for $400 and up, our “salon” line will sell for $300 to $600, our bridge line retails for $88 to $125, and our moderate line carries suggested retail prices in the range of $69 to $99. These styles include dress boots, dress comfort shoes, dress flats, dress sandals, dress casuals, dress shoes and pumps.
Designers
According to the Oscar de la Renta web site, the designer is most famous for dressing such nobles as the Duchess of Windsor and Jacqueline Kennedy Onassis. Oscar de la Renta has also made a name for himself by dressing many First Ladies, including Nancy Reagan, Hillary Clinton and Laura Bush. His name is on everything from perfumes to Barbie dolls to fine china. Although he is famous for evening wear and lavish coats, de la Renta’s collections are popular with youthful socialites, celebrities, as well as chic ladies who lunch. His trademark looks are rich, spicy colors (like deep red), exotic flourishes (such as embroidery, fringes or sequins), ruffles, fur and tactile interest (nubby sweaters, silks, roughing and lace). In 2004, Oscar de la Renta was ranked number 10 by Women’s Wear Daily on the list of top designers by consumer awareness. O Oscar is created from the romance inherent in the Oscar de la Renta collection and captures the designer’s love of color and luxurious design. This brand is for women who love the look of couture but only seek out fashion that is affordable and does not compromise quality. This dress casual line appeals more to younger women who are price conscious. Oscar by Oscar de la Renta is a line of designer footwear for the modern woman’s lifestyle, energy and level of sophistication. It is distinguished by luxury and signature flare at more affordable prices. The consumer of Oscar is a woman, 18 to 60 years old, who is looking for well-known brands at affordable prices.
Richard Tyler is an Australian-born and Los-Angeles based fashion designer who is renowned for his elegant gowns and evening wear. Tyler garnered three consecutive CFDA awards, the fashion industry’s highest accolade, in 1993, 1994 and 1995. Tyler’s couture designs have been worn by celebrities, such as Halle Berry, Sandra Bullock, Cindy Crawford, Jamie Lee Curtis, Marcia Cross, Felicity Huffman, Rachael Griffiths, Catherine Zeta Jones, Sarah Jessica Parker, Heather Locklear, Faith Hill, Britney Spears, Demi Moore and Julia Roberts, among others. He also received the Michelangelo Shoe Award for his debut footwear collection.
Richard Tyler Couture is a collection of stylized shoe designs that completes a sophisticated and tailored head to toe look, for which the designer is known. The current Richard Tyler’s women’s line focuses on impeccable tailoring, attention to detail and flawless style. A master tailor, Richard continues to emphasize quality, construction, and fit melding the best of American design and the European couture tradition. Richard Tyler Couture is our top line and it incorporates high fashion, fantasy and celebrity allure with an everyday elegance. These shoes appeal to fashion savvy women who shop exclusively within designer collections. casual line appeals more to younger women who are price conscious. tyler. is a shoe line in which a more trend-setting, irreverent and edgy perspective is offered. These affordable, higher fashion and fun shoes demand attention as they use fresh materials and eye-catching designs. tyler. is for the hip, directional woman who is on the cutting edge of fashion and is seeking affordable designer labels.
Bill Blass Limited was founded by William Ralph Blass in 1970. Known for clothes that are sophisticated and tailored, Bill Blass defines the American flair that bridges the difference between stylishly refined and conventionally pretty. Over the years the company has expanded its product lines to include casual and men’s apparel, accessories and home furnishings. In 2005, Bill Blass was listed in the top 10 of The WWD Book of Lists “The Names They Know” which recognizes consumer awareness of designers.

Mizrahi established his first clothing business in 1987 and has since received three CFDA Designer of the Year awards. In 2003 he launched a collection of women’s sportswear and accessories at Target stores while simultaneously debuting a couture line exclusively for Bergdorf Goodman. Isaac Mizrahi, an internationally-known designer, is famous not only for his classic yet playful designs, but also for his work in movies and television. A household name, he currently has his own television show on The Style Network and co-hosts red carpet events on E!
Couture Lines
The couture lines include Bill Blass Couture manufactured in Italy and priced at $500 and up, and Richard Tyler Couture made in Brazil and priced at $250 to $600.
Bridge Lines
Oscar by Oscar by Oscar de la Renta is manufactured in Brazil and priced at $150 to $275. Isaac Isaac Mizrahi is made in Italy and priced at $150 to $275.
Moderate / Better
O Oscar is priced at $85 to $120 and is made in China. Blass Bill Blass is priced at $60 to $95 and manufactured in China. The tyler, Richard Tyler brand, is manufactured in China and is priced at $120 to $150.
Other Licenses
We also own the licenses for two additional Bill Blass lines, Blassport and Bill Blass Collection. These two lines will launch in 2007.
Product Design and Development
We employ separate design and development teams for each of our product lines. We believe this approach results in a more responsive design and product development process that minimizes new product introduction lead times. Our sales management and marketing departments will actively participate in the design and product development process by collaborating on opportunities related to new styles, patterns, design improvements and the incorporation of new materials. We incurred design and product development costs of approximately $290,000 in 2005 and $150,000 in 2004. We estimate that our design costs will be significantly higher in the future as we expand our product offerings.
Through product design, innovation, quality and fit, our brands have built a high degree of consumer and retailer loyalty. We believe the portfolio approach of offering several lines across moderate- to premium- priced categories reduces business risk. Our designers skillfully collaborate on creating shoes that combine high fashion appeal with the finest European materials and traditions of craftsmanship. Our senior designers have a total of over 50 years in fashion footwear design and have worked for design houses including Cole Haan, Aerosoles, 9 West, Ellen Tracy, and Calvin Klein.
Our design process begins with two-dimensional sketches of different shoe constructions, including wedge, high heel, pointy, flats and sandals. There are usually twenty or so constructions per shoe line. The sketches then progress to five to seven styles per construction and several themes. For instance, a moccasin can be open or closed, short, rubber bottomed, and for day or evening wear. Flats can be for day or evening wear, casual or dressy, or evening casual (flirtatious, chic or conservative). Our team then assembles a material board comprised of various fabrics in different colors, textures and patterns that it selects in conjunction with the latest trends. After our design committee chooses optimal styles and materials, we build prototypes which we use to demonstrate the lines to industry buyers.
Manufacturing
We source products entirely through independent foreign third-party manufacturing facilities. We provide independent manufacturers with detailed specifications and quality control standards. We source footwear products from Italy, Brazil and China, with most manufacturing taking place in China. This shift is based almost entirely on the lower cost of production, including materials and labor, in China. The other major advantage of China is that all trade with the Company is U.S. dollar based, so the currency risk is minimized. In the case of Italy, payment occurs in Euros and therefore involves currency risk as the Euro fluctuates against the dollar and some currency risk in Brazil.

The minimum factory orders to our Chinese producers are 5,000 pairs per new construction type, and 1,200 pairs per style. The base of the shoe is considered the construction, and the higher parts (the “uppers”) are the styling.
There is a lingering impression in the higher end of the market that Italy and Brazil will always be associated with better quality workmanship and higher-grade materials than China. In general, Italian and Brazilian factories are smaller and use premium materials and construction. We believe this impression is changing and that Chinese materials and quality are rapidly improving to compete with established Italian manufacturers. As a safeguard, our management monitors the production processes in both countries to ensure high quality standards and timely delivery.
We also engage foreign agencies to assist in product fulfillment, quality control and inspection, customs and delivery logistics on our behalf. Our foreign agencies are located in areas where our shoes are manufactured—in Florence, Italy, Porto Alegre, Brazil, and Dong Wong, China. We do not maintain long-term purchase commitments with manufacturers, but instead use individual purchase orders. We attempt to use multiple sources for manufacturing our products in an effort to reduce the risk of reliance on any one facility or company. However, most of our manufacturing is done by one Chinese manufacturer. We believe that the various raw materials and components used in our products are generally available in the market at competitive prices.
In China, our foreign agency is Go Moda. Go Moda is our liaison with the manufacturer, employs more than 250 people and has been in the agency business—in China—for more than 25 years. It represents several large United States companies, including Bennette Group. The time between order placement and fulfillment averages 90 to 120 days. At the time the order is delivered, we issue a letter of credit (in U.S. dollars) to Go Moda for the entire amount of the shipment. In addition to Go Moda’s experience with Chinese business practices and customs, several of our employees, including our CEO, John Hanna, have years of direct dealings with Chinese companies in the apparel and shoe industries.
Our out sourced manufacturing model enables us to scale production and sales with minimal fixed capital requirements. In addition, we mitigate inventory risks by obtaining orders for approximately 60% of our unit sales before each season and maintain a limited in-stock inventory position for selected styles to fill “in season” orders. Shared warehousing and a just-in-time inventory system enable us to achieve economies of scale and rapidly respond to consumer demands.
Product Sales Cycle
The footwear sales cycle is well entrenched and most of the industry’s infrastructure centers around four distinct selling seasons: Spring 1, Spring 2, Fall 1 and Fall 2. Spring 1 occurs in June and products are debuted at trade shows—such as the Fashion Footwear Association of New York—for introduction to retail stores in November. Spring 2 occurs in August and coincides with the industry’s largest trade show event—the World Shoe Association show in Las Vegas. Lines that debut in this venue appear on retail shelves and counters the following February and March. Fall 1 is a December event and translates to retail introductions in April and May. Fall 2 occurs in February and shoes ordered by buyers in this period are introduced to retail stores in July and August.
For the footwear business, 60% of sales are predicated on orders placed in advance of the selling season, often by store buyers at trade shows, and the remaining sales occur during the selling season. We attempt to design and develop new product introductions to coincide with these established seasons. We attempt to reduce inventory risk resulting from changing trends and product acceptance by pre-selling over 60% of our total unit volume.
Sales And Distribution
We employ seven full-time sales people and a Vice President of Sales who are situated strategically in the market place. We sell our shoe lines to many major department stores, mail order companies, and specialty footwear and apparel retailers. In 2005, our largest customers, in order of sales volume, were Zappos.com, DSW Shoe Warehouse, T J Maxx, Loehmann’s Great Solutions, and specialty clothing and shoe stores. We avoid granting restricted or exclusive product sale arrangements because we feel that profitability across product lines requires the greatest number of outlets.
We employ a well-defined segmented market strategy in order to achieve favorable publicity and luxury positioning for our high fashion designer brands, while also delivering the excitement of fashion footwear to a broader, more price-sensitive consumer population. Our premium-priced couture lines are distributed through high-end retail outlets and provide a platform to generate celebrity interest, media coverage, and “buzz” in the market place. The moderately priced, “ready-to-wear” lines deliver high quality footwear and celebrity style to mass-market shoppers. We believe this tiered approach is an effective strategy for maximizing the economic value of designer brands while avoiding dilution of existing brand equity.
Competition
We face intense competition in the footwear industry. We compete with numerous domestic and foreign designers and marketers, many of which have greater financial, distribution and marketing resources, and better brand recognition. We believe our ability to compete depends on being able to anticipate and respond to changing consumer demands in a timely manner, maintaining brand reputation and authenticity, developing high quality products with broad appeal, pricing at appropriate levels for the target markets, providing strong and effective marketing support, ensuring product availability and effectively accessing the Company’s distribution channels. We believe we are well positioned to compete in the women’s footwear and apparel industry by emphasizing traditional style, quality and fit, attractive prices and designer branding; these product aspects maintain consumer loyalty and should serve to buffer us from fluctuations due to changing fashions and customer preferences.
Competition varies across product lines. At the higher end, Richard Tyler Couture footwear primarily competes with Chanel, Manolo Blahnik, Jimmy Choo, Dolce & Gabbana, Dior, Prada and YSL brands. Oscar by Oscar de la Renta competes directly with Ralph Lauren, Donna Karan, Calvin Klein and others. In the more moderately priced area, tyler. Richard Tyler competes with Marc Jacobs, Michael Kors and Coach, and O Oscar by Oscar de la Renta competes with Nine West and Circa Joan and David, among others.
We compete directly with designers who design and manufacture their own footwear, as well as with other footwear companies who license the rights to design and manufacture designer footwear. Manolo Blahnik and Jimmy Choo are examples of well known designers who design their own products. These designers are not lifestyle design labels (i.e., apparel and related products) but rather only design footwear. Some lifestyle brands also design and manufacture their own footwear, such as Burberry. We hope to target major lifestyle design brands and obtain licenses to design and manufacture footwear. Many such brands are already licensing such design and manufacture rights to other companies. Louis Vitton (LVMH) is the licensee for Marc Jacobs (and formerly was a licensee for Richard Tyler) and Fendi footwear. BCGB Girls has licensed footwear design and manufacturing rights to VCNM LLC, a privately held company. Brand names such as Dr. Sholl’s and Carlos Santana have licensed footwear design and manufacturing rights to a footwear company names Brown Shoe Company. In the case of Cole-Haan, rather than obtain license rights Nike acquired the entire company and now designs and manufactures footwear under the Cole-Haan brand.
Accordingly, not only must our footwear products compete with the footwear products of other designers, we must compete with other footwear companies to obtain additional designer licenses. We focus our new license development efforts on major lifestyle designer brands that are not currently well-known for footwear, yet have a well-known and recognized brand, and can benefit from our expertise in footwear design.
Marketing And Advertising
We conduct no marketing or advertising for our self outside of attending trade shows. All marketing and advertising dollars are spent on behalf of our licensed brands. We advertise and promote our various brands through a variety of methods, including product packaging, print advertising in trade publications, co-op advertising with existing retail customers, and direct consumer marketing. Additionally, our employees attend tradeshows and mingle with retail customers seeking buyers for our licensed products. These venues provide a platform for the unveiling of new products and an important source of pre-season orders. We have also enjoyed considerable success in having both established and break out celebrities wear our shoes, which correlates to extensive coverage in high fashion and celebrity-focused media outlets.
Government Regulation And Probability Of Affecting Business
Our operations are subject to the effects of international treaties and regulations. We are also subject to the effects of international trade agreements and embargoes by entities such as the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products.

Labeling and advertising of our products is subject to regulation by the Federal Trade Commission. We believe that we are in substantial compliance with these regulations.
Employees
We have 22 full-time employees as of September 30, 2006. None of our employees is represented by a collective bargaining agreement, and we have never experienced any work stoppage. We consider our relationships with our employees to be good.
Property
Our corporate office is located in approximately 7,112 square feet of leased office space in Los Angeles, California. This lease will expire on June 30, 2010. We expect that this property will be adequate for our needs for the foreseeable future.
Legal Proceedings
William Bradhan and Richard Traweek v. The Fashion House, Inc., John Hanna
This matter was filed October 26, 2005 in Los Angeles County Superior Court as Case No. BC341968. Plaintiffs William Bradhan and Richard Traweek have filed a complaint seeking damages for breach of contract and fraud against defendants regarding oral arrangements with our subsidiary. The complaint indicates that damages, including prejudgment interest, punitive damages and costs of suit, are to be determined. Discovery has commenced and we expect to request a discovery referee. Based on the information provided, we believe the complaint is without merit and intend to defend this action vigorously. However, we cannot assure you that we will prevail in such litigation.
In addition, we are subject from time to time to litigation, claims and suits arising in the ordinary course of business. As of December 22, 2006, we were not party to any material litigation, claim or suit whose outcome we believe would have a material effect on our financial statements.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.
Overview
Some of the statements made by us in this prospectus are forward-looking in nature, including but not limited to, statements relating to our future revenue and expenses, licensing agreements, product development, market acceptance, and our management’s plans and objectives for our current and future operations, and other statements that are not historical facts. Forward-looking statements include, but are not limited to, statements that are not historical facts, and statements including forms of the words “intend”, “believe”, “will”, “may”, “could”, “expect”, “anticipate”, “plan”, “possible”, and similar terms. Actual results could differ materially from the results implied by the forward looking statements due to a variety of factors, many of which are discussed throughout this Annual Report and in our SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us include, but are not limited to:
•	our ability to finance our activities and maintain our financial liquidity;

•	our ability to enter into new licensing agreements and to maintain and renew existing licensing agreements;

•	changes in consumer preferences or fashion trends;

•	disruption in product shipment;

•	changes in import regulations;

•	our dependence on a small number of large customers;

•	changes in our relationships with vendors and other resources; and

•	intensely competitive industry conditions.
In this document, the words “we,” “our,” “ours,” and “us” refers to The Fashion House Holdings, Inc. and our wholly owned subsidiary The Fashion House, Inc., a Delaware corporation. The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this prospectus.
We were originally incorporated in Colorado as Kimbell – deCar Corporation on April 22, 1986. Kimbell – deCar Corporation’s business failed in 1990 and Kimbell – deCar Corporation was inactive beginning in 1990. At that time, Kimbell – DeCar Corporation had nominal business activities and could be considered a “shell company.”
On March 31, 2000, Kimbell – deCar Corporation and YGCD Assets, Inc., a Colorado corporation, entered into a Share Exchange Agreement (the “Exchange Agreement”). As a result of the share exchange, effective as of April 20, 2000, Kimbell – deCar Corporation acquired 100% of the issued and outstanding shares of YGCD Assets, Inc. in exchange for approximately 12,113,489 shares of Kimbell – deCar Corporation’s common stock, and the cancellation of 2,400,000 shares. The shares of Kimbell – deCar Corporation’s common stock acquired by the shareholders of YGCD Assets, Inc. represented approximately 96% of Kimbell – deCar Corporation’s common stock issued and outstanding after the consummation of the exchange. On April 20, 2000, Kimbell – deCar Corporation changed its name to TangibleData, Inc. Its purpose was to develop and provide services that help businesses publish, archive and distribute data on recordable compact discs.
TangibleData, Inc. entered into a Purchase and Sale Agreement of the assets of TangibleData, Inc., dated September 5, 2002, (the “Purchase Agreement”) with Willette Acquisition Corp. d/b/a “Allied Vaughn,” a Minnesota corporation, its executive officers and certain shareholders. On October 22, 2002, TangibleData, Inc. completed the sale of all of the assets related to its business of duplicating optical disks and the development of the related technology, which constituted substantially all of the assets of TangibleData, Inc., pursuant to the terms of the Purchase Agreement. TangibleData, Inc. changed its name to TDI Holding Corporation on October 24, 2002. As a result of the sale of substantially all of its assets in October 2002, TDI Holding Corporation became inactive and stated that it may seek out and pursue a business combination transaction with an existing private business enterprise that might have a desire to take advantage of its status as a public corporation. At that time, TDI Holding Corporation had nominal business activities and could be considered a “shell company.”
On August 19, 2005, TDI Holding Corporation, a Colorado corporation (“TDI”) entered into a Reverse Share Exchange Agreement (the “Exchange Agreement”) with The Fashion House, Inc., a Delaware corporation and, John Hanna, Chris Wyatt and Martin Simone who were shareholders of 100% of the common stock of The Fashion House, Inc. (the “Fashion House Shareholders”), and closed the transaction on the same date (the “Share Exchange”). In consideration for all of the shares of The Fashion House, Inc., TDI Holding agreed to issue 14,114,200 shares of the company’s common stock and received $325,000 in cash from the Fashion House, Inc., which was distributed to the shareholders of TDI Holding. As part of the reverse merger, The Fashion House, Inc. shareholders became shareholders of TDI Holding, The Fashion House Inc. became a wholly-owned subsidiary of TDI Holding, the management of The Fashion House, Inc. took over control of TDI Holding and TDI Holding changed its name to The Fashion House Holdings, Inc. Under the Exchange Agreement, TDI Holding Corporation implemented a reverse-stock-split on a 21.8 to 1 basis such that one share would equal 1/21.8 shares of common stock.
On August 19, 2005, and in connection with the Exchange Agreement, TDI Holding Corporation amended its Articles of Incorporation implementing the foregoing reverse-stock-split with an effective date of August 29, 2005.
The reverse merger allowed The Fashion House, Inc to become a wholly-owned subsidiary of TDI Holding Corporation, a publicly held shell company, without having to pursue the traditional registration process. From and after the closing of the reorganization and merger, our principal asset became, and continues to be, The Fashion House, Inc.

As reported in the Report of Independent Registered Public Accounting Firm on our December 31, 2005 financial statements, the Company has suffered recurring losses from operations, and has a working capital deficit that raises substantial doubt about our ability to continue as a going concern.
Overview
We design, develop, and market a diversified selection of women’s dress and casual fashion footwear with an emphasis on celebrity appeal, style, quality, and fit. We target moderate to premium priced categories of the women’s fashion footwear market. Our business centers on the licensing of recognized brand names. The practice of licensing, or the leasing of trademarked or copyrighted entity, including name, likeness, logo, graphic, saying, signature or character, has become an increasingly common practice among apparel and footwear companies, and the licensee typically pays royalties based upon product sales. During 2006, we signed additional brand licensing agreements with Bill Blass Limited for Bill Blass Couture and Blass by Bill Blass, and with the designer Isaac Mizrahi for the licensed brands Isaac Isaac Mizrahi line as well as a new couture line. We sell over 100 different styles of designer footwear through independent retailers, specialty retailers and better department stores. Our licensed brands include Richard Tyler Couture, tyler by Richard Tyler, Oscar by Oscar de la Renta and O Oscar by Oscar de la Renta.
Management is actively seeking additional financing by issuing equity or a combination of equity and debt financing from new shareholders and/or lenders in 2006. If the planned financings are obtained, the Company believes it will generate adequate cash to sustain operations at current levels until it begins to operate profitably. There can be no assurance that funding will be available on acceptable terms, if at all, or that such funds, if raised, would enable the Company to maintain profitable operations.
The footwear sales cycle is well entrenched and most of the industry’s infrastructure centers around four distinct selling seasons: Spring 1, Spring 2, Fall 1 and Fall 2. Spring 1 occurs in June and products are debuted at trade shows—such as the Fashion Footwear Association of New York—for introduction to retail stores in November. Spring 2 occurs in August and coincides with the industry’s largest trade show event—the World Shoe Association show in Las Vegas. Lines that debut in this venue appear on retail shelves and counters the following February and March. Fall 1 is a December event and translates to retail introductions in April and May. Fall 2 occurs in February and shoes ordered by buyers in this period are introduced to retail stores in July and August.
Results of Operations for the Three Months Ended September 30, 2006 and September 30, 2005.
Net sales for the three months ended September 30, 2006 were $3,259,524, an increase of $2,803,657 or 615.0% over net sales of the prior year quarter of $455,867. In the three months ended September 30, 2006, the net sales included sales for all 5 licenses; tyler. Richard Tyler sales of $834,676, O Oscar by Oscar de la Renta sales of $524,847, Oscar by Oscar de la Renta sales of $189,266, Blass by Bill Blass sales of $562,084, Isaac Isaac Mizrahi sales of $943,298, and private label sales of $205,354. Three brands were launched in the quarter ended September 30,2006: Oscar by Oscar de la Renta, Blass by Bill Blass and Isaac Isaac Mizrahi. All net sales in the quarter ended September 30, 2005 of $455,867 were tyler. Richard Tyler brand sales.
Gross profit for the three months ended September 30, 2006 was $1,142,211 or 35.1% of net sales compared to $161,244 or 35.4% in the three month period ended September 30, 2005.
Operating expenses include all costs associated with design, development, sales, marketing, distribution, purchasing, and corporate functions. Operating expenses increased to $2,835,702 in the three months ended September 30, 2006 from $1,158,125 in 2005, for an increase of $1,677,577. The increase in operating expenses is attributable primarily to an increase in payroll costs of $483,435 as the result of building a sales and design staff, travel expense increased by $87,940, sample expenses increased by $220,961 as a result of the three new brand launches, warehouse and distribution expenses increased by $150,469 related to the increased volume, royalty fees increased by $102,400, and professional fees increased by $28,395.
The net loss for the three months ended September 30, 2006 is $1,674,283 compared to a loss of $1,501,745 for the same period in 2005 for a decreased loss of $172,538 as a result of a change in the fair value of the derivative liability. The loss from operations is $1,693,491 in the three months ended September 30, 2006 compared to loss from operations of $996,881 for the three months ended September 30, 2005.
The increase in the loss from operations was primarily due to increased payroll expenses in sales, design, and increases in other operating expenses. Additionally, the Company recorded, in other income (expense), during the three months ended September 30, 2006, amortization of $3,493,083 for the estimated fair value of warrants to purchase common stock and BCF. These charges included $72,000 to record the fair value of warrants issued as damages for late effectiveness of the Registration Statement on Form SB-2 with SEC.
Results of Operations for the Nine Months Ended September 30, 2006 and September 30, 2005.
Net sales for the nine months of 2006 increased from $1,202,192 in 2005 to $5,942,948 for an increase of $4,740,756. The tyler. by Richard Tyler brand net sales increased by $2,113,383 or 387.5% in the nine months ended September  30, 2006 from $545,362 recorded in the nine months ended September 30, 2005. The launch of the O Oscar by Oscar de la Renta brand in the second quarter of 2006, the Oscar by Oscar de la Renta, Blass by Bill Blass and Isaac Isaac Mizrahi brands in the third quarter contributed to the balance of increase in net sales for the nine month period ended September 30, 2006. The nine months of 2005 net sales included $656,396 for the liquidation of the Nicole Miller remaining inventory after the sale of the license.
Gross profit for the nine months of 2006 was 26.5% of net sales or $1,573,249 compared to a gross profit of $106,023 or 8.8% of net sales in the same period last year. The low gross profit in the nine months of 2006 was caused primarily by late deliveries of product from our Chinese suppliers, which forced us to significantly discount wholesale prices to our customers and the need to air freight some of the shipments to the US. The low gross profit in the nine months of 2005 was caused by the liquidation of the Nicole Miller remaining inventory.
Operating expenses include all costs associated with design, development, sales, marketing, distribution, purchasing, and corporate functions. Operating expenses increased to $6,865,294 in the nine months ended September 30, 2006 from $3,346,041 in th e same period of 2005, for an increase of $3,519,253. The increase in operating expenses is attributable primarily to an increase in payroll costs of $1,590,120 as the result of building a sales and design staff, travel expense increased by $327,237, sample expenses increased by $482,197, investor relations expenses increased by $167,916, trade show expenses increased by $108,239, and professional fees increased by $219,761.
The net loss for the nine months ended September 30, 2006 is $6,884,249 compared to a loss of $4,362,428 for the same period in 2005 for an increase loss of $1,721,000 as a result of a change in the fair value of the derivative liability. The loss from operations is $5,292,045 in the nine months ended September 30, 2006 compared to loss from operations of $3,240,018 for the nine months ended September 30, 2005. The increase in the loss from operations was primarily due to increased payroll expenses in sales, design, and increases in other operating expenses. Additionally, the Company recorded, in other income (expense), during the nine months ended September 30, 2006, amortization of $3,469,333 for the estimated fair value of warrants to purchase common stock and BCF. These charges included $2,431,000 to record the fair value of warrants issued as damages for late effectiveness of the Registration Statement on Form SB-2 with SEC.
Year Ended December 31, 2005 Compared to Year Ended December 31, 2004
Net sales for the year ended December 31, 2005 were $1,644,474, a decrease of $3,032,054 or 65%, from 2004 net sales of $4,676,528. Of the decease, the Nicole Miller brand sales decreased $2,348,034, due to the sale of the brand trademark rights in September of 2004. The Nicole Miller sales in 2005 represented the liquidation of the brand’s remaining inventory. The Tyler, by Richard Tyler brand sales deceased by $684,020 due to a shift in sourcing from Italy to China in the first half of the year. This shift in sourcing caused the company to miss the entire Spring Season for Tyler, by Richard Tyler.
Gross profit for the year ended December 31, 2005 was $256,154 or 16% compared to $1,966,363 or 42% for 2004. The lower gross profit in 2005 was due to the liquidation of the Nicole Miller inventory at a gross profit of 5.3%, and discounts given on the Tyler brand because of late delivery of our first season of production from China.
Operating expenses include all costs associated with design, development, sales, marketing, distribution, purchasing, and corporate functions. Operating expenses increased to $5,337,989 in the year ended December 31, 2005 from $2,924,186 in 2004, for an increase of $2,413,803. The increase in operating expenses is attributable primarily to an increase in payroll costs of $492,044 net of commission, as a result of our change from a commissioned to a salaried sales force and additional administrative staffing. Travel expense increased by $157,122, cost of samples increased by $63,025, and professional fees increased by $231,110 which were primarily associated with the reverse merger. In addition we incurred $325,000 and $1,006,344 in cash and stock-based acquisition expenses, respectively.
Interest expense was $1,688,409 for the year ended December 31, 2005 compared to $84,406 for the year ended December 31, 2004. The increase in 2005 of $1,604,003 is primarily due to the amortization of the beneficial conversion feature and the fair value of the warrants associated with the convertible notes. The other income recorded for the year ended December 31, 2004 of $1,350,000, reflects the gain on the sale of the Nicole Miller trademark rights.
We determined that the registration rights of certain warrants issued with convertible notes payable are embedded derivative instruments pursuant to SFAS no. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Under the provisions of EITF Issue No. 00-19, Accounting for Derivative Financial Indexed to, and Potentially Settled in, a Company’s Own Stock, the accounting treatment of these derivative financial instruments requires that we record the derivatives at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. Any change in fair value will be recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives is higher at the subsequent balance sheet date, we will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, we will record non-operating, non-cash income. The fair value of the derivative instruments is lower at the subsequent balance sheet date, we will record non-operating, non-cash income. The fair value of the derivative instruments increased $216,000; accordingly, we recognized other expense of $216,000 related to recording the derivative liabilities at fair value.
The net loss of $6,987,044 in the year ended December 31, 2005 compared to net income of $306,971 for the year ended in 2004 was primarily due to much lower net sales and gross profit, increased operating expense, increased interest expense, and stock-based acquisition expenses and the comparable period last year benefited from a gain on the sale of a trademark rights of $1,350,000.
Liquidity and Capital Resources
During the nine months ended September 30, 2006, the Company’s net cash position increased by $279,283 to $355,963. The Company’s financing activity provided net cash of $7,707,912 for the nine months ended September 30, 2006, primarily through the proceeds from the sale of common stock and net proceeds from our line of credit. We received net proceeds, from the issuance of common stock of $4,187,762, net of issuance cost of $674,720 . In the nine month period ended September  30, 2005 net cash provided from financing activities was $3,832,922 which was primarily from stockholder loans.
Net cash used in operating activities for the nine months ended September 30, 2006 was $7,179,035 an increase of $3,902,887 from the $3,276,148 used by operating activities in the prior year period, the increase in the cash used in the current period is due to the net operating loss.
The Company’s investing activities consisted mainly of the purchase of property and equipment for the 2006 period for a net use of $249,594. In the 2005 period, the net cash used was $191,739.
In April and May 2005, we issued convertible notes payable totaling $625,000, bearing interest at 11 percent per annum (the “11% Notes”). The 11% Notes and accrued interest were due through August 2005, as amended. In addition, the principal and accrued interest on the 11% Notes are convertible into shares of our common stock at a conversion price equal to $0.80 per share. In connection with the issuance of the 11% Notes, we issued warrants to purchase an aggregate of 687,500 shares of our common stock, including a warrant to purchase 62,500 shares of our common stock issued in connection with an extension of the maturity date. In August 2005, we repaid such amounts, including accrued interest of $35,392.
In July 2005, we issued a convertible note payable totaling $550,000, bearing interest at 11 percent per annum (the “July 11% Notes”). The July 11% Notes and accrued interest are due in April 2006, as amended. In addition, the principal and accrued interest on the July 11% Notes are convertible into shares of our common stock at a conversion price equal to $0.80 per share. In connection with the issuance of the July 11% Notes, we issued warrants to purchase an aggregate of 550,000 shares of our common stock.
In June and August 2005, we issued convertible notes payable totaling $575,000, bearing interest at 6 percent per annum (the “6% Notes”). The 6% Notes and accrued interest were due at the earlier of the initial closing of our private placement or June 2006. In addition, the principal and accrued interest on the 6% Notes were convertible into shares of our common stock at a conversion price equal to $0.80 per share. In connection with the initial closing of our private placement, the entire $575,000 of 6% Notes, and $4,554 of accrued interest, were converted into 724,443 shares of our common stock in accordance with the related agreements.
On December 13, 2005, we entered into a $125,000 loan agreement for 60 days, bearing interest at prime plus 5%. In connection with the issuance of the note, we issued warrants to purchase 125,000 shares of our common stock. In

February 2006, we issued an additional warrant to purchase 65,000 shares of our common stock at an exercise price of $0.80 per share in consideration of the extension of the outstanding bridge loan.
In January 2006 and March 2006, we acquired rights to use four trademarks as evidenced by a licensing agreement entered into with Bill Blass Limited to design, manufacture and distribute women’s footwear under the brand names Blass by Bill Blass, Bill Blass Couture, Blassport and Bill Blass Collection. The agreements expire in March 2011, with an automatic extension through 2016. Under the licensing agreement, we agreed to pay the greater of 7% of net sales of the licensed products or aggregate guaranteed minimums ranging from $56,000 to $210,000 per annum. The licensor may terminate the licensing agreement upon event of default, as defined.
In March 2006, we acquired rights to use two trademarks as evidenced by a licensing agreement entered into with Isaac Mizrahi to design, manufacture and distribute women’s footwear under the brand names Isaac Isaac Mizrahi and a new couture brand. The agreement expires in March 2011, with an automatic extension through 2016. Under the licensing agreement, we agreed to pay the greater of 8% of net sales of the licensed products or aggregate guaranteed minimums ranging from $170,000 to $450,000 per annum. The licensor may terminate the licensing agreement upon event of default, as defined.
On January 17, 2006, we extended the July 11% Note until April 17, 2006. In connection with the extension of the July 11% Note from January 2006 to April 2006, we issued warrants to purchase 550,000 shares of our common stock. This note and the interest owed were fully paid by March 24, 2006.
In January 2006, we issued a note payable totaling $800,000, bearing interest 10.5%. In connection with the issuance of the note, we issued a warrant to purchase 400,000 shares of our common stock. The note and accrued interest were repaid in March 2006.
Financing Activities
We are financing our operations primarily with the proceeds from our private placement. With the exception of 2004, when we sold the Nicole Miller License resulting in a gain for the year, we have incurred net losses as a result of sales, design, and administrative staffing expenses in support of our operations.
Concurrent with the execution and closing of the Exchange Agreement, we completed the first closing in our sale of 2,523,750 shares of our common stock as part of a private placement offering (the “Private Placement”) to accredited investors with a minimum of $2,500,000. On May 1, 2006, the Company completed its Private Placement raising an aggregate of $8,014,732 with the issuance and sale of 8,014,732 shares of its common stock and warrants to purchase 4,007,366 shares of common stock. The warrants vested upon grant, have exercise prices of $1.25 per share and expire through March 2007. Brookstreet Securities Corporation (“BSC”) acted as the managing dealer in connection with the Private Placement. BSC received an aggregate of $1,042,210, which consists of a commission of 8% of the gross sales price of the shares sold, a non-accountable marketing allowance of 2%, and a non-accountable expense allowance of 3%. The Company also paid BSC’s expenses equaling an aggregate of $153,270, which consists of legal fees and other expenses. Furthermore, the Company issued to BSC warrants to purchase an aggregate of 1,202,210 shares of common stock. The warrants are immediately exercisable, expire through May 2011 and have an exercise price of $1.00 per share, with a cashless exercise provision.
During the nine months ended September 30, 2006, the Company issued notes payable and received advances under our line of credit totaling $5,813,322 bearing interest at rates ranging from 10% to prime plus 11.75% of which $1,975,000 was repaid.
During the nine months ended September 30, 2006, the Company issued warrants to purchase an aggregate of 1,595,000 shares of the Company’s common stock in connection with liquidated damages clauses of certain registration rights agreements, the issuance of notes payable and in connection with the maturity dates of certain notes payable. The warrants vested upon grant, have exercise prices ranging from $0.60 — $1.00 and expire through 2016.
On September 18, 2006, the Company entered into a Master Revolving Note (the “Note”) with a Bank to borrow from time to time, at the Lender’s discretion, up to an aggregate of $5.0 million, payable in whole or in part upon demand, at a per annum rate equal to the Lender’s prime rate plus 1% per annum secured by deposits with the Lender. The Note replaces the July 2006 note for $2,350,000 and the September 2006 note for $500,000. In connection with entering into the Note, the Company entered into a Credit Enhancement Agreement with Westrec, which was amended and restated in December 2006, pursuant to which each of the Guarantors agreed to guarantee the Company’s obligations existing on or before the date that is the earliest of (i) 180 days following the closing of the Note with the Lender, (ii) the termination of Guarantor’s obligations, or (iii)  the Borrower’s repayment in full of the amounts outstanding under Note, as defined . Additionally, pursuant to the terms of the Credit Enhancement Agreement, the Company has agreed to pay the following fees: upon any issuance of a letter of credit by the Lender that is guaranteed by a Guarantor, the Company will pay Westrec 2% of the face amount of the letter of credit; as long as any amount is outstanding on the Note that is guaranteed by a Guarantor, revolving line-of-credit based fees equal to the difference between (a) the sum of 20%, plus (if applicable) the Default Increase (as noted above), or (b) the sum of the Lender’s prime rate plus 11.75% per annum, plus (if applicable) the Default Increase (as noted above). In addition, the Company pays a monthly credit monitoring fee of $5,000 for each calendar month up to and including the month of termination. Any payments that are deemed late are subject to an additional fee of 5% of each such late payment.
In May 18, 2006 we have entered into a factoring agreement with CIT Commercial Services which is a notification, collected funds, non-borrowing factoring arrangement that has a commission rate of 1% up to $10 million and 0.9% in excess of $10  million. The term is for 2 years with 60 days prior notification
Based on our current operating plan and our available cash and cash equivalents, we expect that we will need to obtain additional financing in the very near future through the sale of equity securities, private placements, and loans to fund our cash needs and continue our presently planned operations. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.
Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.
Licenses
For the rights to use trademarks, the Company has entered into licensing agreements with various licensors.
The agreements enable the Company to sell products using the name of the licensors in return for a licensing fee based upon sales of the products using the licensors’ names.
As of September 30, 2006, the Company has rights to use ten trademarks as evidenced by licensing agreements entered into with Richard Tyler, Tyler, Oscar by Oscar de la Renta, O Oscar by Oscar de la Renta, Blass by Bill Blass, Bill Blass Couture, Blassport and Bill Blass Collection, Isaac Isaac Mizrahi and a new couture brand which expire through March 2011. Under these licensing agreements, the Company agreed to pay the greater of between 3% and 8% of net sales of the licensed products or guaranteed minimums ranging from $56,000 to $1,000,000 per annum, per contract. The licensors may terminate the licensing agreements upon event of default, as defined.
Minimum annual guaranteed royalty payments as of September 30, 2006 on the above licenses are as follows:

Years ending December 31,
2006 (3 months)	$175,000
2007	1,118,925
2008	1,510,293
2009	1,935,313
2010	1,625,000
Thereafter	1,747,500

$8,112,031

Future Liquidity
Our principal sources of liquidity consist of existing cash balances and funds expected to be generated from future operations. We believe the key factors to our liquidity for 2007 will be our ability to successfully execute on our plans to increase sales levels. There is no assurance that the Company will be able to increase sales levels. Our cash requirements will also depend on numerous other variable factors, including the rate of growth of sales, the timing and levels of products purchased, payment terms and credit limits from manufacturers, and the timing and level of accounts receivable collections.
If actual cash flows deviate significantly from forecasted amounts, we may require additional financing in the next twelve months. We cannot assure you that additional financing (public or private) will be available on acceptable terms or at all. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise any needed funds, we might be forced to make further substantial reductions in our operating expenses, which could adversely affect our ability to implement our current business plan and ultimately our viability as a company.
Critical Accounting Policies
In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues, income/loss from operations, and net income/loss, as well as on the value of certain assets on our consolidated balance sheet. We believe that there are several accounting policies that are critical to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management. While there are a number of accounting policies, methods and estimates affecting our consolidated financial statements, areas that are particularly significant include revenue recognition and stock-based compensation. In addition, please refer to Note 1 to the accompanying consolidated financial statements for further discussion of our significant accounting policies.
Revenue Recognition
Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition, as amended by SAB 104, outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes that our revenue recognition policy conforms to SAB 104.
We evaluate the criteria of the FASB Emerging Issues Task Force (“EITF”) 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. We are the primary obligor, are subject to inventory risk, have latitude in establishing prices and selecting suppliers, establish product specifications, and have the risk of loss as it relates to the ultimate collection of accounts receivable and cargo losses. Accordingly, our revenue is recorded on a gross basis.
Revenue is recognized upon shipment of Goods from the public warehouse to the customers, which is when title transfers to the customer. Shipping and handling costs billed to the customers are recorded in sales. Shipping and handling costs as incurred by us are recorded in cost of sales.
Stock-Based Compensation
As of September 30, 2006, we have not issued any share based payments to our employees.
In December 2004, FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), which is a revision of SFAS No. 123. SFAS 123(R) supersedes APB 25 and amends SFAS No. 95, Statement of Cash Flows. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The provisions of this statement are effective for us as of January 1, 2006.
SFAS No. 123(R) requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123(R) also establishes accounting requirements for measuring, recognizing and reporting share-based compensation, including income tax considerations. We will adopt SFAS 123(R) using the modified prospective application in January 2006. Under the modified prospective application, the cost of new awards and awards modified, repurchased or cancelled after the required effective date and the portion of awards for which the requisite service has not been rendered (unvested awards) that are outstanding as of the required effective date will be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123.
The adoption of SFAS No. 123(R)’s fair value method will have a negative impact on our results of operations if we grant share-based payments to its employees in the future, although we will have no impact on its overall financial position. The impact of adopting SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature. The requirement will reduce net operating cash flows and increase net financing cash flows in periods of adoption.
Derivative Financial Instruments
In connection with the issuance of warrants with convertible notes payable, the Company was required to file a registration statement in November 2005 and have such registration statement declared effective no later than 180 days following the Merger (the “Effectiveness Deadline”). In addition, the Company is required to issue certain holders of convertible notes a number of warrants equal to 130,000 for each subsequent 30-day period that such registration statement has not been filed. Also, the Company is required to issue the holders of convertible notes a number of warrants equal to 130,000 for each 30-day period following the Effectiveness Deadline. In addition, the Company is required to include the warrants issued to a holder of a previously outstanding note payable and the placement agent for the private placement in such registration statement. The Company determined that the registration rights issued in connection with the notes are an embedded derivative instrument pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Under the provisions of EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the accounting treatment of these derivative financial instruments requires that the Company record the derivatives at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. Any change in fair value will be recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income.
Beneficial Conversion Feature
The convertible feature of certain convertible notes payable provides for a rate of conversion that is below market value. Such feature is normally characterized as a “beneficial conversion feature” (“BCF”). Pursuant to EITF Issue No. 98-5 (“EITF 98-5”), Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 To Certain Convertible Instruments, the fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. We are amortizing the discounts using the effective interest method through maturity of such instruments. We will record the corresponding unamortized debt discounts related to the BCFs and warrants as interest expense when the related instrument is converted into our common stock.
Going Concern
The financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net operating losses for the nine months ended September  30, 2006 and the years ended December 31, 2005 and 2004 and has an accumulated deficit of $15,156,703 at September 30, 2006.
The Company’s success is dependent upon numerous items, among which are the Company’s successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenues adequate to support the Company’s current and future cost structure, and its ability to obtain financing for operations, for which there is no assurance. Unanticipated problems, expenses and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, competition, the need to develop customer support capabilities and market expertise, setbacks in product development, technical difficulties, market acceptance and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations.

The Company believes it will have adequate cash to sustain operations until it achieves sustained profitability. However, until the Company has a history of maintaining revenue levels sufficient to support its operations and repay its current liabilities, the Company may require additional financing. There can be no assurance that additional funding will be adequate or will enable the Company to achieve or sustain profitable operations.
These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
MANAGEMENT
Directors and Executive Officers
Our Directors and Executive Officers as of December 21, 2006 are as follows:

Name	Age	Position
John Hanna	49	Chairman, President, and Chief Executive Officer
Michael McHugh	60	Chief Financial Officer
Christopher Wyatt	43	Director
Joseph J. McCann, Jr.	66	Director
Eric Richardson	39	Director
Alan F. Broidy	51	Director
Thomas J. Anzsures	58	Exec. VP Sales
Richard Zech	41	VP Sales
Gladys Cutler	57	East Coast VP Sales
There are no family relationships between any two or more of our directors or executive officers. Our executive officers are appointed by our board of directors and serve at the board’s discretion. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.
Business Experience
JOHN HANNA has served as our President, Chief Executive Officer and Chairman of the Board since our exchange reorganization and merger, effective as of August 19, 2005. Mr. Hanna founded our wholly-owned subsidiary, The Fashion House, Inc., in April 2002, and has served on its Board of Directors since inception. Mr. Hanna was Chief Executive Officer of Bertie of London Shoe Company, a licensee of Bertie of London England from 1983 to 1988. During his tenure, Mr. Hanna grew the company to $34 million in annual revenues from both retail and wholesale sales. In 1988, Mr. Hanna founded First Billisimo, Inc. and served as its President and Chief Executive Officer. During his 11 year tenure with First Billisimo, Inc., Mr. Hanna designed and manufactured footwear under his own Billisimo label and developed the couture label Phillip Alexander. Following his involvement with First Billisimo, Inc., from 1999 until forming The Fashion House, Inc. in 2002, Mr. Hanna acted as a footwear consultant for various labels and companies including Jazz, XOXO, and Bisou/Bisou.
CHRISTOPHER THOMAS WYATT has served as our director since our exchange reorganization and merger on August 19, 2005. Mr. Wyatt was a founding investor in our wholly-owned subsidiary, The Fashion House, Inc., and has served on its Board of Directors since July 2004. Mr. Wyatt has had a vast and diverse career with experience in institutional equity, investment banking, venture capital, real estate development and fine art. Mr. Wyatt began his career with Smith Barney Harris Upham in 1985 before joining Bear Stearns and Co. in 1987 managing institutional equity and debt accounts focusing on risk arbitrage strategies. Between 1991 and 1996 Mr. Wyatt worked with Lovett Underwood Neuhaus (subsequently Kemper Securities) concentrating on emerging growth companies and private placement transactions. In 1996 Mr. Wyatt pursued entrepreneurial endeavors, privately financing several Internet marketing “start ups” while working as a dealer of fine art. Mr. Wyatt remains active in real estate development with Prescient Partners LLC and fine art investment. He received his Bachelor of Arts in Political Science and English from St. Lawrence University in Canton, New York.

ERIC W. RICHARDSON has served as our director since our exchange reorganization and merger, effective as of August 19, 2005. Mr. Richardson is President of Cambria Capital. He has held a variety of positions as an investment banker, fund manager, information technology executive and corporate lawyer. Mr. Richardson has been an active principal investor and advisor to many early-stage companies and has extensive experience in dealing with issues related to the management and operations of small public companies. Prior to forming Cambria Capital with Michael Vanderhoof, Mr. Richardson was the President of Kwai Financial (“Kwai”), the venture capital and bridge lending unit of Headwaters Incorporated. Kwai made bridge loan and private equity investments in emerging growth companies in the information technology, media and energy markets. Between 1998 and 1999, Mr. Richardson served as Vice President of Institutional Sales for Imperial Capital, LLC, where he was responsible for sales and trading of public and private securities to institutional investors. During this time, he helped found and served as General Counsel for Imergent, Inc., a leading internet commerce, marketing and training firm. From 1996 through 1998, Mr. Richardson served as General Counsel and then Chief Operating Officer of Prosoft Learning Corporation, a publicly traded company that offers content and certifications relating to information and communications technology workforce skills. Mr. Richardson’s experience at Prosoft included the negotiation and structuring of strategic relationships with entities such as AT & T, Netscape Communications Corporation, Novell Corporation, Hewlett-Packard Company, and others. Along with Prosoft’s CEO and President, Mr. Richardson was a presenter on the Prosoft road-show team that raised $35 million in a secondary offering arranged by Solomon Smith Barney that included institutional investors such as J.P. Morgan, SunAmerica, Travelers Insurance and GE Capital. Prior to this, Mr. Richardson was a corporate attorney in the Los Angeles office of Shearman & Sterling where he represented institutional lenders in private banking and structured finance transactions. His clients included Citicorp, Bank of America and Merrill Lynch Asset Management. He began his legal career as an associate at Milbank, Tweed, Hadley & McCloy, focusing on banking, real estate and corporate transactions. Mr. Richardson received his B.A. in 1988 from the University of Southern California, and his J.D. in 1991 from the University of Michigan Law School. Mr. Richardson is a member of the California Bar Association, and has completed the Series 7, 24 and 66 securities examinations.
JOSEPH J. MCCANN, JR. has served as our director since our exchange reorganization and merger, effective as of August 19, 2005. Mr. McCann has worked as General Counsel for Keyes Fibre Company, Vice President and Associate General Counsel for Rockwell International, Vice President and Associate General Counsel for TRW, Inc., and an equity partner in the law firms of Crane & McCann and, from 1997 — 2002 Musick, Peeler & Garrett, LLP. From 2002 to 2004 he was Executive Vice-President of Paycom Billing Services, Inc. Thereafter, he was General Counsel and Vice Chairman of the Board of Advisors for Paycom.net, LLC, until February 2005. Mr. McCann is a graduate of the Stanford Business School Executive Program. After serving as a Lieutenant in the U.S. Army during Vietnam, Mr. McCann has remained active on the Board of Trustees for the Association of Graduates for his undergraduate alma mater, the United States Military Academy.
ALAN F. BROIDY was appointed to our Board of Directors in November 2005. Mr. Broidy is a lawyer who specializes in bankruptcy law; he has his own law firm, Law Offices of Alan Broidy, for 15 years. Mr. Broidy is a member of the California Bar Association.
MICHAEL P. MCHUGH was appointed Chief Financial Officer in November 2005. Mr. McHugh has served as a Chief Financial Officer for over 20 years. He served as Chief Financial Officer for Royal Household Products from May 2005 to November 2005. From May 2004 to May 2005, he was the CFO of Bergamo. And from January 2002 to May 2004, he was the President and owner of the Beverly Hills Food Company. From 1998 to 2002, he was the CFO of Authentic Fitness and from 1986 to 1998 the CFO of J Crew Group Inc. Mr. McHugh is a graduate of St. John’s University in NYC.
THOMAS J. ANZURES has been Executive Vice President in charge of sales since December 2004. From March 2003 to September 2004, he served as a National Sales Manager for GBMI, a footwear company. From January 2002 to March 2003, he was director of licensing for Ben Sherman, a New York apparel company.
RICHARD ZECH has been Vice President of Sales since October of 2005. From 2003 to 2005, Mr. Zech was National Account Director for Cole Haan Inc. From 2001 to 2003, Mr. Zech was President and General Manager of Prari and from 1999 to 2001, he was the President and Founder of Sandro Moscoloni.
GLADYS CUTLER has been our Vice President of East Coast Regional Sales Manager since October of 2004. From September of 2003 to October of 2004, Ms. Cutler was Regional Sales Manager for GBMI. From 1994 to 2003, Ms. Cutler was National Sales Manager for Bruno Magli.
Our board of directors currently consists of five members. Our bylaws provide that our directors will be elected at each annual meeting of the stockholders. Their term of office will run until the next annual meeting of the stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.
Board Meetings and Committees
The Board of Directors held a total of three meetings from the date of the Share Exchange, August 19, 2005, until December 31, 2005. The Board of Directors now has two standing committees — an Audit Committee and a Compensation Committee. Current committee members are listed below. The functions of the Audit Committee are to recommend selection of independent public accountants to the Board of Directors, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls and to review the Company’s annual and quarterly reports before filing with the Securities and Exchange Commission. The Audit Committee was formed in 2006 and did not meet during 2005. The current members of the Audit Committee are Eric Richardson (Chairman), Alan Broidy and Joseph J. McCann, Jr.
No individual on our board of directors possesses all of the attributes of an audit committee financial expert and no one on our board of directors is deemed to be an audit committee financial expert. In forming our board of directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. Mr. McHugh, our Chief Financial Officer, serves as our financial expert regarding accounting principles generally accepted in the United States of America and general application of such principles in connection with the accounting for estimates and accruals, including an understanding of internal control procedures and policies over financial reporting, and maintains sufficient experience preparing auditing, analyzing or evaluating financial statements in such depth and breadth as may be required of an audit committee financial expert. However, Mr. McHugh is not an elected director of the Company. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our board of directors; however, we are not at this time able to compensate such a person. Therefore, we may find it difficult to attract such a candidate.
The Compensation Committee reviews and approves salaries, bonuses and other benefits payable to the executive officers and is responsible for the recommendation of any equity compensation plan. The Compensation Committee was formed in 2006 and did not meet during 2005. The current members of the Compensation Committee are Joseph J. McCann, Jr. (Chairman), Eric Richardson and Alan Broidy. The Board of Directors has determined that all members of the Compensation Committee are independent directors under the rules of the SEC.
Director Compensation
In February 2006, our Board of Directors adopted a compensation policy for independent directors which provides each such director an annual payment of $25,000, $10,000 for the Chairman of the Audit Committee, $7,500 for the Chairman of the Compensation Committee and $5,000 for each committee meeting attended. All such payments under this policy will be made at the end of our fiscal year. In addition, at such time as we adopt a stock option plan, each independent director shall be issued an option for 50,000 shares of our common stock which shall vest in four equal quarterly installments with an exercise price of fair market value at the date of board approval. We also reimburse directors for reasonable expenses incurred in attending board meetings.
EXECUTIVE COMPENSATION
Summary Of Compensation
The following table summarizes all compensation for fiscal years ended December 31, 2005 and 2004 received by our Chief Executive Officer for services rendered to us and several other officers who earned more than $100,000 in fiscal year 2005 (including payments made by our predecessor, Fashion House, Inc.). These persons are referred to as our Named Executive Officers.

		Annual Compensation		Other Annual	Restricted
Name And Position	Year	Salary ($)	Bonus	Compensation	Stock Awards
John Hanna, President and	2005	$180,000	—	—
CEO (1)	2004	$180,000			1,129,136 (4)

Thomas Anzures, EVP,	2005	$206,249	—	—	—
Sales (2)	2004	$47,599

Gladys Cutler, VP East (3)	2005	$135,000	—	—	—
Coast Sales	2004	$30,375

(1)	Mr. Hanna was appointed President and Chief Executive Officer on August 19, 2005, but previously served in this role in our predecessor company. Mr. Hanna was paid $105,000 in 2005 and $0 in 2004; we owe Mr. Hanna $180,000 for 2004 services and $75,000 for 2005 services. His predecessor, Mr. Blair Zykan, an unaffiliated party, served as Chief Executive Officer of our predecessor from April 20, 2000 until the Share Exchange on August 19, 2005. As reported in previous filings, Mr. Zykan did not receive any compensation for his services as Chief Executive Officer for the fiscal year ended December 31, 2004 and December 31, 2005. We are not aware of any facts or circumstances that may indicate otherwise.

(2)	Mr. Azures joined our predecessor in October 2004; therefore his 2004 compensation is for a partial year.

(3)	Ms. Cutler joined us in late 2004 and is currently paid at the rate of $150,000 per annum.

(4)	Mr. Hanna received 800 shares of restricted common stock at a price per share of $1.00 in 2004, which upon consummation of the reverse merger in August 2005 resulted in 1,129,136 shares of common stock.
Option Grants To Executive Officers In 2005
The Named Executive Officers did not receive any option grants during the fiscal year ended December 31, 2005.
Employment Arrangements
We have entered into an Employment Agreement with our Chief Executive Officer, John Hanna. The agreement is dated as of December 1, 2002. In consideration of his services to us, we have agreed to pay him a base salary of $168,000 per year plus a bonus equal to 1% of gross sales. Mr. Hanna has waived his bonus provision for each of the years ended December 31, 2005, 2004 and 2003. The agreement is terminable at will by either party, provided that the salary and bonus shall continue for a period of one year following the date of termination.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth certain information regarding beneficial ownership of our common stock as of December 22, 2006 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise stated, their address is c/o The Fashion House Holdings, Inc., 6310 San Vicente Blvd., #275, Los Angeles, California 90048-5499.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of December 21, 2006, there were 24,887,068 shares of common stock issued and outstanding.
In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of December 21, 2006. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person.

	Number of Shares	Percentage of
	of Common Stock	Outstanding Shares of
Name of Beneficial Owner	Beneficially Owned	Common Stock
5% or more Shareholders:
Westrec Capital Partners, LLC (1)	9,097,768	26.8%
American Microcap Investment Fund 1, LLC (2)	2,310,000	8.5%
Lazarus Investment Partners LLP (3)	1,800,000	7.1%
Officer and Directors:
John Hanna	6,015,958	24.2%

	Number of Shares	Percentage of
	of Common Stock	Outstanding Shares of
Name of Beneficial Owner	Beneficially Owned	Common Stock
Michael McHugh	—	—
Christopher Wyatt	6,015,958	24.2%
Joseph J. McCann	—	—
Eric Richardson	—	—
Alan F. Broidy	240,096	1.0%
Thomas Anzures	—	—
Richard Zech	—	—
Gladys Cutler	—	—
All Officers & Directors as a Group (9 persons)	14,081,916	49.4%

(1)	Consists of warrants to purchase the following shares of common stock: (i) 20,302 shares at an exercise price of $1.16 per share; (ii) 59,369 shares at an exercise price of $0.62 per share; (iii) 18097 shares at an exercise price of $0.56 per share; and (iv) 3,000,000 shares at an exercise price of $0.65 per share. Westrec’s address is 16633 Ventura Blvd., Sixth Floor, Encino, CA 91436.

(2)	Represents (i) a warrant to purchase 550,000 shares of our common stock at an exercise price of $0.80 per share, (ii) warrants to purchase 1,265,000 shares of our common stock at an exercise price of $1.00 per share and (iii) 495,000 additional warrants with an exercise price of $1.25 per share that are currently exercisable. American Microcap Investment Fund’s address is 733 Park Avenue, 18th Floor, New York, NY 10021.

(3)	Includes a warrant to purchase 600,000 shares of our common stock at an exercise price of $1.25 per share. Lazarus Investment Partner’s address is 2401 East 2nd Avenue, # 400, Denver, CO 80206.
Change Of Control
To the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change in control of the company.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Described below are certain transactions or series of transactions since January 1, 2004 between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds $60,000 other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”
Loan From Directors
We currently owe a director and officer, Christopher Wyatt, $981,000 plus interest of $134,546. The loan is unsecured and accrues interest at a rate of 8% per annum and is due 13 months following demand. No demand for payment has been made as of September 30, 2006. Interest expense incurred totaled $53,500 and $60,000 for the years ended December 31, 2005 and 2004 respectively.
In June 2005, Alan Broidy, one of our directors, loaned us an aggregate of $190,000, which was non-interest bearing. This amount owed to Mr. Broidy was converted into 237,500 shares of our common stock at a price per share of $0.80. On December 30, 2005, Mr. Broidy loaned us $25,000, which was non-interest bearing and payable on demand. We paid this note on March 14, 2006.
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES
We have adopted provisions in our articles of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for any matter in respect of which such director (a) shall be liable under Colorado Revised Statutes Section 7-108-403 or any amendment thereto or successor provision thereto; (b) shall have breached the director’s duty of loyalty to the Corporation or its shareholders; (c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This provision of our articles of incorporation shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changes or enactments in Colorado law, including without limitation Colorado Revised Statutes Section 7-102-102 and/or Section 7-103-102.
In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Colorado Revised Statutes.
These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
On September 1, 2005, our independent registered public accounting firm, Hein & Associates LLP resigned. Effective as of September 20, 2005, our board of directors appointed Stonefield Josephson, Inc. as our independent public accountants.
As previously disclosed, during our two fiscal years ended March 31, 2004 and March 31, 2005, and the subsequent interim period through August 31, 2005, there were no disagreements between us and Hein & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hein & Associates’ satisfaction, would have caused Hein & Associates to make reference to the subject matter of the disagreement in connection with its reports.
Except as described in the following two paragraphs, during the fiscal years ended March 31, 2004 and March 31, 2005, and the subsequent interim period through August 31, 2005, there were no reportable events described under Item 304(a)(1)(iv) of Regulation S-B.
Hein & Associates’ reports on the financial statements for each of our two most recent fiscal years ended March 31, 2004 and March 31, 2005 included an explanatory paragraph with respect to our ability to continue operations as a going concern.
In connection with its audit of our financial statements for the fiscal year ended March 31, 2005, Hein & Associates advised our management of significant deficiencies that existed in the design and operation of our internal controls that was considered by Hein & Associates to be material weaknesses. A discussion of such material weaknesses may be found in Item 8A of our Annual Report on Form 10-KSB for the year ended March 31, 2005, which was filed with the Securities and Exchange Commission on July 26, 2005.
In order to address these material weaknesses, we have retained a new Chief Financial Officer and have separated the officer functions of Chief Executive Officer and Chief Financial Officer to satisfy our continuing reporting obligations as a public company.
Effective as of September 20, 2005, our board of directors approved a change our fiscal year end from March 31 to December 31.
Effective as of September 20, 2005, our board of directors appointed Stonefield Josephson, Inc. as our independent public accountants for the fiscal year ending December 31, 2005. During our fiscal years ended March 31, 2004 and March 31, 2005, and the subsequent interim period through August 31, 2005, we did not consult with Stonefield Josephson regarding any of the matters or events as set forth in Item 304(a)(2) of Regulation S-B.

On November 4, 2005, our independent registered public accounting firm, Stonefield Josephson, Inc. (“Stonefield Josephson”), resigned. Stonefield Josephson has not issued any reports on our financial statements for either of our prior two fiscal years. The decision to change accountants was approved by our board of directors.
During the interim period from March 31, 2005 through November 4, 2005, there were no disagreements between us and Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Stonefield Josephson’s satisfaction, would have caused Stonefield Josephson to make reference to the subject matter of the disagreement in connection with its reports.
During the interim period from March 31, 2005 through November 14, 2005, there were no reportable events described under Item 304(a)(1)(iv) of Regulation S-B.
Effective as of November 14, 2005, our board of directors appointed Corbin & Company LLP as our independent public accountants for fiscal year ended December 31, 2005. During fiscal years ended March 31, 2004 and March 31, 2005 and the subsequent interim period through November 14, 2005, we did not consult with Corbin & Company LLP regarding any of the matters or events as set forth in Item 304(a)(2) of Regulation S-B.
Based on a letter that we received from Stonefield Josephson, Inc., dated November 28, 2005, Stonefield Josephson stated that it agrees with the statements concerning it in Item 4.01(a) of our Form 8-K, as filed with the Securities and Exchange Commission on November 16, 2005, except for the following:
(1) Stonefield Josephson wants to make clear that it made the unilateral decision to resign and did not seek prior approval by our board of directors regarding its resignation. Stonefield Josephson further stated that it is unable to comment on any subsequent approval by the board of directors about the change in accountants.
(2) Stonefield Josephson had a disagreement with us regarding auditing scope and procedure with respect to an intangible asset recorded in our financial statements.
Neither our board of directors, nor any committee of the board of directors, discussed the subject matter of the alleged disagreement with Stonefield Josephson at any time. We were not aware of this alleged disagreement until after filing the Form 8-K on November 16, 2005. We have authorized Stonefield Josephson to respond fully to the inquiries of the successor accountant concerning the subject matter of paragraph 2 above. Pursuant to Item 304(b), if the auditing scope and procedure with respect to the intangible asset had been followed, which Stonefield Josephson apparently would have concluded was required, we cannot say what the effect on our financial statements would have been because Stonefield Josephson has never articulated their concerns with particularity.
SELLING STOCKHOLDERS
The following table sets forth the names of the selling stockholders who may sell their shares under this prospectus from time to time. Except as noted below, no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities. Any selling stockholder that is an affiliate of the Company may be deemed to be an underwriter under the federal securities laws.
The following table also provides certain information with respect to the selling stockholders’ ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus. Except as set forth below, no selling stockholders owns more than 1% of the outstanding shares of the Company.
The selling stockholders may transfer, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of their shares since the date on which the information in the table below is presented. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements or post effective amendments, as required.
We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. See our discussion entitled “Plan of Distribution” for further information regarding the method of distribution of these shares.

	Shares Being Offered
			Total	Total Number of	Total Number
		Number of Shares	Number of	Shares Beneficially	of Shares
	Number of	Underlying	Shares	Owned Before	Owned After
Name of Selling Stockholder	Shares	Warrants	Being Offered	Offering	Offering(1)
Westrec Capital Partners, LLC (2)	—	5,097,768	5,097,768	9,097,768	—
American Microcap Investment Fund 1, LLC (3)	—	2,310,000	2,310,000	2,310,000	—
The Elevation Fund LLC (4)	—	1,212,500	1,212,500	1,212,500	—
Lazarus Investment Partners LLP (5)	1,200,000	600,000	1,800,000	1,800,000	—
Battersea Capital, Inc. (6)	503,172	122,500	625,672	625,672	—
Michael Underwood	503,172	—	503,172	503,172	—
Daniel Duquette	462,000	—	462,000	462,000	—
Alan Broidy (7)	240,096	—	240,096	240,096	—
Etrade Securities, LLCFBO: Laura Diaz (8)	225,000	112,500	337,500	337,500	—
Diaz Management, Inc. (9)	100,000	190,000	290,000	290,000	—
CCN Worldwide (10)	158,000	100,000	258,000	258,000	—
Dr. Roy Rosen	125,000	62,500	187,500	187,500	—
Nite Capital LP (11)	125,000	62,500	187,500	187,500	—
Jaques Pezier	115,000	57,500	172,500	172,500	—
Brookstreet Securities Corporation (12)	—	171,421	171,421	171,421	—
Southwest Marketing, LLC (13)	170,000	—	170,000	170,000	—
Howard Gilden	146,330	10,000	156,330	156,330	—
Clyde McNeal	100,000	50,000	150,000	150,000	—
David Carlson	100,000	50,000	150,000	150,000	—
Etrade Securities, LLCFBO: Gualberto (14)	100,000	50,000	150,000	150,000	—
Jdabbco, Inc. (15)	112,500	25,000	137,500	137,500	—
Steve Kerr	125,364	—	125,364	125,364	—
Deborah A. Dentry Bassett	75,000	37,500	112,500	112,500	—
Jeff T. Stockdale & Katherine M. Stockdale	75,000	37,500	112,500	112,500	—
Richard M. Christman & Patricia L. Christman	75,000	37,500	112,500	112,500	—
Robert A. Chernow	75,000	37,500	112,500	112,500	—
Sacks Family Trust (16)	75,000	37,500	112,500	112,500	—
Sam Kristal	75,000	37,500	112,500	112,500	—
Ash Bibra	87,500	25,000	112,500	112,500	—
Michael S. Wyatt (17)	81,646	25,000	106,646	106,646	—
Susan M. Hayes (18)	—	106,553	106,553	106,553	—
Neil D. Dabney (18)	—	106,368	106,368	106,368	—
Daniel S. Goldsmith & Judith A. Goldsmith	70,000	35,000	105,000	105,000	—
Michael P. Howell	70,000	35,000	105,000	105,000	—
John Gooden	50,000	50,000	100,000	100,000	—
James Kerr	100,000	—	100,000	100,000	—
Yvonne Thurston	100,000	—	100,000	100,000	—
Trilogy Capital Partners (19)	100,000	—	100,000	100,000	—
Herbert L. Besaw	93,879	—	93,879	93,879	—
Rick Saitta (18)	—	87,000	87,000	87,000	—
Lester M. Feintuck	55,000	27,500	82,500	82,500	—
James Somers (18)	—	78,000	78,000	78,000	—
William Silvaco (18)	—	75,060	75,060	75,060	—
1999 Berman Family Trust (20)	50,000	25,000	75,000	75,000	—
Anthony J. Jacobson	50,000	25,000	75,000	75,000	—
Charles Schwab & Company FBO: Perry Goodman, Beneficiary IRA	50,000	25,000	75,000	75,000	—

	Shares Being Offered
			Total	Total Number of	Total Number
		Number of Shares	Number of	Shares Beneficially	of Shares
	Number of	Underlying	Shares	Owned Before	Owned After
Name of Selling Stockholder	Shares	Warrants	Being Offered	Offering	Offering(1)
Dana Horne	50,000	25,000	75,000	75,000	—
Deborah Stone Revocable Trust (21)	50,000	25,000	75,000	75,000	—
Frank D. Smith & Deborah L. Smith	50,000	25,000	75,000	75,000	—
George M. Najjar	50,000	25,000	75,000	75,000	—
Glaze Exemption Trust (22)	50,000	25,000	75,000	75,000	—
Grand Horizon Investments, LP (23)	50,000	25,000	75,000	75,000	—
Harjinder Bhade	50,000	25,000	75,000	75,000	—
Harry Rector	50,000	25,000	75,000	75,000	—
James M. Connell	50,000	25,000	75,000	75,000	—
John D. Cooke	50,000	25,000	75,000	75,000	—
Jon Opalski	50,000	25,000	75,000	75,000	—
Karl B. Wagner	50,000	25,000	75,000	75,000	—
Kenneth D. Crooks	50,000	25,000	75,000	75,000	—
Kevin Benjamin Smith	50,000	25,000	75,000	75,000	—
Michael D. Savage	50,000	25,000	75,000	75,000	—
NFS LLC FMTC FBO Glen Fritzler	50,000	25,000	75,000	75,000	—
Peter Moede	50,000	25,000	75,000	75,000	—
Phillips W. Smith Family Trust Oct 84 (24)	50,000	25,000	75,000	75,000	—
Richard A. Falk	50,000	25,000	75,000	75,000	—
Richard Hutton	50,000	25,000	75,000	75,000	—
Richard Imbert	50,000	25,000	75,000	75,000	—
Robert A. Lee	50,000	25,000	75,000	75,000	—
Ted Abajian & Kimberly D. Abajian	50,000	25,000	75,000	75,000	—
The Zuk 2003 Trust (25)	50,000	25,000	75,000	75,000	—
Thomas Murrell Family Trust (26)	50,000	25,000	75,000	75,000	—
Timothy P. Taft	50,000	25,000	75,000	75,000	—
Walter Henry Guest	50,000	25,000	75,000	75,000	—
Achyut Sahasrabodhe	50,000	25,00	75,000	75,000	—
Jerome A. Shinkay	50,000	25,000	75,000	75,000	—
Allan Schultz	50,000	25,000	75,000	75,000	—
Sukhi Sharma	50,000	25,000	75,000	75,000	—
Sterling Trust Co. Cust IRA of Burton W. Bartlett (27)	49,982	24,991	74,973	74,973	—
Thomas Potter (28)	37,500	31,250	68,750	68,750	—
Mark Erskine (18)	—	67,000	67,000	67,000	—
David Sao Marcos (29)	12,500	53,750	66,250	66,250	—
Patrick Reynolds	63,207	—	63,207	63,207	—
Aeryn Johnson (18)	—	59,400	59,400	59,400	—
Sam & Sarah Stein Family Trust (30)	37,500	18,750	56,250	56,250	—
Howard Family Trust (31)	37,500	18,750	56,250	52,650	—
John W. Kozarich	35,000	17,500	52,500	52,500	—
Sol Tanne	35,000	17,500	52,500	52,500	—
Choo Wooi Oon	25,000	25,000	50,000	50,000	—
Frank Paton	25,000	25,000	50,000	50,000	—
Rex Carroll	25,000	25,000	50,000	50,000	—
Trustin Technology (32)	25,000	25,000	50,000	50,000	—
Andrew Alcon & Mart Ann Alcon	30,000	15,000	45,000	45,000	—

	Shares Being Offered
			Total	Total Number of	Total Number
		Number of Shares	Number of	Shares Beneficially	of Shares
	Number of	Underlying	Shares	Owned Before	Owned After
Name of Selling Stockholder	Shares	Warrants	Being Offered	Offering	Offering(1)
Gordon M. Smith	30,000	15,000	45,000	45,000	—
Harold F. Stalcup & Rebecca L. Stalcup	30,000	15,000	45,000	45,000	—
Heath Roberts	30,000	15,000	45,000	45,000	—
Lillard Wells Culver, III	30,000	15,000	45,000	45,000	—
Louis Richards	30,000	15,000	45,000	45,000	—
Neil Lande	26,000	13,000	39,000	39,000	—
Alan B. Schriber	25,000	12,500	37,500	37,500	—
Albert Golusin	25,000	12,500	37,500	37,500	—
Amir Safakish	25,000	12,500	37,500	37,500	—
Amit Patel	25,000	12,500	37,500	37,500	—
Armand Milletari	25,000	12,500	37,500	37,500	—
Barbara L. Voisen	25,000	12,500	37,500	37,500	—
Barry Mitchell Neichin	25,000	12,500	37,500	37,500	—
Brett Eberhardt	25,000	12,500	37,500	37,500	—
Carey Smith	25,000	12,500	37,500	37,500	—
Cecil E. Talbott & Patrice H. Talbott	25,000	12,500	37,500	37,500	—
Chester Cromwell	25,000	12,500	37,500	37,500	—
Chris Walker	25,000	12,500	37,500	37,500	—
Curtis E. Campbell	25,000	12,500	37,500	37,500	—
Dalston SA C/o Ian Miller (33)	25,000	12,500	37,500	37,500	—
Dan R. Angress	25,000	12,500	37,500	37,500	—
Daniel L. Schoster	25,000	12,500	37,500	37,500	—
Daniel V. Almeida	25,000	12,500	37,500	37,500	—
David E. Mysona	25,000	12,500	37,500	37,500	—
David Larson Trustee McGowen Gunterman 401K PSP FBO Chrisley N. Reed	25,000	12,500	37,500	37,500	—
David Shlaes	25,000	12,500	37,500	37,500	—
Donald Wright	25,000	12,500	37,500	37,500	—
Eric M. Eastman	25,000	12,500	37,500	37,500	—
Eric S. Freedle	25,000	12,500	37,500	37,500	—
Eric Timmons	25,000	12,500	37,500	37,500	—
Ernest R. Basile	25,000	12,500	37,500	37,500	—
F. Terry Kremian	25,000	12,500	37,500	37,500	—
Franco Pietroforte	25,000	12,500	37,500	37,500	—
Frank Castaldi	25,000	12,500	37,500	37,500	—
Frank Maldonado	25,000	12,500	37,500	37,500	—
Gary W. Rodgers & Sherrell Rodgers	25,000	12,500	37,500	37,500	—
George Reid Calcott	25,000	12,500	37,500	37,500	—
Glenn A. Rinne	25,000	12,500	37,500	37,500	—
Griep Trust (34)	25,000	12,500	37,500	37,500	—
Harold A. Mooz & Constance Heldman	25,000	12,500	37,500	37,500	—
Harry Robert Glass & June Glass	25,000	12,500	37,500	37,500	—
Helen Keilholtz	25,000	12,500	37,500	37,500	—
Higher Ground Investments (35)	25,000	12,500	37,500	37,500	—
James R. Glynn	25,000	12,500	37,500	37,500	—
Jerry A. Smith	25,000	12,500	37,500	37,500	—
Jim Cardwell	25,000	12,500	37,500	37,500	—
John Bush	25,000	12,500	37,500	37,500	—
Kenneth Freed & Odette Freed	25,000	12,500	37,500	37,500	—
Kent E. Zender & Kathleen M. Zender	25,000	12,500	37,500	37,500	—

	Shares Being Offered
			Total	Total Number of	Total Number
		Number of Shares	Number of	Shares Beneficially	of Shares
	Number of	Underlying	Shares	Owned Before	Owned After
Name of Selling Stockholder	Shares	Warrants	Being Offered	Offering	Offering(1)
Kyle Howell	25,000	12,500	37,500	37,500	—
Lawrence Cochran	25,000	12,500	37,500	37,500	—
Lawrence Lerner	25,000	12,500	37,500	37,500	—
Levy Family Trust (36)	25,000	12,500	37,500	37,500	—
Mark Readinger	25,000	12,500	37,500	37,500	—
NFS LLC, FMTC FBO: Sylvia Butler	25,000	12,500	37,500	37,500	—
NFS, FMTC FBO: Robert J. Osorio	25,000	12,500	37,500	37,500	—
NFS, LLC — FMTC FBO: Wendy C. Wallack	25,000	12,500	37,500	37,500	—
NFS, LLC FMTC FBO: Cheryl McDonald	25,000	12,500	37,500	37,500	—
NFS, LLC FMTC FBO: Leonard Erskine	25,000	12,500	37,500	37,500	—
NFS, LLC FMTCFBO: Sandra M. Devine	25,000	12,500	37,500	37,500	—
NFS, LLC/FMTC FBO: Kristina M. Zimmerman	25,000	12,500	37,500	37,500	—
Nicholas S. Williams	25,000	12,500	37,500	37,500	—
Patrick Lee Mathis	25,000	12,500	37,500	37,500	—
Fred B. Dinger III	25,000	12,500	37,500	37,500	—
Paul J. Argy	25,000	12,500	37,500	37,500	—
Paul H. LeFevre	25,000	12,500	37,500	37,500	—
Paul L. Matz	25,000	12,500	37,500	37,500	—
R. Briggs Ferguson	25,000	12,500	37,500	37,500	—
Richard A. Rosen	25,000	12,500	37,500	37,500	—
Richard T. Jorgensen, Catherine M. Jorgensen	25,000	12,500	37,500	37,500	—
Robert C. Wolfgram & Milica Wolfgram	25,000	12,500	37,500	37,500	—
Robert E. Boyer & Paula B .. Boyer	25,000	12,500	37,500	37,500	—
Robert Ferini	25,000	12,500	37,500	37,500	—
Robert L. Hines	25,000	12,500	37,500	37,500	—
S. Robert Hurwitz	25,000	12,500	37,500	37,500	—
Scott L. Clark, Jr.	25,000	12,500	37,500	37,500	—
Sousa Family Trust (37)	25,000	12,500	37,500	37,500	—
Steven List	25,000	12,500	37,500	37,500	—
Strobin, LLC (38)	50,000	25,000	75,000	75,000	—
Terrie Gross and Mark Gross	25,000	12,500	37,500	37,500	—
The Russi Family Trust (39)	25,000	12,500	37,500	37,500	—
Thomas P. Sullivan	25,000	12,500	37,500	37,500	—
William E. LaMacchia & Sharon L. LaMacchia	25,000	12,500	37,500	37,500	—
William P. Acker	25,000	12,500	37,500	37,500	—
Michael Wyatt	31,646	—	31,646	31,646	—
Khashayar Mokhber	31,299	—	31,299	31,299	—
Timothy Adkins (18)	—	32,500	32,500	32,500	—
Peter Fogarty (18)	—	31,320	31,320	31,320	—
Jacob Neiman (18)	—	31,250	31,250	31,250	—
Bryan Caston Trust (40)	20,000	10,000	30,000	30,000	—
Carmela Marolda	20,000	10,000	30,000	30,000	—
Christopher D. Duskin	20,000	10,000	30,000	30,000	—
Elie Kaplan Spitz & Linda Kaplan Spitz	20,000	10,000	30,000	30,000	—

	Shares Being Offered
			Total	Total Number of	Total Number
		Number of Shares	Number of	Shares Beneficially	of Shares
	Number of	Underlying	Shares	Owned Before	Owned After
Name of Selling Stockholder	Shares	Warrants	Being Offered	Offering	Offering(1)
James F. Valentine	20,000	10,000	30,000	30,000	—
Lee C. Moore Jr.	20,000	10,000	30,000	30,000	—
Leslie Wong	20,000	10,000	30,000	30,000	—
NFS, LLC — FMTC FBO: James R. Spring	20,000	10,000	30,000	30,000	—
Paul A. Sciame	20,000	10,000	30,000	30,000	—
Richard Jordan	20,000	10,000	30,000	30,000	—
Richard R. Hamilton	20,000	10,000	30,000	30,000	—
Robert Graham	20,000	10,000	30,000	30,000	—
Gary Wohrle (18)	—	30,000	30,000	30,000	—
Gary Shemano (18)	—	29,737	29,737	29,737	—
Burt Bartlett (18)	—	27,998	27,998	27,998	—
Jason Zwibel (18)	—	26,500	26,500	26,500	—
Philip Rosenbaum (18)	—	25,500	25,500	25,500	—
Onkar Bhasker	12,500	12,500	25,000	25,000	—
Rene Fauchet	12,500	12,500	25,000	25,000	—
David R. Cravens	25,000	—	25,000	25,000	—
Colleen Kerr	25,000	—	25,000	25,000	—
Danny Montgomery	25,000	—	25,000	25,000	—
Erin Kerr	25,000	—	25,000	25,000	—
Margaret Kerr	25,000	—	25,000	25,000	—
Shannon Kerr	25,000	—	25,000	25,000	—
Reginald Hay	16,500	8,250	24,750	24,750	—
Greg Klein (18)	—	23,760	23,760	23,760	—
B. Michael Rauh	15,000	7,500	22,500	22,500	—
Charles W. Costich III	15,000	7,500	22,500	22,500	—
Hill Family Trust (41)	15,000	7,500	22,500	22,500	—
James Barsch	15,000	7,500	22,500	22,500	—
Michael P. Kerner	15,000	7,500	22,500	22,500	—
Ned R. Laybourne & Lynn Laybourne	15,000	7,500	22,500	22,500	—
Randolph Scott Julian (18)	15,000	7,500	22,500	22,500	—
Randy Stroud	15,000	7,500	22,500	22,500	—
Robert A. Sweikert	15,000	7,500	22,500	22,500	—
Tri Q. Huynh	15,000	7,500	22,500	22,500	—
Victor DeLucie (18)	—	21,870	21,870	21,870	—
Ibis Consulting Group, LLC (42)	21,000	—	21,000	21,000	—
Sandino Napolis (18)	—	20,088	20,088	20,088	—
Timothy Swanson (18)	—	20,000	20,000	20,000	—
Chaol D. Talbott	13,000	6,500	19,500	19,500	—
Jane May	13,000	6,500	19,500	19,500	—
Alex Prandi	12,500	6,250	18,750	18,750	—
Bruce E. Burns & Barbara G. Burns	12,500	6,250	18,750	18,750	—
Daniel F. Pilka	12,500	6,250	18,750	18,750	—
Daniel F. Sankey	12,500	6,250	18,750	18,750	—
David S. Schaefer & Ilyse Schaefer	12,500	6,250	18,750	18,750	—
Edward Colgate	12,500	6,250	18,750	18,750	—
Fu Shen Chen	12,500	6,250	18,750	18,750	—
George R. Marks	12,500	6,250	18,750	18,750	—
Ira Benjamin Katz & Helena Z. Katz	12,500	6,250	18,750	18,750	—
James David McReynolds	12,500	6,250	18,750	18,750	—
James R. Spring	12,500	6,250	18,750	18,750	—
Jeffry Weers	12,500	6,250	18,750	18,750	—

	Shares Being Offered
			Total	Total Number of	Total Number
		Number of Shares	Number of	Shares Beneficially	of Shares
	Number of	Underlying	Shares	Owned Before	Owned After
Name of Selling Stockholder	Shares	Warrants	Being Offered	Offering	Offering(1)
John T. Fodor	12,500	6,250	18,750	18,750	—
Judith Bein	12,500	6,250	18,750	18,750	—
Michael Lee Bates	12,500	6,250	18,750	18,750	—
NFS, FMTC FBO: Susan Maki	12,500	6,250	18,750	18,750	—
Nicholson Living TrustRobert K. Nicholson TTEEPearl K. Nicholson TTEE	12,500	6,250	18,750	18,750	—
Nobuyuki Kondo	12,500	6,250	18,750	18,750	—
Pamela Godinez	12,500	6,250	18,750	18,750	—
Peter P. Suarez	12,500	6,250	18,750	18,750	—
Rex Bein	12,500	6,250	18,750	18,750	—
Robert C. Shelton, Jr.	12,500	6,250	18,750	18,750	—
Robert Macias & Christine C. Kanady	12,500	6,250	18,750	18,750	—
Robert S. Rogers & Susan E. Holton Rogers	12,500	6,250	18,750	18,750	—
Roumen B. Antonou	12,500	6,250	18,750	18,750	—
Scott Sorkin	12,500	6,250	18,750	18,750	—
Spiros Nasiopoulos	12,500	6,250	18,750	18,750	—
The Robert A Pecoraro Family Trust (43)	12,500	6,250	18,750	18,750	—
Sara Lande	12,000	6,000	18,000	18,000	—
Stephen Lande	12,000	6,000	18,000	18,000	—
Michael Dultz (18)	—	17,000	17,000	17,000	—
Charles Bornstein	11,000	5,500	16,500	16,500	—
Stephen Appel	10,000	5,000	15,000	15,000	—
Carmelita Miranda	10,000	5,000	15,000	15,000	—
Craig A. Griffith	10,000	5,000	15,000	15,000	—
Craig R. Francis & Katherine M. Francis	10,000	5,000	15,000	15,000	—
Dale Iverson	10,000	5,000	15,000	15,000	—
David C. Scott & Heather S. Scott	10,000	5,000	15,000	15,000	—
David Ross	10,000	5,000	15,000	15,000	—
Dirk Brown	10,000	5,000	15,000	15,000	—
Ginsberg Weiss LLP (44)	10,000	5,000	15,000	15,000	—
Jean M. Anderson	10,000	5,000	15,000	15,000	—
Jeanese G. Rowell	10,000	5,000	15,000	15,000	—
Joseph S. Campbell	10,000	5,000	15,000	15,000	—
Merbu Medical Corp. (45)	10,000	5,000	15,000	15,000	—
Michael J. Anthony & Sophia C. Anthony	10,000	5,000	15,000	15,000	—
NFS, LLC FBO: Christina L. Lee Sep IRA	10,000	5,000	15,000	15,000	—
NFS/FMTC SEP/IRA FBO: Shannon L. Carter	10,000	5,000	15,000	15,000	—
Nick Pologeorgis	10,000	5,000	15,000	15,000	—
Reich Consulting International, Ltd. (46)	10,000	5,000	15,000	15,000	—
Robert J. Triolo & Pamela V. Triolo	10,000	5,000	15,000	15,000	—
Stephen A. Garnock	10,000	5,000	15,000	15,000	—
Theodora R. Lee	10,000	5,000	15,000	15,000	—
Tschumper Living Trust (47)	10,000	5,000	15,000	15,000	—
Vicky L. Miller	10,000	5,000	15,000	15,000	—
Victor H. Jong & Judy Jong	10,000	5,000	15,000	15,000	—
W. Richard Ulmer	10,000	5,000	15,000	15,000	—

	Shares Being Offered
			Total	Total Number of	Total Number
		Number of Shares	Number of	Shares Beneficially	of Shares
	Number of	Underlying	Shares	Owned Before	Owned After
Name of Selling Stockholder	Shares	Warrants	Being Offered	Offering	Offering(1)
Dan Cwieka	13,000	—	13,000	13,000	—
William Schaefer	12,627	—	12,627	12,627	—
HPC Capital (48)	—	12,500	12,500	12,500	—
Gary Bryant	10,000	—	10,000	10,000	—
Howard Isaacs	10,000	—	10,000	10,000	—
Jan Sanders	10,000	—	10,000	10,000	—
Aaron Sung & Aileen Fuentes (18)	6,250	3,125	9,375	9,375	—
Raymond Kim (18)	—	9,180	9,180	9,180	—
Donzel Culp (18)	—	8,640	8,640	8,640	—
Herman E. Sund	5,000	2,500	7,500	7,500	—
Scott C. Adams	5,000	2,500	7,500	7,500	—
Angel Cruz (18)	—	7,000	7,000	7,000	—
Randy Julian (18)	—	6,500	6,500	6,500	—
Steven Smtih (18)	—	5,000	5,000	5,000	—
Julie Yee (18)	—	4,860	4,860	4,860	—
Curtis Robinson (18)	—	3,780	3,780	3,780	—
Aileen Fuentes (18)	—	2,675	2,675	2,675	—
Eric Sjolund (18)	—	2,500	2,500	2,500	—
Darrell Smith (18)	—	2,500	2,500	2,500	—
Nobuyuki Kondo (18)	—	1,250	1,250	1,250	—

Total Amount Being Offered	11,566,524	14,542,344	26,108,868	26,108,868	—

(1)	Assumes that all shares will be resold by the selling stockholders after this offering.

(2)	Consists of warrants to purchase the following shares of common stock: (i) 20,302 shares at an exercise price of $1.16 per share; (ii) 59,369 shares at an exercise price of $0.62 per share; (iii) 18,097 shares at an exercise price of $0.56 per share; and (iv) 9,000,000 shares at an exercise price of $0.40 per share, 5,000,000 of which are being offered .. The Company issued the warrants in connection with agreements to provide credit enhancement and registration rights provisions requiring the issuance of additional warrants. Michael Sachs and Gregory C. McPherson have voting and investment control over the shares.

(3)	Represents a warrant to purchase 550,000 shares of our common stock at an exercise price of $0.80 per share, issued in consideration of a bridge loan made to Fashion House by American Microcap Investment Fund I, LLC in the amount of $550,000. Also represents an additional warrant to purchase 550,000 shares of our common stock at an exercise price of $1.00 per share in consideration of the extension of the outstanding bridge loan. In addition, we are obligated to issue additional warrants to this lender due to certain unmet requirements in the loan agreement regarding filing a registration statement for the warrants and having that registration statement become effective. As of September 30, 2006, we have issued an aggregate of 715,000 additional warrants with an exercise price of $1.00 per share and 495,000 additional warrants with an exercise price of $1.25 per share. Richard Kaufman has voting and investment control over the shares.

(4)	Represents warrants to purchase shares of our common stock at an exercise price of $0.60 per share issued in connection with bridge loans made to Fashion House by The Elevation Fund, LLC in the aggregate amount of $625,000 and additional warrants issued pursuant to obligations to include the shares underlying warrants on a registration statement. On June 30, 2006, the Company and The Elevation Fund agreed to cancel all previously issued warrants totaling 1,662,500 and to waive the issuance of additional warrants as registration rights penalties in exchange for a warrant to purchase 1,212,500 shares of the Company’s common stock at an exercise price of $0.60 per share..Lance Baller has voting and investment control over the shares owned by this entity.

(5)	Justin Borus has voting and investment control over the shares.

(6)	Includes a warrant to purchase 62,500 shares of our common stock at an exercise price of $0.80 per share issued in consideration of the bridge loan made to Fashion House by Battersea Capital, Inc. in the aggregate amount of $125,000 and a warrant to purchase 60,000 shares at an exercise price of $1.00 per share in consideration of another bridge loan in the aggregate amount of $300,000. John Matthias Lepo has voting and investment control over the shares owned by this entity.

(7)	Mr. Broidy is a director of the Company.

(8)	Laura Diaz has voting and investment control over the shares.

(9)	Includes a warrant to purchase 125,000 shares of our common stock at an exercise price of $0.80 per share issued in consideration of the bridge loan made to Fashion House by Diaz Management, Inc. in the aggregate amount of $125,000. Also includes an additional warrant to purchase 65,000 shares of our common stock at an exercise price of $0.80 per share in consideration of the extension of the outstanding bridge loan. Gualberto Diaz has voting and investment control over the shares.

(10)	Stephen M. Kerr has voting and investment control over the shares.

(11)	Keith A. Goodman, as general partner, has voting and investment control over the shares.

(12)	Brookstreet Securities Corporation (“BSC”), a registered broker-dealer, acted as the managing dealer in connection with the Private Placement, which had a final closing on May 1, 2006. BSC received an aggregate of $1,042,210, which consists of a commission of 8% of the gross sales price of the shares sold, a non-accountable marketing allowance of 2%, and a non-accountable expense allowance of 3%. The Company also paid BSC’s expenses equaling an aggregate of $153,270, which consists of legal fees and other expenses. Furthermore, the Company issued to BSC warrants to purchase an aggregate of 1,202,210 shares of common stock, of which 1,030,789 were transferred to the persons indicated pursuant to footnote 18. The warrants are immediately exercisable, expire May 2011 and have an exercise price of $1.00 per share, with a cashless exercise provision. Stephen Washburn has voting and investment control over the shares.

(13)	Taylor Fletcher has voting and investment control over the shares.

(14)	Gualberto Diaz has voting and investment control over the shares.

(15)	Jay Dabba has voting and investment control over the shares.

(16)	David B. Sacks, as trustee, has voting and investment control over the shares.

(17)	Michael Wyatt is Christopher Wyatt’s brother. Christopher Wyatt is a director of the Company.

(18)	The securityholder is a broker or an affiliate of a broker-dealer and received the warrants from BSC. BSC originally received the warrants as compensation in connection with the Private Placement. Any person who is an affiliate of a broker-dealer that received the warrants from BSC obtained the warrants in the ordinary course of business in connection with the private placement and there were no agreements or understandings, directly or indirectly, to distribute the securities.

(19)	Paul Karon has voting and investment control over the shares owned by this entity.

(20)	Mark Berman and Sharon Berman, as trustees, have voting and investment control over the shares.

(21)	Deborah A. Stone, as trustee, has voting and investment control over the shares.

(22)	Sara E. Glaze, as trustee, has voting and investment control over the shares.

(23)	David D. Selmon, as general partner, has voting and investment control over the shares.

(24)	Phillips W. Smith, as trustee, has voting and investment control over the shares.

(25)	Nir Zuk and Tamar Zuk, as trustees, have voting and investment control over the shares.

(26)	Thomas A. Murrell, as trustee, has voting and investment control over the shares.

(27)	Burton W. Bartlett has voting and investment control over the shares.

(28)	Thomas L. Potter purchased 25,000 shares and 25,000 warrants individually and 12,500 shares and 6,250 warrants under a separate IRA account.

(29)	David Sao Marcos purchased 12,500 shares and 6,250 warrants under an IRA account. Mr. Sao Marcos is also a broker-dealer who received 47,500 warrants from BSC. BSC originally received the warrants as compensation in connection with the Private Placement. Mr. Sao Marcos obtained the warrants in the ordinary course of business in connection with the private placement and there were no agreements or understandings, directly or indirectly, to distribute the securities.

(30)	Sam Stein, as trustee, has voting and investment power over these shares.

(31)	Hope Howard has voting and investment power over these shares.

(32)	William McMahon and Jason Barrette have voting and investment control over the shares.

(33)	P.M Whitford, as director, has voting and investment control over the shares.

(34)	Robert and Marcella Griep, as trustees, have voting and investment control over the shares.

(35)	Robert Kaiser, as general partner, has voting and investment control over the shares.

(36)	Steven E. Levy, as trustee, has voting and investment control over the shares.

(37)	Celestino and Suzanne Sousa, as trustees, have voting and investment control over the shares.

(38)	Robin Hojmer and Steve Erenberg have voting and investment control over the shares.

(39)	Michael J. Russi, as trustee, has voting and investment control over the shares.

(40)	Bryan Caston has voting and investment control over the shares.

(41)	Howard Hill and Patricia Hill have voting and investment control over the shares.

(42)	Stephen Gjolme, as partner, has voting and investment control over the shares.

(43)	Robert A. Pecora has voting and investment control over the shares.

(44)	Gordon J. Weiss and Stanley E. Ginsberg have voting and investment control over the shares.

(45)	Jane U. Mertens has voting and investment control over the shares.

(46)	Edward Reich, as president, has voting and investment control over the shares.

(47)	Brian E. Tschumper and Sara L. Tschumper, as trustees, have voting and investment control over the shares.

(48)	Vincent Sbarra has voting and investment control over the shares.

DESCRIPTION OF SECURITIES
General
We are authorized to issue 1,000,000,000 shares of common stock, no par value per share.
Common Stock
The securities being offered by the selling stockholders are shares of our common stock. As of December 21, 2006, there were issued and outstanding 24,887,068 shares of common stock that were held of record by approximately 488 stockholders.
The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock offered in this offering will be fully paid and not liable for further call or assessment.
Please review our articles of incorporation, as amended, and bylaws, copies of which have been filed with the SEC, as well as the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of our shares.
The holders of common stock do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of common stock voting for election of directors may elect all the directors if they choose to do so. In this event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors. Except as otherwise required by Colorado law, all stockholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of stockholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy.
Warrants
As of December 21, 2006, there were outstanding warrants to purchase: (i) 18,097 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $.056 per share which expire through September 2006; (ii) 1,212,500 shares of common stock, at an exercise price of $0.60 per share which expire through June 2016; (iii) 59,369 shares of common stock, at an exercise price of $0.62 per share, which expire through June 2011; (iv) 9,000,000 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $0.40 per share; (v) 802,500 shares of common stock, at an exercise price of $0.80 per share, which expire through June 2009; (vi) 2,927,210 shares of common stock, at an exercise price of $1.00 per share, which expire through May 2011; (vii) 20,302 shares of common stock, at an exercise price of $1.16 per share, which expire through May 2011; and (viii) 4,502,366 shares of common stock, at an exercise price of $1.25 per share, which expire through September 2016. The exercise price and the number of shares issuable upon exercise of the warrants will be adjusted upon the occurrence of certain events, including reclassifications, reorganizations or combinations of the common stock. At all times that the warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.
SHARES ELIGIBLE FOR FUTURE SALE
Rule 144
As of December 21, 2006, we had outstanding 24,887,068 shares of common stock. All of the shares registered pursuant to this prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). If shares are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, their sales of shares would be governed by the limitations and restrictions that are described below. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:
(1) 1% of the number of shares of our common stock then outstanding, which equals approximately 248,870 shares in our company as of the date of this prospectus; or
(2) the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.
Rule 144(k)
Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.
PLAN OF DISTRIBUTION
We are registering 26,108,868 shares of our common stock for resale by the selling stockholders identified in the section above entitled “Selling Stockholders.” We will receive none of the proceeds from the sale of these shares by the selling stockholders. The common stock may be sold from time to time to purchasers:
o	directly by the selling stockholders; or

o	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.
These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
o	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o	a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately negotiated transactions;

o	settlement of short sales;

o	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale;

o	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

o	any other method permitted pursuant to applicable law.
Neither the selling stockholders nor we can presently estimate the amount of compensation in the form of discounts, concessions or commissions that underwriters, broker-dealers or agents may receive from the selling stockholders or the purchasers of the common stock. We know of no existing arrangements between the selling stockholders, broker-dealers, underwriters or agents relating to the sale or distribution of the shares.
The selling stockholders may also enter into hedging transactions, and persons with whom they effect such transactions, including broker-dealers, may engage in short sales of our common shares. Our selling stockholders may also engage in short sales and short sales against the box, and in options, swaps, derivatives and other transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions that may resell those shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of section 2(17) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Selling stockholders that are broker-dealers or affiliates of broker-dealers are noted in the footnotes to the table of Selling Stockholders. Selling Stockholders that are broker-dealers are deemed underwriters. Furthermore, any affiliate of a broker-dealer whose shares are sold pursuant to this prospectus will be deemed an underwriter if the securities were not purchased in the ordinary course of business and at the time of purchase, there were any agreements or understandings directly or indirectly with any person to distribute the securities. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the

Securities Act. Any selling stockholder that is deemed to be an underwriter under Section 2(17) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
The shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We will bear all expenses relating to the sale of our common shares under this prospectus, except that the selling stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders. We have agreed to indemnify some of the selling stockholders against certain losses, claims, obligations, damages and liabilities, including liabilities under the Securities Act.
Any common shares offered under this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may also be sold under Rule 144 rather than pursuant to this prospectus.
Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.
LEGAL MATTERS
The validity of the common stock to be sold by the selling stockholders under this prospectus will be passed upon for us by Koff, Corn & Berger, P.C. as to matters of Colorado law.
EXPERTS
The December 31, 2005 and 2004 financial statements included in this prospectus have been audited by Corbin and Company LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.
ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE FASHION HOUSE HOLDINGS, INC.
CONTENTS
For Years Ended December 31, 2004 and 2005 and three and none months Ended September 30, 2005 and 2006

Report of Independent Registered Public Accounting Firm
To The Board Of Directors
THE FASHION HOUSE HOLDINGS, INC.
We have audited the accompanying consolidated balance sheet of The Fashion House Holdings, Inc. and subsidiary (the “Company”) as of December 31, 2005, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit on its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Fashion House Holdings, Inc. and subsidiary as of December 31, 2005, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses and has a working capital deficit of $1,210,488. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.
/s/ Corbin & Company, LLP
Corbin & Company, LLP
Irvine, California
March 31, 2006

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET

December 31,
2005
ASSETS

Current assets:
Cash	$76,680
Accounts receivable, net of allowance of $15,353	468,017
Inventory	—
Prepaid expenses	168,818

Total current assets	713,515

Property and equipment, net	350,350
Deposits	73,873

TOTAL ASSETS	$1,137,738

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$550,366
Accrued payroll and related	292,403
Due to factor	321,488
Accrued interest	172,079
Convertible note payable, net of discount of $45,833	504,167
Note payable, net of discount of $66,500	58,500
Current portion of notes payable to stockholders	25,000

Total current liabilities	1,924,003

Long-term liabilities:
Notes payable to stockholders, net of current portion	981,000
Warrant liabilities	904,000

Total liabilities	3,809,003

Commitments and contingencies

Stockholders’ deficit:
Common stock, no par value; 1,000,000,000 shares authorized; 24,887,063 shares issued and outstanding	5,601,189
Accumulated deficit	(8,272,454)

Total stockholders’ deficit	(2,671,265)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,137,738

See report of independent registered public accounting firm and notes to consolidated financial statements.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2005	2004
Net sales	$1,644,474	$4,676,528

Cost of sales	1,388,320	2,710,165

Gross profit	256,154	1,966,363

Operating expenses:
Selling, general and administrative	3,690,885	2,140,602
Payroll and related	1,214,604	416,570
Royalties	432,500	367,014

Total operating expenses	5,337,989	2,924,186

Loss from operations	(5,081,835)	(957,823)

Other income (expense):
Other income	—	—
Gain on sale of license	—	1,350,000
Interest expense, net of interest income	(1,688,409)	(84,406)
Gain on settlement of penalty warrants	—	—
Change in fair value of derivative liabilities	(216,000)	—

Total other income (expense), net	(1,904,409)	1,265,594

(Loss) income before income taxes	(6,986,244)	307,771

Income taxes	800	800

Net (loss) income	$(6,987,044)	$306,971

Basic and diluted net (loss) income per share	$(0.43)	$0.02

Weighted average shares outstanding — basic and diluted	16,194,174	13,185,674

See report of independent registered public accounting firm and notes to consolidated financial statements.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
Balance at January 1, 2004	12,985,064	$500,000	$(1,592,381)	$(1,092,381)
Issuance of common stock for services	1,129,136	800	—	800

Net income	—	—	306,971	306,971

Balance at December 31, 2004	14,114,200	500,800	(1,285,410)	(784,610)
Issuance of common stock in reverse merger	1,006,344	—	—	—
Estimated fair value of common stock issued for services	1,006,344	1,006,344	—	1,006,344
Estimated fair value of warrants issued with a note payable	—	95,000	—	95,000
Estimated fair value of beneficial conversion feature on convertible notes payable	—	788,000	—	788,000
Issuance of common stock in private placement, net of issuance costs	3,152,250	2,631,491	—	2,631,491
Issuance of common stock upon conversion of notes payable and accrued interest	724,443	579,554	—	579,554
Net loss	—	—	(6,987,044)	(6,987,044)

Balance at December 31, 2005	20,003,581	5,601,189	(8,272,454)	(2,671,265)

See report of independent registered public accounting firm and notes to consolidated financial statements.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2005	2004
Cash flows from operating activities:
Net (loss) income	$(6,987,044)	$306,971
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	55,991	32,892
Allowance for doubtful accounts	93,558	—
Gain on sale of license	—	(1,350,000)
Amortization of estimated fair value of beneficial conversion	765,583	—
Estimated fair value of stock issued for services	1,006,344	800
Amortization of estimated fair value of warrants	527,084	—
Estimated fair value of warrants issued as penalties	166,000	—
Estimated fair value of warrants issued for maturity extensions	—	—
Change in fair value of derivative warrant liability	216,000	—
Change in operating assets and liabilities:
Accounts receivable	(357,683)	(203,892)
Inventory	—	—
Prepaid royalties and expenses	(145,654)	(23,164)
Deposits	(60,521)	(12,602)
Accounts payable and accrued expenses	341,433	91,020
Accrued payroll and related	9,442	62,808
Settlement payable	(135,000)	135,000
Accrued interest	102,337	74,296

Net cash used in operating activities	(4,402,130)	(885,871)

Cash flows from investing activities:
Purchases of property and equipment	(258,192)	(129,446)
Proceed from sale of license	—	1,350,000

Net cash (used in) provided by investing activities	(258,192)	1,220,554

Cash flows from financing activities:
Proceeds from notes payable to stockholders	625,000	100,000
Repayments of notes payable to stockholders	(161,000)	(243,000)
Advances from factor	1,443,833	1,124,631
Payments to factor	(1,224,171)	(1,155,104)
Proceeds from notes payable	125,000	—
Repayments on notes payable	—	—
Proceeds from convertible notes payable	1,750,000	—
Repayments of convertible notes payable	(625,000)	—

Proceeds from issuance of common stock, net of issuance costs of $520,759	2,631,491	—

Prepaid offering cost	—	—
Net cash provided by (used in) financing activities	4,565,153	(173,473)

Net (decrease) increase in cash	(95,169)	161,210
Cash, beginning of period	171,849	10,639

Cash, end of period	$76,680	$171,849

	Years Ended December 31,
	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$37,392	$10,110

Cash paid during the period for income taxes	$800	$800

Supplemental schedule of noncash investing and financing activities:
Estimated fair value of warrants issued in connection with certain notes payable	$95,000	$—

Issuance of common stock on conversion of debt and accrued interest	$579,554	$—

Estimated fair value of beneficial conversion features of certain convertible notes payable	$788,000	$—

Estimated fair value of warrants issued in connection with certain convertible notes payable	$522,000	$—

Reclassification of derivative liabilities	$—	$—

See report of independent registered public accounting firm and notes to consolidated financial statements.

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization and Nature of Operations
On August 19, 2005, TDI Holding Corporation (“TDI”) entered into an agreement of Plan of Reorganization (“Merger”) with The Fashion House, Inc. (“TFH”) in a tax free share exchange under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Immediately prior to the Merger (after considering the stock split), TDI had 1,006,344 shares of common stock issued and outstanding and no preferred stock issued and outstanding. Pursuant to the Merger, all of the outstanding shares of TFH’s common stock were exchanged into 14,114,200 shares of TDI common stock. Immediately after the Merger, TDI had 15,120,544 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. In addition, pursuant to the Merger, TFH paid $325,000 to TDI, which TFH expensed as acquisition costs, which is included in selling, general and administrative expenses in the accompanying consolidated statement of operations during the year ended December 31, 2005.
Immediately after the Merger, the officers and directors of TDI resigned and the management of TFH controlled such positions; therefore, effecting a change of control. As a result, the transaction was recorded as a “reverse merger” whereby TFH was considered to be the accounting acquirer as it retained control of TDI after the Merger. Simultaneously with the Merger, TDI changed its name to The Fashion House Holdings, Inc. (hereafter referred to as the “Company”).
TFH was incorporated under the laws of the State of Delaware on April 11, 2002 and commenced operations on January 1, 2003. TFH designs, develops and markets women’s dress footwear with an emphasis on celebrity appeal, style, quality and fit. The Company targets the moderate to premium-priced categories of the women’s footwear industry and implements its business model by licensing recognized brand names.
Principles of Consolidation
These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, collectibility of receivables, recoverability of long-lived assets, valuation of warrants to purchase common stock and deferred tax assets. Actual results may differ from these estimates under different assumptions or conditions.
Going Concern
The consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net operating losses for the years ended December 31, 2005 and 2004 and has an accumulated deficit of $8,272,454 and a working capital deficit of $1,210,488 at December 31, 2005.
The Company’s success is dependent upon numerous items, among which are the Company’s successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenues adequate to support the Company’s current and future cost structure, and its ability to obtain financing for operations, for which there is no assurance. Unanticipated problems, expenses and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, competition, the need to develop customer support capabilities and market expertise, setbacks in product development, technical difficulties, market acceptance and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations.
The Company believes it will have adequate cash to sustain operations until it achieves sustained profitability. However, until the Company has a history of maintaining revenue levels sufficient to support its operations and repay its working capital deficit, the Company requires additional financing. Subsequent to year end, the Company received net proceeds of approximately $3,150,000 from the issuance of its common stock (see Note 9). There can be no assurance that additional funding will be adequate or will enable the Company to achieve or sustain profitable operations.
These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
Risks and Uncertainties
Credit Risk
The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2005, there were no uninsured balances.
The Company assigns the majority of its trade accounts receivable to a factor (see Note 2), however the Company maintains the credit risk with respect to collection of these amounts. The Company makes sales to customers not approved by its factor at its own risk and monitors the outstanding receivable balance. At December 31, 2005, the Company established an allowance for doubtful accounts of $15,353.
Three customers accounted for approximately 50% of sales for the year ended December 31, 2005 and no customer accounted for greater than 10% of sales for the year ended December 31, 2004.
The Company operates in an industry that is subject to intense competition. The Company’s operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an operating business, including the potential risk of business failure.
Merchandise Risk
The Company’s success is largely dependent upon its ability to gauge the market trends and the tastes of its targeted consumers and provide merchandise that satisfies consumer demand. Any inability to provide appropriate merchandise in sufficient quantities in a timely manner could have a material adverse effect on the Company’s business, operating results and financial condition.
The Company purchases substantially all of its entire inventory from two vendors. The loss of either of these vendors could have a material adverse effect on the Company’s cash flow and financial position.
Inventories
Inventories will consist of returned merchandise from customers or unsold goods held by the trading company at a public warehouse in excess of sixty days. As noted below, the Company has no inventory on hand at December 31, 2005.
Property and Equipment
Property and equipment are stated at cost. Depreciation of equipment is provided for by using the straight-line method over the estimated useful lives of the related assets, which are five years for machinery and equipment, seven years for furniture and fixtures, and the shorter of lease terms or estimated useful lives for leasehold improvements. Expenditures for maintenance and repairs are charged to expense as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.
Long-Lived Assets
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of long-lived assets for impairment whenever events or change in circumstances indicate that such carrying values may not be recoverable. The Company estimates the future undiscounted cash flows derived from an asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may not be recoverable. An impairment loss is recognized when the undiscounted future cash flows are less than its carrying amount. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. At December 31, 2005, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products or services will continue, which could result in future impairment of long-lived assets.
Fair Value of Financial Instruments
The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses, accrued payroll and related, due to factor, accrued interest and notes payable. The carrying value for all such instruments approximates fair value at December 31, 2005 due to there short maturities. The fair value of the notes payable to stockholders is not determinable as the borrowings are with related parties.
Revenue Recognition
Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition, as amended by SAB 104, outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes that the Company’s revenue recognition policy conforms to SAB 104.
The Company evaluates the criteria of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. The Company is the primary obligor, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, establishes product specifications, and has the risk of loss as it relates to the ultimate collection of accounts receivable and cargo losses. Accordingly, the Company’s revenue is recorded on a gross basis.
The Company utilizes a trading company (see Note 2) to provide trade finance and factoring services in connection with the manufacture, distribution and sale of the Company’s products (referred to hereinafter as the “Goods”) to customers. The trading company issues letters of credit in favor of the manufacturers at the request of the Company, and in accordance with the information provided in such requests. The trading company imports and delivers Goods, as instructed by the Company, to a public warehouse and pays the manufacturers for the cost of Goods and the related costs covered by the requests.
Goods are held by the Company at a public warehouse on a consignment basis. The Company arranges and maintains the Goods while in its possession at its expense. The trading company has title to the Goods when shipped from the manufacturer and in the public warehouse. The trading Company is paid for the Goods upon their sale and shipment to the Company’s customers. Goods that remain unsold in the public warehouse on or after sixty days from receipt are billed by the trading company and title to the goods is transferred to the Company. For all Goods purchased, the Company’s charged cost plus 4% by the trading company. There were no unsold Goods billed by the trading company and purchased by the Company during the years ended December 31, 2005 and 2004.
Revenue is recognized upon shipment of goods from the public warehouse to the customers, which is when title transfers to the customers. The trading company approves credit to the customers and factors the sale. The trading company charges the Company 2.5% of the sales which are factored. For sales that are not factor approved, the Company purchases Goods from the trading company and sells the Goods directly to the customers.
The Company has title to all Goods returned by customers to the public warehouse. At December 31, 2005, returned inventory was not material to the overall financial statements.
Shipping and handling costs billed to the customers are recorded in sales. Shipping and handling costs as incurred by the Company are recorded in cost of sales.
Advertising
The Company expenses advertising costs, consisting primarily of placement in multiple publications, along with design and printing costs of sales materials, when incurred. Advertising expense for the years ended December 31, 2005 and 2004 amounted to $63,072 and $73,967, respectively.
Income Taxes
The Company determines its income taxes under the asset and liability method in accordance with the SFAS No. 109, Accounting for Income Taxes. Under the asset and liability approach, deferred income tax assets and liabilities are calculated and recorded based upon the future tax consequences of temporary differences by applying enacted statutory tax rates applicable to future periods for differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability. Those not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are provided for significant deferred income tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.
Earnings Per Share
The Company uses SFAS No. 128, Earnings Per Share, for calculating the basic and diluted income (loss) per share. Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted income (loss) per share is computed similar to basic income (loss) per share. All potentially dilutive shares (371,500 shares) as of December 31, 2005 have been excluded from diluted loss per share, as their effect would be anti-dilutive for the year then ended. There were no potentially dilutive shares during the year ended December 31, 2004.
Basic and diluted (loss) income per common share is computed as follows:

	Years Ended December 31,
		2005			2004
			Per			Per
	Loss	Shares	Share	Income	Shares	Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Basic EPS
(Loss) income available to common stockholders	$(6,987,044)	16,194,174	$(0.43)	$306,971	13,185,674	$0.02

Effect of Dilutive Securities
None	—	—		—	—

Diluted EPS
(Loss) income available to common stockholders	$(6,987,044)	16,194,174	$(0.43)	$306,971	13,185,674	$0.02
Stock-Based Compensation
As of December 31, 2005, the Company has not issued any share-based payments to its employees.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), which is a revision of SFAS No. 123. SFAS No. 123(R) supersedes Accounting Principles Board (“APB”) No. 25 and amends SFAS No. 95, Statement of Cash Flows. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The provisions of this statement are effective for the Company as of January 1, 2006.
SFAS No. 123(R) requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123(R) also establishes accounting requirements for measuring, recognizing and reporting share-based compensation, including income tax considerations. The Company will adopt SFAS No. 123(R) using the modified prospective application in January 2006. Under the modified prospective application, the cost of new awards and awards modified, repurchased or cancelled after the required effective date and the portion of awards for which the requisite service has not been rendered (unvested awards) that are outstanding as of the required effective date will be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123.
The adoption of SFAS No. 123(R)’s fair value method will have a negative impact on the Company’s results of operations if the Company grants share-based payments to its employees in the future, although it will have no impact on its overall financial position. The impact of adopting SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature. The requirement will reduce net operating cash flows and increase net financing cash flows in periods of adoption.
Issuance of Stock for Non-cash Consideration
All issuances of the Company’s common stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares issued. In certain issuances, the Company may discount the value assigned to the stock issued for illiquidity and restrictions on resale.
The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and EITF Issue No. 00-18, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.
Derivative Financial Instruments
In connection with the issuance of warrants with convertible notes payable (see Note 7), the Company was required to file a registration statement in November 2005 and have such registration statement declared effective no later than 180 days following the Merger (the “Effectiveness Deadline”). In addition, the Company will be required to issue certain holders of convertible notes a number of warrants equal to 130,000 for each subsequent 30-day period that such registration statement has not been filed. Also, the Company will be required to issue the holders of convertible notes a number of warrants equal to 130,000 for each 30-day period following the Effectiveness Deadline. As of March 31, 2006, the Company has not filed the required registration statement, and therefore has issued warrants to purchase an aggregate of 260,000 and 650,000 shares of the Company’s common stock during the year ended December 31, 2005 and the period from January 1, 2006 to March 31, 2006, respectively. In addition, the Company is required to include the warrants issued to the placement agent for the private placement in such registration statement (see Note 8). The Company determined that the registration rights are an embedded derivative instrument pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Under the provisions of EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and

Potentially Settled in, a Company’s Own Stock, the accounting treatment of these derivative financial instruments requires that the Company record the derivatives at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. Any change in fair value will be recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income.
At December 31, 2005, the Company has derivative liabilities valued at $904,000 related to the warrants with registration rights. During the year ended December 31, 2005, the Company recognized expense of $216,000 related to the increase in fair value of the derivative liabilities at December 31, 2005.
Warrant-related derivatives were valued using the Black-Scholes Option Pricing Model with the following assumptions during the year ended December 31, 2005: dividend yield of 0%; average volatility of 89%; and risk free interest rate of 4.0%.
Beneficial Conversion Feature
The convertible features of certain convertible notes payable (see Note 7) provide for a rate of conversion that is below market value. Such feature is normally characterized as a “beneficial conversion feature” (“BCF”). Pursuant to EITF Issue No. 98-5, Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 To Certain Convertible Instruments, the fair values of the BCFs have been recorded as a discounts from the face amount of the respective debt instrument. The Company is amortizing the discounts using the effective interest method through maturity of such instruments. The Company records the corresponding unamortized debt discounts related to the BCFs and warrants as interest expense when the related instrument is converted into the Company’s common stock.
Recent Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB 29, Accounting for Nonmonetary Transactions. SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Provisions of this statement are effective for fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on the consolidated financial statements.
In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces APB No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this statement to have a material impact on the consolidated financial statements.
NOTE 2 — ACCOUNTS RECEIVABLE FACTORING
On February 1, 2003, the Company signed a factoring agreement with Madison Administrative Services, Inc. (“MAS”), a New York corporation. Under the factoring agreement, MAS charged the Company a factoring fee of 1% of the gross invoice amount of each account receivable, subject to a minimum annual fee of $9,000. MAS, to the extent of any financing provided, held a security interest in all assets of the Company over the term of the factoring agreement. During the years ended December 31, 2005 and 2004, factoring fees charged by MAS totaled $3,033 and $134,016, respectively.
In November 2004, the Company terminated its factoring activities with MAS and signed a conditional mutual release with MAS on April 6, 2005, whereby the Company agreed to pay MAS $135,000, of which $50,000 was paid upon signing and $85,000 was paid in July 2005.

On November 14, 2004, the Company signed a factoring agreement with Itochu International, Inc. (“Itochu”), a New York corporation. Under the factoring agreement, the Company is charged a factoring fee of 2.5% of the gross invoice amount, with no minimum annual fee, and all invoices are subject to approval by Itochu. Itochu, to the extent of any financing provided, holds a security interest in all assets of the Company over the term of the factoring agreement. Either party may terminate the factoring agreement by providing 60 days written notice. In accordance with the agreement, Itochu will advance the invoice amount, but at no time will the outstanding balance of advances exceed $500,000. During the years ended December 31, 2005 and 2004, factoring fees charged by Itochu totaled $41,281 and $4,319, respectively.
At December 31, 2005, the following summarizes the Company’s accounts receivable and related balances:

Receivables assigned to factor	$464,960
Advances from factor	(321,488)

Amounts due from factor	143,472

Unfactored accounts receivable	18,410
Allowance for returns	(15,353)

$146,529

NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following at December 31, 2005:

Office and computer equipment	$114,044
Leasehold improvements	177,591
Furniture and fixtures	157,047

448,682
Less accumulated depreciation and amortization	(98,332)

$350,350

NOTE 4 — COMMITMENTS AND CONTINGENCIES
Licensing Agreements
For the rights to use trademarks, the Company has entered into licensing agreements with various licensors.
The agreements enable the Company to sell products using the name of the licensors in return for a licensing fee based upon sales of the products using the licensors’ names.
As of December 31, 2005, the Company has rights to use three trademarks as evidenced by licensing agreements entered into with Richard Tyler, Tyler and Oscar by Oscar de la Renta, which expire on November 26, 2007, November 26, 2007 and June 30, 2010, respectively. Under these licensing agreements, the Company agreed to pay the greater of between 3% and 8% of net sales of the licensed products or guaranteed minimums ranging from $68,000 to $940,000 per annum, per contract. The licensors may terminate the licensing agreements upon event of default, as defined.
In 2004, the Company sold the rights to use the Nicole Miller trademark under its licensing agreement through March 2009 to an unrelated third party for $1,350,000 and realized a gain of $1,350,000.

Minimum annual guaranteed royalty payments on the above licenses are as follows:

Years ending December 31,
2006	$593,000
2007	832,000
2008	1,007,000
2009	1,314,000
2010	940,000
Thereafter	500,000

$5,186,000

Leases
The Company leases its property under a noncancelable operating lease agreement which expires in 2010 and provides for monthly lease payments ranging from $12,400 to $14,000.
Future annual minimum payments under the operating lease are as follows:

Total
2006	$149,000
2007	154,000
2008	159,000
2009	163,000
2010	168,000

Total	$793,000

Rent expense for the years ended December 31, 2005 and 2004 was $110,000 and $47,000, respectively.
Indemnities and Guarantees
The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility lease, the Company has indemnified its lessors for certain claims arising from the use of the facilities. Additionally, the Company indemnifies its factor and licensors under the factoring and license agreements, respectively, against certain claims as a result of the violation of any law. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.
Litigation
The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the consolidated financial position or consolidated results of operations of the Company.
Employment Agreements
The Company has entered into employment agreements with certain of its management for services to be provided in the normal course of business. These agreements call for minimum salary levels and various payments upon termination of employment, as defined. In the event of termination for any reason, the Company is required to pay its CEO one year salary and bonus. The CEO’s salary for the year ended December 31, 2005 was $180,000 and the bonus was waived.

NOTE 5 — INCOME TAXES
Income tax expense consisted of current state income tax expense of $800 for the years ended December 31, 2005 and 2004.
Reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	2005	2004
Statutory federal income tax rate	34.0%	34.0%
State income taxes, net of federal benefit	—	0.2
Change in valuation allowance	(33.9)	(34.5)
Other	(0.1)	0.6

Total	—	0.3

The following is a summary of the significant components of the Company’s deferred income tax asset as of December 31, 2005:

Net operating loss carryforwards	$3,601,000
Less valuation allowance	(3,601,000)

$—

At December 31, 2005, the Company had net operating loss carryforwards of approximately $8,400,000 available to offset future federal and state income taxes and will begin to expire in 2023 and 2013, respectively. SFAS No. 109 requires that the tax benefit of such net operating losses be recorded using current tax rates as an asset to the extent management assesses the utilization of such net operating losses to be more likely than not. Based upon the Company’s short term historical operating performance, the Company provided a full valuation allowance against the deferred tax asset in 2005 and 2004. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. At December 31, 2005, the effect of such limitation, if imposed, has not been determined.
NOTE 6 — NOTES PAYABLE TO STOCKHOLDERS
From time to time, the Company borrows funds from a founding stockholder for working capital purposes, which bear interest at 8% per annum and are due 13 months from the date of demand. As of December 31, 2005, outstanding borrowings totaled $981,000 and accrued interest totaled $134,546. As of March 31, 2006, no demand for repayment has been made. Interest expense incurred totaled $53,500 and $60,000 for the years ended December 31, 2005 and 2004, respectively.
During the year ended December 31, 2005, the Company borrowed $25,000 from another stockholder for working capital purposes. Such borrowings are non-interest bearing and are due on demand.
NOTE 7 — NOTES PAYABLE
In April and May 2005, the Company issued convertible notes payable totaling $625,000, bearing interest at 11 percent per annum (the “11% Notes”). The 11% Notes and accrued interest were due through August 2005, as amended. In addition, the principal and accrued interest on the 11% Notes are convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share. The Company recorded a BCF of $375,250 in connection with the conversion feature of the notes payable and amortized $375,250 to interest expense in the accompanying statement of operations during the year ended December 31, 2005. In connection with the issuance of the 11% Notes, the Company issued warrants to purchase an aggregate of 687,500 shares of the Company’s common stock (see Note 8), including a warrant to purchase 62,500 shares of the Company’s common stock issued in connection with an extension of the maturity date. In August 2005, the Company repaid such amounts, including accrued interest of $35,392. The holder of the 11% Notes has the right to purchase up to 50% of any equity security, including convertible debt, to be issued by the Company on the same terms as such securities are offered to other parties through May 2008. In connection with the registration rights issued with the 11% Notes and related warrants (see Note 1), the Company has issued warrants to purchase an aggregate of 150,000 shares of the Company’s common stock as penalty for not registering the underlying shares timely, as defined (see Note 8).
In July 2005, the Company issued a convertible note payable totaling $550,000, bearing interest at 11 percent per annum (the “July 11% Note”). The July 11% Note and accrued interest are due in April 2006, as amended. In addition, the principal and accrued interest on the July 11% Note are convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share. The Company recorded a BCF of $269,000 in connection with the conversion feature of the note payable and amortized $246,583 to interest expense in the accompanying statement of operations during the year ended December 31, 2005. In connection with the issuance of the July 11% Note, the Company issued warrants to purchase an aggregate of 550,000 shares of the Company’s common stock (see Note 8). In connection with the registration rights issued with the July 11% Note and related warrants (see Note 1), the Company has issued warrants to purchase an aggregate of 110,000 shares of the Company’s common stock as penalty for not registering the underlying shares timely, as defined (see Note 8). At December 31, 2005, the balance of the July 11% Note is $504,167, net of unamortized debt discounts of $22,417 and $23,416 related to the BCF and warrants, respectively.
In June and August 2005, the Company issued convertible notes payable totaling $575,000, bearing interest at 6 percent per annum (the “6% Notes”). The 6% Notes and accrued interest were due at the earlier of the initial closing of the Company’s private placement (see Note 8) or June 2006. In addition, the principal and accrued interest on the 6% Notes were convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share. The Company recorded a BCF of $143,750 in connection with the conversion feature of the 6% Notes for the year ended December 31, 2005 and amortized $143,750 to interest expense in the accompanying statement of operations during the year ended December 31, 2005. In conjunction with the initial closing of the Company’s PPM, as defined below, the entire balance of $575,000 of 6% Notes, and $4,554 of accrued interest, was converted into 724,443 shares of the Company’s common stock in accordance with the related agreements.
In December 2005, the Company issued a note payable totaling $125,000, bearing interest at the prime rate plus five percent (12.25% at December 31, 2005) (the “December Note”). In connection with the issuance of the December Note, the Company issued a warrant to purchase 125,000 shares of the Company’s common stock (see Note 8). At December 31, 2005, the balance of the December Note was $58,500, net of unamortized debt discount of $66,500 related to the warrants. The December Note and accrued interest was repaid in March 2006.
NOTE 8 — EQUITY TRANSACTIONS
Common Stock
The Company entered into an agreement with Brookstreet Securities Corporation (“BSC”), a NASD member investment banker based in Irvine, California, as its placement agent and financial consultant to sell newly issued common stock at $1.00 per share for a total offering from a minimum of 2,500,000 shares to a maximum of 8,500,000 shares (the “PPM”), as amended, in order to raise minimum capital of $2,175,000 to maximum capital of $7,395,000, net of expenses. In addition, investors receive warrants, which immediately vest, to purchase shares of the Company’s common stock at an exercise price of $1.25 per share in an amount equal to 50% of the number of shares purchased. The Company agreed to pay BSC an 8% retail sales commission, a 2% non-accountable marketing allowance and a 3% non-accountable expense allowance and warrants to purchase an amount of the Company’s common stock equal to 15% of the common stock sold in the PPM (see below). BSC also received warrants to purchase 472,838 shares of the Company’s common stock at an exercise price of $1.00 per share (see below).
During the year ended December 31, 2005, the Company issued 3,152,250 shares of its common stock receiving proceeds of $2,631,491, net of commissions, fees and expenses of $520,759.
During the year ended December 31, 2005, the Company issued 1,006,344 shares of common stock valued at $1.00 per share (estimated fair value on the date of grant) for consulting services provided.
Warrants
From time to time, the Company issues warrants pursuant to various consulting and third party agreements.

During the year ended December 31, 2005, the Company issued warrants to purchase an aggregate of 1,362,500 shares of the Company’s common stock in connection with the issuance of convertible notes payable (see Note 7), with fair values totaling $617,000 determined under SFAS No. 123 and recorded such as a debt discount and $522,000 as a warrant liability due to related registration rights (see Note 1) and $95,000 to stockholders’ equity. These warrants vested upon grant, have exercise prices of $0.80 and expire on various dates through December 2015. As of December 31, 2005, $527,084 has been amortized to interest expense.
During the year ended December 31, 2005, the Company issued warrants to purchase an aggregate of 260,000 shares of the Company’s common stock in connection with liquidated damages clauses of certain registration rights agreements (see Note 1). The warrants had fair values totaling $166,000, as determined under SFAS No. 123 and recorded such as interest expense and warrant liability upon grant. These warrants vested upon grant, have an exercise price of $1.00 and expire through December 2008.
During the year ended December 31, 2005, the Company issued warrants to purchase an aggregate of 472,838 shares of the Company’s common stock to BSC in connection with the Company’s private placement (see above). These warrants vested upon grant, have exercise prices of $1.00 and expire through September 2010.
The following represents a summary of the warrants outstanding for the years ended December 31, 2005 and 2004:

		Weighted Average
	Number	Exercise Price
	of Warrants	Per Share
Outstanding at January 1, 2004	19,271	$10.22
Granted	—	—
Exercised	—	—
Expired/Forfeited	—	—

Balance at December 31, 2004	19,271	10.22
Granted	2,095,338	0.87
Exercised	—	—
Expired/Forfeited	(1,720)	43.60

Balance at December 31, 2005	2,112,889	$0.92

Weighted average fair value of warrants granted 2005	$0.38

The following summarizes information about warrants outstanding at December 31, 2005:

		Warrants Outstanding and Exercisable
		Weighted
		Average	Weighted
	Number of	Remaining	Average
Exercise	Shares	Contractual	Exercise
Price	Outstanding	Life (Years)	Price
$0.80	1,362,500	6.8	$0.80
$1.00	732,838	5.4	1.00
$5.45-$8.72	17,551	1.0	6.98

	2,112,889		$0.92

NOTE 9 — SUBSEQUENT EVENTS
In January 2006 and March 2006, the Company acquired rights to use four trademarks as evidenced by a licensing agreement entered into with Bill Blass Limited to design, manufacture and distribute women’s footwear under the brand names Blass by Bill Blass, Bill Blass Couture, Blassport and Bill Blass Collection. The agreements expire in March 2011, with an automatic extension through 2016. Under the licensing agreement, the Company agreed to pay the greater of 7% of net sales of the licensed products or guaranteed minimums ranging from $105,000 to $350,000 per annum. The licensor may terminate the licensing agreement upon event of default, as defined.
In March 2006, the Company acquired rights to use two trademarks as evidenced by a licensing agreement entered into with Isaac Mizrahi to design, manufacture and distribute women’s footwear under the brand names Isaac Isaac Mizrahi and a new couture brand. The agreement expires in March 2011, with an automatic extension through 2016. Under the licensing agreement, the Company agreed to pay the greater of 8% of net sales of the licensed products or guaranteed minimums ranging from $170,000 to $450,000 per annum. The licensor may terminate the licensing agreement upon event of default, as defined.
On January 17, 2006, the Company extended the July 11% Note until April 17, 2006. In connection with the extension of the July 11% Note from January 2006 to April 2006, the Company issued warrants to purchase 550,000 shares of the Company’s common stock. This note and the interest owed were fully paid by March 24, 2006. The warrants had fair values totaling $385,000, as determined under SFAS No. 123, vested upon grant, have an exercise price of $1.00 and expire in January 2009.
In February 2006, the Company extended the December Note until April 13, 2006. In connection with the extension of the December Note from February 2006 to April 2006, the Company issued a warrant to purchase 65,000 shares of the Company’s common stock. The December Note and the interest owed were fully paid in March 2006. The warrants had fair values totaling $105,000, as determined under SFAS No. 123, vested upon grant, have an exercise price of $0.80 and expire in February 2016.
In January 2006, the Company issued a note payable totaling $800,000, bearing interest at 10.5%. In connection with the issuance of the note, the Company issued a warrant to purchase 400,000 shares of the Company’s common stock. The warrants had fair values totaling $552,000, as determined under SFAS No. 123. These warrants vested upon grant, have an exercise price of $1.00 and expire in January 26, 2009. The note and accrued interest were repaid in March 2006.
In February 2006, the Company issued a note payable totaling $125,000, bearing interest at the prime rate plus 5% (12.5% at February 28, 2006). In connection with the issuance of the note, the Company issued a warrant to purchase 62,500 shares of the Company’s common stock. The warrants had fair values totaling $101,000, as determined under SFAS No. 123. These warrants vested upon grant, have an exercise price of $0.80 and expire in January 26, 2009. The note and accrued interest were repaid in March 2006.
During the period from January 1, 2006 through March 31, 2006, the Company issued 3,619,982 shares of its common stock for proceeds of $3,149,384, net of issuance costs of $470,598. In connection with the issuance of the common stock, the Company issued warrants to purchase 1,809,692 shares of common stock. The warrants vested upon grant, have exercise prices of $1.25 and expire through March 2007.
In connection with the PPM, the Company issued warrants to purchase an aggregate of 1,576,125 shares of the Company’s common stock in connection with the issuance of 3,152,250 shares of common stock in 2005. These warrants had fair values totaling $1,070,000, as determined under SFAS No. 123. These warrants vested upon grant, have an exercise price of $1.25 and expire through March 2007.
The Company entered into a one year contract with an investor relations company costing $12,500 per month and the investor relations firm pursuant to which a warrant to purchase 1,200,000 shares of the Company’s common stock is to be issued. The warrants had a fair value of $996,000, as determined under SFAS No. 123. This warrant vested upon grant, has an exercise price of $1.00 and expires in January 2009.

THE FASHION HOUSE, INC.
BALANCE SHEET
September 30, 2006
(UNAUDITED)

ASSETS
Current assets:
Cash	$355,963
Accounts receivable, net of allowance of $144,271	2,923,625
Inventories, net of reserve of $70,000	1,287,597
Prepaid expenses	222,977

Total current assets	4,790,162

Property and equipment, net	495,113

Deposits	28,021

$5,313,296

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Line of credit	$4,238,322
Accounts payable and accrued expenses	2,356,011
Accrued payroll and related	321,456
Due to factor	3,316
Accrued interest	190,193
Note payable	300,000

Total current liabilities	7,409,298

Long-term liabilities:
Note payable to stockholder	981,000
Warrant liabilities	588,000

Total liabilities	8,978,298

Commitments and contingencies

Stockholders’ deficit
Common stock, no par value; 1,000,000,000 shares authorized; 24,887,063 shares issued and outstanding	11,491,701
Accumulated deficit	(15,156,703)

Total stockholders’ deficit	(3,665,002)

Total liabilities and stockholders’ deficit	$5,313,296

See accompanying notes to unaudited condensed consolidated financial statements

THE FASHION HOUSE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)

	September 30,	September 30,
	2006	2005
Net sales	$5,942,948	$1,202,192
Cost of sales	4,369,699	1,096,169

Gross profit	1,573,249	106,023

Operating expenses:

Selling, general and administrative	4,451,160	2,168,444
Payroll and related	1,882,862	756,034
Royalties	531,272	421,563

Total operating expenses	6,865,294	3,346,041

Loss from operations	(5,292,045)	(3,240,018)

Other income (expense):
Other income	680	—
Interest expense	(3,599,092)	(1,122,410)
Gain on settlement of penalty warrant	276,000	—
Change in fair value of derivative liabilities	1,731,000	—

Total other expense	(1,591,404)	(1,122,410)

Loss before income taxes	(6,883,449)	(4,362,428)

Income taxes	800	—

Net loss	$(6,884,249)	$(4,362,428)

Basic and diluted net loss per share	$(0.29)	$(0.29)

Weighted average shares outstanding — basic and diluted	23,555,191	14,826,416

See accompanying notes to unaudited condensed consolidated financial statements

THE FASHION HOUSE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)

	September 30,	September 30,
	2006	2005
Net sales	$3,259,524	$455,867
Cost of sales	2,117,313	294,623

Gross profit	1,142,211	161,244

Operating expenses:

Selling, general and administrative	1,838,708	707,951
Payroll and related	819,907	375,486
Royalties	177,087	74,688

Total operating expenses	2,835,702	1,158,125

Loss from operations	(1,693,491)	(996,881)

Other income (expense):
Other income	(2,534)	—
Interest expense	(747,258)	(504,864)
Change in fair value of derivative liabilities	769,000	—

Total other income (expense)	19,208	(504,864)

Loss before income taxes	(1,674,283)	(1,501,745)

Income taxes	—	—

Net loss	$(1,674,283)	$(1,501,745)

Basic and diluted net loss per share	$(0.06)	$(0.09)

Weighted average shares outstanding — basic and diluted	24,887,063	16,207,951

See accompanying notes to unaudited condensed consolidated financial statements

THE FASHION HOUSE HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)

	September 30, 2006	September 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss:	$(6,884,249)	$(4,362,428)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	104,831	33,604
Bad debt expense	131,258	—
Inventory reserve	70,000	—
Estimated fair value of stock issued for services	36,750	—
Amortization of estimated fair value of warrants and BCF	3,469,333	989,000
Gain on settlement of penalty warrants	(276,000)	—
Change in fair value of derivative warrant liabilities	(1,731,000)	—
Changes in operating assets and liabilities:
Accounts receivable	(2,586,866)	(112,424)
Inventories	(1,357,597)	—
Prepaid royalties and expenses	(54,159)	(96,988)
Deposits	45,852	(34,021)
Accounts payable and accrued expenses	1,834,698	148,469
Accrued interest	18,114	158,640

Net cash used in operating activities	(7,179,035)	(3,276,148)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(249,594)	(191,739)

Net cash used in investing activities	(249,594)	(191,739)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable to stockholders	—	370,000
Repayments of notes payable to stockholders	(25,000)	(161,000)
Advances from factor	2,542,798	96,382
Payments to factor	(2,860,970)	—
Proceeds from notes payable	1,225,000	1,750,000
Repayments of notes payable	(1,600,000)	(625,000)
Proceeds from line of credit, net	4,238,322	—
Proceeds from the issuance of common stock, net of issuance costs	4,187,762	2,402,540

Net cash provided by financing activities	7,707,912	3,832,922

Net increase in cash	279,283	365,035

Cash, beginning of the period	76,680	171,849

Cash, ending of the period	$355,963	$536,884

	September 30, 2006	September 30, 2005
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for interest	119,891	38,324

Cash paid during the period for income taxes	800	—

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Estimated fair value of warrants issued in connection with certain notes payable	$446,000	$—

Estimated fair value of common stock issued for prepaid services	$36,750	$—

Reclassification of derivative liabilities	$740,000	$—

See accompanying notes to unaudited condensed consolidated financial statements

THE FASHION HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Interim Unaudited Condensed Financial Statements
The accompanying condensed consolidated financial statements have been prepared in accordance with the Securities and Exchange Commission’s (“SEC”) regulations for interim financial information. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (which consist only of normal and recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the three and nine month periods ended September 30, 2006 are not necessarily indicative of the results that may be expected for the entire fiscal year.
Organization and Nature of Operations
On August 19, 2005, TDI Holding Corporation (“TDI”) entered into an agreement of Plan of Reorganization (“Merger”) with The Fashion House, Inc. (“TFH”) in a tax free share exchange under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Immediately prior to the Merger (after considering the stock split), TDI had 1,006,344 shares of common stock issued and outstanding and no preferred stock issued and outstanding. Pursuant to the Merger, all of the outstanding shares of TFH’s common stock were exchanged into 14,114,200 shares of TDI common stock. Immediately after the Merger, TDI had 15,120,544 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. In addition, pursuant to the Merger, TFH paid $325,000 to TDI, which TFH expensed as acquisition costs, which was included in selling, general and administrative expenses in the consolidated statement of operations during the year ended December 31, 2005.
Immediately after the Merger, the officers and directors of TDI resigned and the management of TFH controlled such positions; therefore, effecting a change of control. As a result, the transaction was recorded as a “reverse merger” whereby TFH was considered to be the accounting acquirer as it retained control of TDI after the Merger. Simultaneously with the Merger, TDI changed its name to The Fashion House Holdings, Inc. (hereafter referred to as the “Company”).
TFH was incorporated under the laws of the State of Delaware on April 11, 2002 and commenced operations on January 1, 2003. TFH designs, develops and markets women’s dress footwear with an emphasis on celebrity appeal, style, quality and fit. The Company targets the moderate to premium-priced categories of the women’s footwear industry and implements its business model by licensing recognized brand names.
Basis of Presentation
The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.
Principles of Consolidation
These condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, collectibility of receivables, realization of inventories, recoverability of long-lived assets, valuation of warrants to purchase common stock and deferred tax assets. Actual results may differ from these estimates under different assumptions or conditions.
Going Concern
The condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net operating losses for the nine months ended September 30, 2006 and the years ended December 31, 2005 and 2004 and has an accumulated deficit of $15,156,703 at September 30, 2006.
The Company’s success is dependent upon numerous items, among which are the Company’s successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenues adequate to support the Company’s current and future cost structure, and its ability to obtain financing for operations, for which there is no assurance. Unanticipated problems, expenses and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, competition, the need to develop customer support capabilities and market expertise, setbacks in product development, technical difficulties, market acceptance and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations.
The Company believes it will have adequate cash to sustain operations until it achieves sustained profitability. However, until the Company has a history of maintaining revenue levels sufficient to support its operations and repay its current liabilities, the Company may require additional financing. There can be no assurance that additional funding will be adequate or will enable the Company to achieve or sustain profitable operations.
These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
Risks and Uncertainties
Credit Risk
The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. At September 30, 2006, uninsured balances approximated $232,000.
Seven and six customers accounted for 58% and 57% of sales during the three months ended September 30, 2006 and 2005, respectively. And ten and four customers accounted for 63% and 62% of the sales during the nine months ended September 30, 2006 and 2005, respectively.
The Company assigns the majority of its trade accounts receivable to a factor (see Note 2), however the Company maintains the credit risk with respect to collection of these amounts. The Company makes sales to customers not approved by its factor at its own risk and monitors the outstanding receivable balance. At September 30, 2006, the Company established an allowance for doubtful accounts of $144,271. .
The Company operates in an industry that is subject to intense competition. The Company’s operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an operating business, including the potential risk of business failure.
Merchandise Risk
The Company’s success is largely dependent upon its ability to gauge the market trends and the tastes of its targeted consumers and provide merchandise that satisfies consumer demand. Any inability to provide appropriate merchandise in sufficient quantities in a timely manner could have a material adverse effect on the Company’s business, operating results and financial condition.

The Company purchases substantially all of its inventory from four vendors. The loss of any of these vendors could have a material adverse effect on the Company’s cash flow and financial position.
Inventories
Inventories consist of customer ordered goods awaiting shipment, unsold goods and returned merchandise from customers. The Company had inventory on hand at September 30, 2006 of $1,287,597, net of a reserve of $70,000.
Property and Equipment
Property and equipment are stated at cost. Depreciation of equipment is provided for by using the straight-line method over the estimated useful lives of the related assets, which are five years for machinery and equipment, seven years for furniture and fixtures, and the shorter of lease terms or estimated useful lives for leasehold improvements. Expenditures for maintenance and repairs are charged to expense as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.
Long-Lived Assets
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of long-lived assets for impairment whenever events or change in circumstances indicate that such carrying values may not be recoverable. The Company estimates the future undiscounted cash flows derived from an asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may not be recoverable. An impairment loss is recognized when the undiscounted future cash flows are less than its carrying amount. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. At September 30, 2006, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products or services will continue, which could result in future impairment of long-lived assets.
Fair Value of Financial Instruments
The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses, accrued payroll and related, due to factor, accrued interest and notes payable. The carrying value for all such instruments approximates fair value at September 30, 2006 due to their short maturities.
Revenue Recognition
Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition , as amended by SAB 104, outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes that the Company’s revenue recognition policy conforms to SAB 104.
The Company evaluates the criteria of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. The Company is the primary obligor, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, establishes product specifications, and has the risk of loss as it relates to the ultimate collection of accounts receivable and cargo losses. Accordingly, the Company’s revenue is recorded on a gross basis.
Goods are held by the Company at a public warehouse .. The Company arranges and maintains the Goods while in its possession at its expense. The Company has title to the Goods when shipped from the manufacturer and in the public warehouse.

Revenue is recognized upon shipment of goods from the public warehouse to the customers, which is when title transfers to the customers. The factoring company approves credit to the customers and factors the sale. The factor charges the Company 1.0% of the sales which are factored. For sales that are not factor approved, the Company purchases Goods and sells the Goods directly to the customers and is responsible for the accounts receivable collection.
Shipping and handling costs billed to the customers are recorded in sales. Shipping and handling costs as incurred by the Company are recorded in cost of sales.
Advertising
The Company expenses advertising costs, consisting primarily of placement in multiple publications, along with design and printing costs of sales materials, when incurred. Advertising expense for the nine month periods ended September 30, 2006 and 2005 amounted to $68,523 and $62,689, respectively.
Income Taxes
The Company determines its income taxes under the asset and liability method in accordance with the SFAS No. 109, Accounting for Income Taxes. Under the asset and liability approach, deferred income tax assets and liabilities are calculated and recorded based upon the future tax consequences of temporary differences by applying enacted statutory tax rates applicable to future periods for differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability. Those not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are provided for significant deferred income tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.
Loss Per Share
The Company uses SFAS No. 128, Earnings Per Share, for calculating the basic and diluted loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share. All potentially dilutive shares, approximately 3,550,000 as of September 30, 2006, have been excluded from diluted loss per share, as their effect would be anti-dilutive for the period then ended.
Basic and diluted loss per common share is computed as follows:

	Three Months Ended September 30,
		2006			2005
	Loss	Shares	Per-Share	Loss	Shares	Per-Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Basic EPS
Loss available to common stockholders	$(1,674,283)	24,887,063	$(0.06)	(1,501,745)	(16,207,951)	$(0.09)

Effect of Dilutive Securities
None	—	—		—	—

Diluted EPS
Loss available to common stockholders	$(1,674,283)	24,887,063	$(0.06)	(1,501,745)	(16,207,951)	$(0.09)
Basic and diluted loss per common share is computed as follows:

	Nine Months Ended September 30,
		2006			2005
	Loss	Shares	Per-Share	Loss	Shares	Per-Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Basic EPS
Loss available to common stockholders	$(6,884,249)	23,555,191	$(0.29)	$(4,362,428)	14,826,416	$(0.29)

Effect of Dilutive Securities
None	—	—		—	—

Diluted EPS
Loss available to common stockholders	$(6,884,249)	23,555,191	$(0.29)	$(4,362,428)	14,826,416	$(0.29)
Stock-Based Compensation
At September 30, 2006, the Company had no stock-based compensation plans and has not issued any share-based payments to its employees.
Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share Based Payment, using the modified-prospective transition method. Under this transition method, compensation cost required to be recognized in the periods ended subsequent to January 1, 2006 will include: (a) compensation cost for all share-based payments granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R).
The Company will calculate stock-based compensation by estimating the fair value of each option using the Black-Scholes option pricing model. The Company’s determination of fair value of share-based payment awards will be made as of their respective dates of grant using that option pricing model and is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behavior. The Black-Scholes option pricing model was developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because the Company’s employee stock options will have certain characteristics that are significantly different from traded options, the existing valuation models may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options will be determined in accordance with SFAS No. 123(R) using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction. The calculated compensation cost will be recognized on a straight-line basis over the vesting period of the option.
Issuance of Stock for Non-cash Consideration
All issuances of the Company’s common stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares issued. In certain issuances, the Company may discount the value assigned to the stock issued for illiquidity and restrictions on resale.
The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and EITF Issue No. 00-18, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.
In accordance to EITF No. 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes. Accordingly, the Company records the fair value of the common stock issued for consulting services as prepaid expenses and amortizes the related value over the service period.
Derivative Financial Instruments
In connection with the issuance of warrants with convertible notes payable (see Note 5), the Company was required to file a registration statement in November 2005 to have such registration statement declared effective no later than 180 days following the Merger (the “Effectiveness Deadline” and to maintain the effectiveness of such registration). In addition, the Company is required to issue certain holders of convertible notes a number of warrants equal to 130,000 for each subsequent 30-day period that such registration statement has not been filed. Also, the Company is required to issue the holders of convertible notes a number of warrants equal to 130,000 for each 30-day period following the Effectiveness Deadline. The Company filed the required registration statement in July 2006, and therefore has issued warrants to purchase an aggregate of 1,110,000 and 185,000 shares of the Company’s common stock during the period from January 1, 2006 to September 30, 2006 and the year ended December 31, 2005, respectively. In addition, the Company is required to include the warrants issued to a holder of a previously outstanding note payable (see Note 5) and the placement agent for the private placement in such registration statement (see Note 7). The Company determined that the registration rights issued in connection with the notes are an embedded derivative instrument pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , as amended. Under the provisions of EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the accounting treatment of these derivative financial instruments requires that the Company record the derivatives at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. Any change in fair value will be recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income.
At September 30, 2006, the Company has derivative liabilities valued at $588,000 rel ated to the warrants with registration rights. During the three and nine months ended September 30, 2006, the Company recognized income of $769,000 and $1,731,000, respectively, related to the decrease in fair value of the warrant liabilities.
Warrant-related derivatives were valued using the Black-Scholes Option Pricing Model with the following assumptions during the three months ended September 30, 2006: dividend yield of 0%; average volatility of 168%; and risk free interest rate of 5.10%.
Beneficial Conversion Feature
The convertible features of certain convertible notes payable (see Note 5) provided for a rate of conversion that is below market value. Such feature is normally characterized as a “beneficial conversion feature” (“BCF”). Pursuant to EITF Issue No. 98-5, Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 To Certain Convertible Instruments, the fair values of the BCFs have been recorded as a discounts from the face amount of the respective debt instrument. The Company is amortizing the discounts using the effective interest method through maturity of such instruments. The Company records the corresponding unamortized debt discounts related to the BCFs and warrants as interest expense when the related instrument is converted into the Company’s common stock or repaid prior to maturity.
NOTE 2 — ACCOUNTS RECEIVABLE FACTORING
On November 14, 2004, the Company signed a factoring agreement with Itochu International, Inc. (“Itochu”), a New York corporation. Under the factoring agreement, the Company was charged a factoring fee of 2.5% of the gross invoice amount, with no minimum annual fee, and all invoices were subject to approval by Itochu. Itochu, to the extent of any financing provided, held a security interest in all assets of the Company over the term of the factoring agreement.
On May 3, 2006, the Company terminated its agreement with Itochu International and entered into a factoring agreement with CIT International Services. The Company is charged a factoring fee of 1% on gross invoice amounts. During the nine months ended September 30, 2006 and 2005, factoring fees incurred totaled $59,360 and $30,489, respectively.
At September 30, 2006, the following summarizes the Company’s accounts receivable and related balances:

Receivables assigned to factor	$2,577,746
Advances from factor	(3,316)

Amounts due from factor, net	2,574,430

Unfactored accounts receivable	490,150
Allowance for returns	(144,271)

$2,920,309

NOTE 3 — NOTE PAYABLE TO STOCKHOLDER
From time to time, the Company borrows funds from a founding stockholder for working capital purposes, which bear interest at 8% per annum and are due 13 months from the date of demand. As of September 30, 2006, outstanding borrowings totaled $981,000, and accrued interest totaled $176,293. As of October 31, 2006, no demand for repayment has been made. Interest expense on this note totaled $55,369 and $39,866 for the nine months ended September 30, 2006 and 2005, respectively.
NOTE 4 — COMMITMENTS AND CONTINGENCIES
Licensing Agreements
For the rights to use trademarks, the Company has entered into licensing agreements with various licensors. The agreements enable the Company to sell products using the name of the licensors in return for a licensing fee based upon sales of the products using the licensors’ names.
As of September 30, 2006, the Company has rights to use ten trademarks as evidenced by licensing agreements entered into with Richard Tyler, Tyler, Oscar by Oscar de la Renta, O Oscar by Oscar de la Renta, Blass by Bill Blass, Bill Blass Couture, Blassport and Bill Blass Collection, Isaac Isaac Mizrahi and a new couture brand which expire through March 2011. Under these licensing agreements, the Company agreed to pay the greater of between 3% and 8% of net sales of the licensed products or guaranteed minimums ranging from $56,000 to $1,000,000 per annum, per contract. The licensors may terminate the licensing agreements upon events of default, as defined.
Minimum annual guaranteed royalty payments on the above licenses are as follows:

Years ending December 31,
2006 (3 months)	$175,000
2007	1,118,925
2008	1,510,293
2009	1,935,313
2010	1,625,000
Thereafter	1,747,500

$8,112,031

Indemnities and Guarantees
The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility lease, the Company has indemnified its lessors for certain claims arising from the use of the facilities. Additionally, the Company indemnifies its factor and licensors under the factoring and license agreements, respectively, against certain claims as a result of the violation of any law. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheet.
Litigation
The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the consolidated financial position or consolidated results of operations of the Company.
Employment Agreements
The Company has entered into employment agreements with certain of its management for services to be provided in the normal course of business. These agreements call for minimum salary levels and various payments upon termination of employment, as defined. In the event of termination for any reason, the Company is required to pay its CEO one year salary and bonus. The CEO’s salary for the year ending December 31, 2006 is $180,000 and the bonus was waived for 2005.
NOTE 5 — NOTES PAYABLE
In April and May 2005, the Company issued convertible notes payable totaling $625,000, bearing interest at 11 percent per annum (the “11% Notes”). The 11% Notes and accrued interest were due through August 2005, as amended. The Company recorded a BCF of $375,250 in connection with the conversion feature of the notes payable and amortized $375,250 to interest expense in the statement of operations during the year ended December 31, 2005. In connection with the issuance of the 11% Notes, the Company issued warrants to purchase an aggregate of 687,500 shares of the Company’s common stock, including a warrant to purchase 62,500 shares of the Company’s common stock issued during 2005 in connection with an extension of the maturity date. In August 2005, the Company repaid such amounts, including accrued interest of $35,392. In connection with the registration rights issued with the 11% Notes and related warrants (see Note 1), the Company has issued warrants to purchase an aggregate of 825,000 shares of the Company’s common stock during the nine months ended September 30, 2006 as penalty for not registering the underlying shares timely, as defined (see Note 6). The warrants issued during the nine months ended September 30, 2006 had fair values totaling $1,097,000, as determined under SFAS No. 123(R) and recorded such as interest expense and warrant liability upon grant. The warrants vested upon grant, have exercise prices of $1.00 per share and expire in August 2015.
On June 30, 2006, the Company and the holder of the 11% Note agreed to cancel all previously issued warrants totaling 1,662,500 and to waive the damages provision obligating the Company to issue additional warrants if a registration statement is not filed and becomes effective by certain dates in exchange for a warrant to purchase 1,212,500 shares of the Company’s common stock, which was valued at $740,000 (determined based on the Black Scholes option pricing model). The warrants vested upon grant, have an exercise price of $0.60 and expire in August 2015. As a result of the termination of the registration rights provisions, the Company recorded a net gain of $276,000 based on the difference of the fair value of the warrants cancelled, which totaled $1,016,000, and the fair value of the new warrant issued as a gain on the settlement of penalty warrants.
In July 2005, the Company issued a convertible note payable totaling $550,000, bearing interest at 11 percent per annum (the “July 11% Note”). The July 11% Note and accrued interest were due in April 2006, as amended. In addition, the principal and accrued interest on the July 11% Note were convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share.
The Company recorded a BCF of $269,000 in connection with the conversion feature of the note payable and $281,000 related to warrants and amortized $45,833 to interest expense in the accompanying condensed consolidated statement of operations during the nine months ended September 30, 2006. In connection with the issuance of the July 11% Note, the Company issued warrants to purchase an aggregate of 1,100,000 shares of the Company’s common stock, including a warrant to purchase 550,000 shares of the Company’s common stock issued in January 2006 in connection with an extension of the maturity date. The warrant issued in January 2006 had a fair value totaling $385,000, as determined under SFAS No. 123(R) and recorded such as interest expense and warrant liability upon grant. The warrant vested upon grant, has an exercise price of $1.00 per share and expires in August 2008. In connection with the registration rights issued with the July 11% Notes and related warrants (see Note 1), the Company has issued warrants to purchase an aggregate of 770,000 shares of the Company’s common stock during the nine months ended September  30, 2006 as penalty for not registering the underlying shares timely, as defined (see Note 6). The warrants issued during the nine months ended September 30, 2006 for penalties had fair values totaling $786,000 as determined under SFAS No. 123(R) and recorded such as interest expense and warrant liability upon grant. The warrants vested upon grant, had an exercise price of $1.00 per share and expire in August 2008. The July 11% Note and accrued interest were repaid in March 2006.
In December 2005, the Company issued a note payable totaling $125,000, bearing interest at the prime rate plus 5% (the “December Note”). In connection with the issuance of the December Note, the Company issued warrants to purchase an aggregate of 190,000 shares of the Company’s common stock, including a warrant to purchase 65,000 shares of the Company’s common stock issued in February 2006 in connection with an extension of the maturity date (see Note 7). The Company recorded $95,000 as debt discount related to warrants and amortized $66,500 to interest expense in the condensed consolidated statement of operations during the three months ended March 31, 2006. The warrant issued during the three months ended March 31, 2006 had a fair value totaling $108,000, as determined under SFAS No. 123(R) and recorded $30,000 as debt discount and $78,000 as interest expense and $108,000 as warrant liability upon grant. The warrant vested upon grant, has an exercise price of $0.80 per share and expires in February 2016. The December Note and accrued interest was repaid in March 2006 and the Company amortized the related debt discount to interest expense during the three months ended March 31, 2006.
In January 2006, the Company issued a note payable totaling $800,000, bearing interest at 10.5%. In connection with the issuance of the note, the Company issued a warrant to purchase 400,000 shares of the Company’s common stock. The warrant had a relative fair value of $327,000, as determi ned under SFAS No. 123(R) and recorded such as debt discount and stockholders’ equity upon grant. The warrant vested upon grant, has an exercise price of $1.00 per share and expires in January 26, 2009. The note and accrued interest were repaid in March 2006. The debt discount of $327,000 was amortized to interest expense during the three months ended March 31, 2006.
In February 2006, the Company issued a note payable totaling $125,000, bearing interest at the prime rate plus 5% (the “February Note”). In connection with the issuance of the February Note, the Company issued a warrant to purchase 62,500 shares of the Company’s common stock. The warrant had a relative fair value totaling $56,000, as determined under SFAS No. 123(R) and recorded such as debt discount and stockholders’ equity upon grant. The warrant vested upon grant, has an exercise price of $0.80 per share and expires in January 2009. The February Note and accrued interest was repaid in May 2006 and fully amortized to interest expense during the six months ended June 30, 2006.
On July 6, 2006, the Company issued a note payable totaling $300,000 with a maturity date of January 25, 2007, as amended, and bearing interest at the prime rate plus 5% (the “July Note”). In connection with the issuance of the July Note, the Company issued a warrant to purchase 60,000 shares of the Company’s common stock. The warrant is immediately exercisable has an exercise price of $1.00 and expires in July 2016. The warrant had a relative fair value of $33,000, as determined under SFAS No. 12 (R) and recorded such as debt discount and stockholders equity. The Company amortized the debt discount to interest expense during the three months ended September 30, 2006.
NOTE 6 — LINE OF CREDIT
On July 27, 2006, the Company and Westrec Capital Partners, LLC (“Westrec” or “Lender”) entered into an agreement whereby Westrec and its CEO (“Guarantors”), have provided credit guarantees to a bank sufficient to enable the bank to make advances to the Company. In connection with each advance, the Company paid a fee of

5.0% of each draw to Westrec. The Company received loan advances under the agreement of $2,350,000 in July 2006, and $500,000 in September 2006.
On September 18, 2006, the Company entered into a Master Revolving Note (the “Note”) with a bank to borrow from time to time, at the Lender’s discretion, up to an aggregate of $5.0 million, payable in whole or in part upon demand, at a per annum rate equal to the Lender’s prime rate plus 1% per annum (9.75% at September 30, 2006) secured by deposits with the Lender. The Note replaces the July Note for $2,350,000 and the September 2006 note for $500,000. Upon default, the Company is required to pay an additional 3% interest per annum (the “Default Increase”). In connection with entering into the Note, the Company entered into a Credit Enhancement Agreement with Westrec pursuant to which each of the Guarantors agreed to guarantee the Company’s obligations existing on or before the date that is the earliest of (i) 180 days following the closing of the Note with the Lender, (ii) the termination of Guarantors’ obligations, or (iii) the Borrower’s repayment in full of the amounts outstanding under Note, as defined. Additionally, pursuant to the terms of the Credit Enhancement Agreement, the Company has agreed to pay the following fees: upon any issuance of a letter of credit by the Lender that is guaranteed by the Guarantors, the Company will pay Westrec 2% of the face amount of the letter of credit; as long as any amount is outstanding on the Note that is guaranteed by the Guarantors. Revolving line-of-credit based fees equal to the difference between (a) the sum of 20%, plus (if applicable) the Default Increase (as noted above), and (b)  the sum of the Lender’s prime rate plus 11.75% per annum, plus (if applicable) the Default Increase (as noted above). In addition, the Company pays a monthly credit monitoring fee of $5,000 for each calendar month up to and including the month of termination. Any payments that are deemed late are subject to an additional fee of 5% of each such late payment.
The Company also granted the Guarantors a security interest in all of the Company’s tangible and intangible property and assets, for the duration of the Credit Enhancement Agreement. In addition, the Chief Executive Officer of the Company granted a security interest and pledge of all shares of the Company’s common stock, options, warrants and other equity securities held by him. Furthermore, each draw under the Note with the Lender is subject to the prior approval of the Guarantors at their discretion. The Credit Enhancement Agreement terminates upon repayment in cash of all amounts payable and the delivery of certain written releases by lender and the Company.
During the three months ended September 30, 2006, in connection with the Credit Enhancement Agreement, the Company granted a seven-year warrant to purchase a total of 5,000,000 shares of common stock at a purchase price of $0.65 per share and expires in September 2013. The warrant vests as follows: (i) 20% (or 1,000,000 shares) immediately, (ii) an additional 20% (or 1,000,000 shares) vests every 60 days after the date of the warrant, and on each succeeding 30th day thereafter such that the entire warrant will vest on the 151st day after the date of the warrant. The estimated fair value of the warrant was $2,550,000, as determined under SFAS 123 (R) and the Company is amortizing such amount to interest expense on a straight line basis over the life of the guarantee. However, the amount of interest expense recognized at any date will be at least equal to the portion of the grant date fair value of the vested amount. During the three months ended September 30, 2006, the Company amortized $510,000 to interest expense in the accompanying statement of operations. No previously unvested warrant shares will vest after the termination of the Credit Enhancement Agreement. Furthermore, the maximum number of warrant shares vested will not exceed an amount equal to the product of (A) the highest amount of aggregate principal owed under the Note previously outstanding and (B) the aggregate percentage of warrant shares vested, it being the intention that the maximum number of warrant shares that can vest will be the lesser of 5,000,000 or the number equal to the number of dollars in the highest draw amount under the Note.
In addition, if the termination of the Credit Enhancement Agreement does not occur on the dates below, then the number of shares underlying the warrant will be increased in the following amounts, which shares will be immediately vested: (i) an additional number of shares equal to 3% of the shares vested on the 180th day following the closing of the Note, plus (ii) an additional number of shares equal to 5% of the shares vested on the 210th day following the closing of the Note is not terminated, plus (iii) an additional number of shares equal to 10% of the shares vested under the on the 270th day following the closing of the Note plus on each 30 days thereafter until the termination of the Credit Enhancement Agreement occurs. If Company issues equity securities with a purchase price less than the current exercise price of the warrant, then the exercise price of the warrant will be reduced to such amount and the number of shares underlying the warrant will be increased accordingly.

NOTE 7 — EQUITY TRANSACTIONS
Common Stock
The Company entered into an agreement with Brookstreet Securities Corporation (“BSC”), a NASD member investment banker based in Irvine, California, as its placement agent and financial consultant to sell newly issued common stock at $1.00 per share for a total offering from a minimum of 2,500,000 shares to a maximum of 8,500,000 shares (the “PPM”), as amended, in order to raise minimum capital of $2,175,000 to maximum capital of $7,395,000, net of expenses. In addition, investors receive warrants, which immediately vest, to purchase shares of the Company’s common stock at an exercise price of $1.25 per share in an amount equal to 50% of the number of shares purchased.
The Company agreed to pay BSC an 8% retail sales commission, a 2% non-accountable marketing allowance and a 3% non-accountable expense allowance and warrants to purchase an amount of the Company’s common stock equal to 15% of the common stock sold in the PPM (see below).
During the period from January 1, 2006 through September 30, 2006, the Company issued 4,862,482 shares of its common stock for proceeds of $4,187,762, net of issuance costs of $674,720.
During the nine months ended September 30, 2006, the Company issued 21,000 shares of restricted common stock to a consultant in connection with the performance of consulting services to be performed through August 2006. The shares were valued at $36,750 (based on the fair value of the common stock at the respective measurement dates) amortized to expense.
Warrants
In connection with the PPM, the Company issued warrants to investors to purchase an aggregate of 4,007,366 shares of the Company’s common stock during the nine months ended September 3 0, 2006, including warrants to purchase an aggregate of 1,576,125 shares of the Company’s common stock in connection with the issuance of 3,152,250 shares of common stock to investors in 2005. These warrants vested upon grant, have an exercise price of $1.25 per share and expire through March 2007.
During the nine months ended September 30, 2006, the Company issued warrants to purchase an aggregate of 729,372 shares of the Company’s common stock to BSC in connection with the Company’s PPM. These warrants vested upon grant, have exercise prices of $1.00 per share and expire through May 2011.
During the three months ended September 30, 2006, the Company issued warrants to purchase an aggregate of 165,000 shares of the Company’s common stock (see Note 5) in connection with liquidated damages clauses of certain registration rights agreements (see Note 1).
On July 25, 2006, the Company entered into a formal agreement with Westrec to provide a credit guarantee to a bank sufficient to enable the bank to issue letters of credit on behalf of the Company. In connection with the issuance of each letter of credit the Company paid Westrec a fee of 2.5% and the bank 1.0% of the principal amount of the letters of credit. Westrec provided a credit guarantee for approximately $3.0 million of letters of credit issuances; and received warrants to purchase 20,302 shares of the Company’s common stock at an exercise price of $1.16, received warrants to purchase 59,369 shares of the Company’s common stock at an exercise price of $0.62, and received warrants to purchase 18,097 shares of the Company’s common stock at an exercise price of $0.56. The warrants vested upon grant and expire on the five-year anniversary of issuance. The warrants had an aggregate fair value of $55,000, as determined under SFAS 123 (R) and recorded as interest expense and warrant liability per grant. During the three months ended September 30, 2006, in connection with the Credit Enhancement Agreement, the Company granted a seven-year warrant to purchase a total of 5,000,000 shares of common stock at a purchase price of $0.65 per share and expires in September 2013 (See Note 6).
During the six months ended June 30, 2006, the Company issued warrants to purchase an aggregate of 1,430,000 shares of the Company’s common stock (See Note 5) in connection with liquidated damages clauses of certain registration rights agreements (see Note 1). On June 30, 2006, the Company cancelled warrants to purchase an aggregate of 1,662,500 shares of the Company’s common stock (including warrants to purchase 825,000 shares granted during 2006) and issued a warrant to purchase 1,212,500 shares of common stock (See Note 5).

NOTE 8 — SUBSEQUENT EVENTS
On November 13, 2006, the Company entered into an amended and restated factoring agreement with CIT Commercial Services. The Company agreed to sell and assign to CIT all accounts arising from the sale of inventory, including those under any trade name, through any divisions, and through any selling agent.
At the Company’s request, and at CIT’s sole discretion, CIT may advance funds to the Company at up to 80% of the factor risk accounts. The advance request form must be fully executed by the Company and Westrec Capital Partners, LLC. Interest is charged based on the daily borrowing balance for the month, at a rate equal to the greater of the sum of 2% plus the J P Morgan Rate, or 6% per annum.
You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

THE FASHION HOUSE HOLDINGS, INC.
26,108,868 SHARES
COMMON STOCK
PROSPECTUS
DECEMBER 22, 2006
PART II
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
We have adopted provisions in our articles of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for any matter in respect of which such director (a) shall be liable under Colorado Revised Statutes Section 7-108-403 or any amendment thereto or successor provision thereto; (b) shall have breached the director’s duty of loyalty to the Corporation or its shareholders; (c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This provision of our articles of incorporation shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changes or enactments in Colorado law, including without limitation Colorado Revised Statutes Section 7-102-102 and/or Section 7-103-102.
In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Colorado Revised Statutes.
These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

	Amount
SEC registration fee	$1,931.00

Printing fees	10,000.00	*
Legal fees	75,000.00	*
Accounting fees and expenses	10,000.00	*
Miscellaneous	3,069.00	*

Total	$100,000	*

*	Estimates
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES. – RESTRICTED OFFERINGS
In May 2004, Fashion House issued 1,129,136 (800 pre-split) shares to Mr. Hanna as compensation.
As of August 19, 2005, in connection with the Exchange Agreement, the Registrant agreed to issue 14,114,200 post-reverse-split shares of its common stock to the Fashion House Shareholders in exchange for 100% of the outstanding shares of Fashion House.
As of August 19, 2005, the Registrant became obligated to issue 1,006,344 shares of its common stock, on a post-reverse-split basis, to a consultant in consideration of consulting services provided in connection with the acquisition of Fashion House by the Registrant. At the instruction of the consultant, the shares were issued half to the consultant, and half to an assignee of the consultant. Both parties qualify as accredited investors.

As of August 19, 2005, we issued a warrant to purchase 625,000 shares of our common stock at an exercise price of $.80 per share, in consideration of bridge loans made to Fashion House by The Elevation Fund, LLC in the aggregate amount of $625,000. On July 25, 2005, we issued an additional warrant to purchase 62,500 shares of our common stock at an exercise price of $0.60 per share in consideration of the extension of the outstanding bridge loans. In addition, beginning in November 2005 and February 2006, we became obligated to issue additional warrants to this lender due to certain unmet requirements in the loan agreement regarding filing a registration statement for the warrants and having the registration statement become effective. On June 30, 2006, we cancelled all warrants issued to the Elevation Fund, LLC and issued a new warrant to purchase 1,212,500 shares of common stock at a purchase price of $0.60 per share.
As of August 19, 2005, we issued a warrant to purchase 550,000 shares of our common stock at an exercise price of $0.80 per share, in consideration of a bridge loan made to Fashion House by American Microcap Investment Fund I, LLC in the amount of $550,000. In January 2006, we issued an additional warrant to purchase 550,000 shares of our common stock at an exercise price of $1.00 per share in consideration of the extension of the outstanding bridge loan. In addition, we are obligated to issue additional warrants to this lender due to certain unmet requirements in the loan agreement regarding filing a registration statement for the warrants and having that registration statement become effective. As of September 30, 2006, we have issued an aggregate of 715,000 additional warrants with an exercise price of $1.00 per share and 495,000 additional warrants with an exercise price of $1.25 per share for failure to file a registration statement.
In December 2005, we issued a warrant to purchase 125,000 shares of our common stock at an exercise price of $0.80 per share in consideration of the bridge loan made to Fashion House by Diaz Management, Inc. in the aggregate amount of $125,000. In February 2006, we issued an additional warrant to purchase 65,000 shares of our common stock at an exercise price of $0.80 per share in consideration of the extension of the outstanding bridge loan. In January 2006, we issued warrants to purchase 400,000 shares of our common stock at an exercise price of $1.00 per share, in consideration of bridge loans made to Fashion House by various investors in the aggregate amount of $800,000.
In February 2006, we issued a warrant to purchase 62,500 shares of our common stock at an exercise price of $0.80 per share in consideration of the bridge loan made to Fashion House by Battersea Capital, Inc. in the aggregate amount of $125,000 and in July 2006, we issued a warrant to purchase 60,000 shares at an exercise price of $1.00 per share in consideration of another bridge loan in the aggregate amount of $300,000.
On February 8, 2006, we issued 21,000 shares of common stock to Ibis Consulting Group, LLC for investor relations services.
On May 1, 2006, the Company completed its Private Placement raising an aggregate of $8,014,732 with the issuance and sale of 8,014,732 shares of its common stock and warrants to purchase 4,007,366 shares of common stock. Brookstreet Securities Corporation (“BSC”) acted as the managing dealer in connection with the Private Placement. BSC received an aggregate of $1,042,210, which consists of a commission of 8% of the gross sales price of the shares sold, a non-accountable marketing allowance of 2%, and a non-accountable expense allowance of 3%. The Company also paid BSC’s expenses equaling an aggregate of $153,270, which consists of legal fees and other expenses. Furthermore, the Company issued to BSC warrants to purchase an aggregate of 1,202,210 shares of common stock. The warrants are immediately exercisable, expire five years from the date of issuance and have an exercise price of $1.00 per share, with a cashless exercise provision.
In June 2006, we issued warrants to purchase 43,801 shares of our common stock at an exercise price of $0.62 per share and in May 2006, we issued warrants to purchase 20,302 shares of stock at an exercise price of $1.16 per share in consideration of investor relations services.
From May to September 30, 2006, we have issued the following warrants to Westrec Capital Partners, LLC: (i) 20,302 shares at a purchase price of $1.16 per share, (ii) 59,369 shares at a purchase price of $0.62 per share, and (iii) 18,092 shares at a purchase price of $0.56 per share.
In September 2006, we issued warrants to purchase 5,000,000 shares of common stock at an exercise price of $0.65 per share in connection with a credit enhancement agreement entered into with Westrec Capital Partners, LLC. In

December 2006, we amended and restated the warrants issued to Westrec in September 2006, increasing the issuance to 9,000,000 warrants to purchase shares of common stock at an exercise price of $0.40 per share.
In each case, the Registrant relied upon Section 4(2) of the Securities Act for the offer and sale. It believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.
ITEM 27. EXHIBITS.

2.1	Reverse Share Exchange Agreement by and among the registrant, The Fashion House, Inc., a Delaware corporation, and shareholders of Fashion House, Inc., dated as of August 19, 2005 (1)

3.1	Articles of Incorporation dated June 23, 1986 and Articles of Amendment dated April 20, 2000 of the registrant (2)

3.1(a)	Articles of Amendment dated October 22, 2002 (3)

3.1(b)	Articles of Amendment and Statement of Correction (4)

3.2	Bylaws of the registrant, as currently in effect (5)

4.1	Warrant dated June 30, 2006 issued to The Elevation Fund, LLC+

4.2	Warrant dated July 21, 2005 issued to American Microcap Investment Fund 1, LLC(6)

4.3	Warrant dated January 2006 issued to American Microcap Investment Fund 1, LLC(6)

4.4	Warrant dated December 13, 2005 issued to Diaz Management, Inc. (6)

4.5	Warrant dated February 2006 issued to Diaz Management, Inc. (6)

4.6	Warrant dated February 2006 issued to Battersea Capital, Inc. (6)

4.7	Warrant dated July 2006 issued to Battersea Capital, Inc.+

4.8	Warrant dated as of March 2006 to investor group(6)

4.9	Form of Warrant dated as of May 2006 issued to Brookstreet Securities Corporation and its assignees+

4.10	Form of Warrant issued to Westrec Capital Partners, LLC pursuant to letter agreement dated July 25, 2006+

4.10(a)	Schedule of Warrants issued to Westrec Capital Partners, LLC pursuant to letter agreement dated July 25, 2006+

4.11	Amended and Restated Warrant dated December 20, 2006 issued to Westrec Capital Partners, LLC

4.12	Amended and Restated Credit Enhancement Agreement dated December 20, 2006 between FHI and Westrec Capital Partners, LLC

5.1	Opinion of Koff, Corn & Berger, P.C.

10.1	Employment Agreement dated as of January 1, 2004 between John Hanna and Fashion House, Inc. (“FHI”) (7)

10.2	License Agreement dated February 2006 between FHI and IM Ready Made, LLC (7)

10.3	License Agreement dated November 2005 between FHI and Bill Blass International LLC (7)

10.4	License Agreement dated November 2005 between FHI and Bill Blass International LLC (7)

10.5	License Agreement dated April 1, 2006 between FHI and Bill Blass International LLC (7)

10.6	License Agreement dated April 1, 2006 between FHI and Bill Blass International LLC (7)

10.7	License Agreement dated January 24, 2005 between FHI and Oscar De La Renta, Ltd. (7)

10.8	Trademark License Agreement dated as of November 27, 2002 between FHI and Tyler Trafficante Inc. (Tyler) (7)

10.9	Trademark License Agreement dated as of November 27, 2002 between FHI and Tyler Trafficante Inc. (Richard Tyler) (5)

10.10	Wyatt Loan Agreement dated as of December 31, 2005 (7)

10.11	Loan Agreement dated April 1, 2005 from The Elevation Fund, LLC+

10.12	Loan Extension dated July 18, 2005 from The Elevation Fund, LLC (7)

10.13	Loan Agreement dated July 21, 2005 from American Microcap Investment Fund 1, LLC (7)

10.14	Loan Extension dated January, 2006 from American Microcap Investment Fund 1, LLC (7)

10.15	Loan Agreement dated December 13, 2005 from Diaz Management, Inc. (7)

10.16	Loan Extension dated February 2006 from Diaz Management, Inc. (7)

10.17	Loan Agreement dated July 2006 from Battersea Capital, Inc.+

10.18	Agreement between FHI and LMU & Company dated March 16, 2005+

10.19	Letter Agreement dated July 25, 2006 with Westrec Capital Partners, LLC (8)

10.20	Factoring Agreement dated May 18, 2006 with CIT Commercial Services (8)

10.21	Summary of agreement dated June 30, 2006 regarding warrants issued to The Elevation Fund LLC (8)

10.22	Master Revolving Note dated September 18, 2006 payable to Comerica Bank+

10.23	Credit Enhancement Agreement dated as of September 15, 2006 among the registrant, The Fashion House, Inc. and Westrec Capital partners, LLC+

10.23(a)	Security Agreement dated as of September 15, 2006 among the Registrant, Westrec Capital Partners, LLC and Michael M. Sachs+

10.23(b)	Guaranty of John Hannah dated September 15, 2006+

10.23(c)	Pledge and Security Agreement dated as of September 15, 2006 made by John Hannah in favor of Westrec Capital Partners, LLC and Michael M. Sachs+

21.1	List of subsidiaries(5)

22.1	Consent of Corbin and Company LLP

22.2	Consent of Koff, Corn & Berger, P.C. (see Exhibit 5.1)

24.1	Power of Attorney (see signature page)+

(1)	Incorporated by reference to Registrant’s Form 8-K filed with the SEC on August 22, 2005.

(2)	Incorporated by reference to Registrant’s Report on Form 10-KSB for the year ended March 31, 2001

(3)	Incorporated by reference to Registrant’s Report on Form 10-KSB for the year ended March 31, 2003

(4)	Incorporated by reference to Form 8-K filed with the SEC on August 24, 2005.

(5)	Incorporated by reference to Registrant’s Report on Form 10-KSB for the year ended March 31, 2001.

(6)	Incorporated by reference to Registrant’s Form 8-K filed with the SEC on April 4, 2006.

(7)	Incorporated by reference to Registrant’s Form 10-KSB filed with the SEC on April 14, 2006.

(8)	Incorporated by reference to Registrant’s Form 10-QSB for the period ended June 30, 2006.

+	Previously filed.

**	To be filed by amendment
ITEM 28. UNDERTAKINGS.
The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii. Include any additional or changed material information on the plan of distribution.
2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.
4. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on December 22, 2006.

THE FASHION HOUSE HOLDING, INC.
By:	/s/ John Hanna
John Hanna, President
and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Title	Date

/s/ John Hanna John Hanna	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 22, 2006

/s/ Michael McHugh Michael McHugh	Chief Financial Officer (Principal Financial and Accounting Officer)	December 22, 2006

* Christopher Wyatt	Director	December 22, 2006

* Joseph J. McCann	Director	December 22, 2006

* Eric Richardson	Director	December 22, 2006

* Alan F. Broidy	Director	December 22, 2006

*By /s/ Michael McHugh Attorney-in-fact	Director	December 22, 2006